As filed with the Securities and Exchange Commission on May 31, 2007.


                          (Registration No. 333-135245)

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (AMENDMENT NO. 2)



                                UTIX GROUP, INC.
                 (Name of small business issuer in its charter)

           Delaware                        7900                  75-2340624
   (State or jurisdiction of         (Primary Standard        (I.R.S. Employer
incorporation or organization)   Industrial Classification     Identification
                                       Code Number)                Number)

                     7 New England Executive Park, Suite 610
                            Burlington, MA 01803-2933
                                 (781) 229-2589
                        (Address and telephone number of
                               principal executive
                         offices and place of business)

                      ------------------------------------

                                 Anthony G. Roth
                             Chief Executive Officer
                     7 New England Executive Park, Suite 610
                            Burlington, MA 01803-2933
                               Tel: (781) 229-2589
                               Fax: (781) 229-8886
            (Name, address and telephone number of agent for service)

                                -----------------

                         Copy of all communications to:
                             Jeffrey A. Rinde, Esq.
                                Hodgson Russ, LLP
                            1540 Broadway, 24th Floor
                               New York, NY 10036
                               Tel: (212) 751-4300
                               Fax: (212) 751-0928

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|



                  -------------------------------------------




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                                                      PROSPECTUS


                    Subject to completion, dated May 31, 2007


                                UTIX GROUP, INC.
                        2,090,684 SHARES OF COMMON STOCK

      This prospectus relates to disposition of up to 2,090,684 shares of our common stock, or interests therein, by the selling stockholders referred to in this prospectus or their transferees. The shares covered by this prospectus include:

      o 1,610,323 shares of common stock held by the selling stockholders (including 384,369 shares held in escrow, to be released at such times as it will not cause certain of the selling stockholders to exceed ownership limitations to which they are subject); and

      o 480,361 shares issuable upon exercise of warrants held by the selling stockholders.


      We will not receive any of the proceeds from the sale or other disposition of the shares of common stock, or interests therein, covered by this prospectus. However, we will receive gross proceeds of approximately $1,921,444 if the warrants are exercised for cash. Any proceeds received by us from the cash exercise of the warrants will be used for general corporate purposes.

      Our common stock is traded in the over-the-counter market and prices are quoted on the OTC Bulletin Board under the symbol "UTIX.OB". On May 30, 2007, the last reported sale price for our common stock was $1.00. The selling stockholders, or their transferees may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time or sale, or at negotiated prices.


INVESTING IN OUR STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this prospectus is May __, 2007

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                               TABLE OF CONTENTS


Prospectus Summary............................................................ 3
    Our Company............................................................... 3
    Corporate Information .................................................... 5
    The Offering.............................................................. 6
Summary Historical Financial Information...................................... 7
Risk Factors.................................................................. 8
Forward Looking Statements....................................................15
Use of Proceeds...............................................................15
Market for Our Common Stock...................................................16
Capitalization................................................................17
Management's Discussion and Analysis of Financial Condition and Results
  of Operations...............................................................18
Business......................................................................31
Legal Proceedings.............................................................42
Management....................................................................43
Executive Compensation........................................................49
Security Ownership of Certain Beneficial Owners and Management................54
Certain Relationships and Related Transactions................................62
Description of Securities.....................................................67
Selling Stockholders..........................................................70
Plan of Distribution..........................................................86
Legal Matters.................................................................88
Experts.......................................................................88
Where You Can Find Additional Information.....................................88
Financial Statements.........................................................F-1

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. TO FULLY UNDERSTAND THIS OFFERING, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE MORE DETAILED INFORMATION REGARDING OUR COMPANY, THE RISKS OF PURCHASING OUR COMMON STOCK DISCUSSED UNDER "RISK FACTORS," AND OUR FINANCIAL STATEMENTS AND THE ACCOMPANYING NOTES. IN THIS PROSPECTUS, "WE", "US" AND "OUR", REFER TO UTIX GROUP, INC. AND ITS WHOLLY-OWNED SUBSIDIARY CORPORATE SPORTS INCENTIVES, INC., UNLESS THE CONTEXT OTHERWISE REQUIRES. UNLESS OTHERWISE INDICATED, THE TERM "YEAR," "FISCAL YEAR" OR "FISCAL" REFERS TO OUR FISCAL YEAR ENDING SEPTEMBER 30TH. EXCEPT AS SPECIFICALLY INDICATED OTHERWISE, WE HAVE ADJUSTED ALL REFERENCES TO OUR COMMON STOCK IN THIS PROSPECTUS TO REFLECT THE EFFECT OF A 1-FOR-100 REVERSE STOCK SPLIT ON APRIL 7, 2006.

                                   OUR COMPANY


      We provide prepaid experience tickets that are redeemable at golf courses, ski resorts, spas, bowling centers, movie theaters, nationwide and settled via the Discover(R) credit card network. Following the introduction of our magnetic strip tickets in June 2004, we have gone from issuing an average of 60,000 tickets annually, to issuing 754,000 and 34,000 tickets in the fiscal years ended September 30, 2005 and 2006, respectively. For the fiscal year ended September 30, 2006, we had a net loss of $9,648,025 on net revenues of $1,444,435. For the six-month period ended March 31, 2007, we had a net loss of $4,275,418 on net revenues of $867,537.

      In conjunction with our technology partner, eFunds Prepaid Solutions/WildCard Systems, Inc., we have developed a proprietary model and technology that we believe uniquely identifies and segments merchants and specific lifestyle experiences in a manner that will enable us to offer an array of prepaid experience ticket products. This unique "System For Marketing Leisure Activity Through Prepaid Tickets" was granted patent number US 7,066,383 B2 on June 27, 2006 and patent number US 7,156,194 B2 on January 2, 2007. By virtue of the grant of these patents, we believe that we are currently the only issuer able to offer prepaid gift tickets redeemable for specific lifestyle experiences. Our prepaid tickets are settled on the Discover(R) Card credit system at varying prices at approximately 12,000 designated venues nationwide.


      Unlike traditional gift cards that are limited to a specified face dollar value at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience at one of numerous participating venues nationwide. Our products are offered through two distinct distribution channels:

o to corporations and other business users for incentive reward, consumer acquisition, and similar programs; and

o to consumers who purchase products at mass merchandise retail chains and through the internet for personal or business gifting.

Our principal strategic goals are to:

o establish our prepaid experience ticket methodology as the next generation of prepaid products, thereby increasing our revenues and profits; and

o establish our company as the premier provider of prepaid lifestyle experiences in the sports, recreation, leisure, and entertainment arenas.


      One of our marketing strategies is to create co-branded specialty tickets with leading marketing brands (e.g., Red Door Spas and Mario Tricoci Salons gift tickets) and for various movie studio film releases. We recently entered into an exclusive relationship with PGA TOUR, Inc., which will allow us to utilize the PGA TOUR brand in connection with our development, marketing and sale of prepaid golf experience ticket products. We believe these license and co-brand opportunities will help establish Utix as the brand behind the brand and will create national awareness of our products and drive our sales performance.


                              CORPORATE INFORMATION

      We were incorporated in Delaware in 1988, under the name "Deterministics, Inc." In 1989, we changed our name to "Bright Star - World Entertainment, Inc." In 1994, we changed our name to "Cyto Skin Care Corporation", and, later that year, to "Chantal Skin Care Corporation." In 1999, Chantal Skin Care Corporation became an inactive company with no substantial assets, liabilities, operations or transactions.

      In November 2003, we entered into a share exchange agreement with the security holders of Corporate Sports Incentives, Inc., a New Hampshire corporation ("Corporate Sports"), and changed our name to "Utix Group, Inc." As a result of the exchange, (i) Corporate Sports became our wholly owned subsidiary, (ii) the former security holders of Corporate Sports acquired a controlling interest in our company, and (iii) Corporate Sports' business became our primary business operations. Although Corporate Sports Incentives, Inc. is a wholly owned subsidiary, all staff and operations now reside in Utix Group, Inc. and we operate under the name Utix Group, Inc.

      Our headquarters are located at 7 New England Executive Park, Suite 610, Burlington, MA 01803, and our telephone number is 800-627-7547. Our website can be accessed at www.utix.com.

                                          THE OFFERING

Common Stock Offered by the
    Company....................................    None

Common Stock Offered by the Selling
    Stockholders...............................    Up to 2,090,684 shares of our
                                                   common stock, including: (i)
                                                   1,225,954 shares which are
                                                   currently issued and
                                                   outstanding, (ii) 384,369
                                                   shares held in escrow, to be
                                                   released at such times as it
                                                   will not cause certain of the
                                                   selling stockholders to
                                                   exceed ownership limitations
                                                   to which they are subject,
                                                   and (iii) up to 480,361
                                                   shares issuable upon exercise
                                                   of warrants held by the
                                                   selling stockholders

Common Stock Outstanding Prior to this
    Offering...................................    1,759,372 shares*

Common Stock Outstanding after this
    Offering...................................    2,624,102 shares


Use of Proceeds................................    We will not receive any
                                                   proceeds from this offering

Symbol for our Common Stock....................    "UTIX"

* Does not include 384,369 shares held in escrow, to be released at such times as it will not cause certain of the selling stockholders to exceed ownership limitations to which they are subject.

                                  RISK FACTORS

      We urge you to read the "Risk Factors" section beginning on page 8 of this prospectus so that you understand the risks associated with an investment in our common stock.

                       SUMMARY HISTORICAL FINANCIAL INFORMATION


      The following tables set forth our summary historical financial information. The calculation of basic and diluted net loss per share is described in Notes 2 and 14 to the annual financial statements included elsewhere in this prospectus. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."


STATEMENT OF OPERATIONS


                                               For the Six Months          For the Fiscal Year
                                               Ended March 31,             Ended September 30,
                                               2007         2006           2006         2005
                                           ------------  -----------   ------------  -----------
Net Revenues                               $    867,537  $   885,125   $  1,444,435  $ 6,901,494
Cost of Revenues                              1,115,124      680,684      1,285,318    6,740,821
Provision for Inventory
   Write-Down                                    83,296           --        134,297      872,682
                                           ------------  -----------   ------------  -----------
Gross Profit(Loss)                             (330,883)     204,441         24,820     (712,009)
Selling and Administrative
   Expenses                                   3,276,052    2,278,433      5,029,217    5,373,246
Non-Cash Operating Expenses                          --           --        925,032      881,913
                                           ------------  -----------   ------------  -----------
Loss from Operations                         (3,606,935)  (2,073,992)    (5,929,429)  (6,967,168)
Other Expense                                  (668,483)    (270,831)    (3,718,596)  (2,993,417)
                                           ------------  -----------   ------------  -----------
Net loss                                   $ (4,275,418) $(2,344,823)  $ (9,648,025) $(9,960,585)
                                           ============  ===========   ============  ===========
Series A preferred stock
   deemed dividend                         $ (5,632,530) $(1,311,286)    (1,311,286)          --
     Series B preferred stock
  deemed dividend                              (284,982)          --             --           --
                                           ------------  -----------   ------------  -----------
Loss applicable to
   common shareholders                     $(10,192,930) $(3,656,109)  $(10,959,311) $(9,960,585)
                                           ============  ===========   ============  ===========
Net loss applicable to common
   shareholders per common share -
   Basic and diluted                       $      (5.13) $     (9.80)  $     (12.61) $    (27.26)
                                           ============  ===========   ============  ===========
Weighted average common
   shares outstanding -
   Basic and diluted                          1,988,048      373,141        869,245      365,393
                                           ============  ===========   ============  ===========


CONSOLIDATED BALANCE SHEET DATA

                                          As at March 31,                  As at September 30,
                                               2007                        2006          2005
                                           -----------                 -----------   -----------
Cash and cash equivalents                  $   724,027                 $   642,757   $   748,586
Working capital (deficit)                   (1,558,685)                   (928,603)   (3,922,868)
Total assets                                 3,116,719                   2,568,953     2,579,234
Long-term liabilities, including
   current portion of notes payable                 --                       3,353     5,004,306
Series A convertible preferred stock                --                   5,355,000            --
Stockholders' equity (deficit)              (1,301,284)                 (6,104,807)   (5,113,497)

                                  RISK FACTORS

      An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the following important risks and uncertainties before buying shares of our common stock in this offering. If any of the damages threatened by any of the following risk factors actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY INCURRED OPERATING LOSSES, AND WE HAVE A WORKING CAPITAL DEFICIT AND AN ACCUMULATED STOCKHOLDERS' DEFICIT. AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.



      We incurred net losses in fiscal 2006 and 2005 of $9,648,025 and $9,960,585, respectively. As of September 30, 2006, we had a working capital deficit of $928,603 and a total stockholders' deficit of $6,104,807. We incurred a net loss in the first six months of fiscal 2007 of $4,275,418. As of March 31, 2007, we had a working capital deficit of $1,558,685 and a total stockholders' deficit of $1,301,284.

      We expect to increase our infrastructure and fixed operating expenses to fund our anticipated growth. In addition, we do not expect to generate profits in fiscal 2007 and may not be able to generate profits thereafter. As a result, we may not be able to support our operations, or otherwise establish a return on invested capital. We cannot assure you that any of our business strategies will be successful or that we will ever achieve significant revenues or profitability or, if we do achieve them, that we will be able to consistently sustain them or increase them on a quarterly or annual basis.

WE WILL REQUIRE SIGNIFICANT ADDITIONAL FINANCING, FAILING WHICH THERE IS A HIGH RISK THAT WE MAY HAVE TO LIMIT OR CURTAIL OUR BUSINESS BEFORE THE END OF 2007.

      Our ability to meet forecasted orders, effect timely delivery of tickets to retail chains that we have entered into placement agreements, and to develop sales and marketing materials necessary to properly support our license and co-brand agreements will depend directly upon our ability to manage cash flows in fiscal 2007 and raise debt or equity to fund future cash requirements related to the expansion of our business. Furthermore, we incur substantially all of the expenses related to the production and marketing of our retail gift tickets before we realize cash from such transaction, which may be as much as one year from the point of sale, because our current arrangement with our credit card processor, Discover Financial Services, requires consumer payments to be maintained in escrow pending use or redemption of our cards at the venue of use and payment by Discover(R) Card to the venue. If future financing is not available or obtainable, our investors may lose a substantial portion or all of their investment, and our business may fail. Our current burn rate is approximately $400,000 per month and is comprised of approximately $190,000 per month in fixed/semi-fixed charges (including payroll and rent) and approximately $210,000 per month in variable charges (e.g., inventory, marketing, product development, and legal). We cannot assure you that we will be able to obtain additional required financing on a timely basis, or if obtainable that the terms will not materially dilute the equity of our current stockholders. If we are unable to obtain future financing on a timely basis, we may have to significantly curtail our sales and operating initiatives, which would materially and adversely affect our business and future prospects.


CUSTOMER PAYMENTS ARE HELD IN ESCROW UNTIL THE APPLICABLE TICKETS ARE REDEEMED OR EXPIRE WHICH CAN BE AS MUCH AS ONE YEAR FROM POINT OF SALE. THIS ESCROW REQUIREMENT MATERIALLY AND ADVERSELY AFFECTS OUR OPERATING CASH FLOW AND LIQUIDITY.

      Although we are entitled to receive payment for our gift tickets when purchased by the consumer at the point of sale, under our current arrangements with our credit card processor, consumer payments are maintained in escrow pending redemption or expiration. Upon a gift ticket's redemption or expiration, the funds held in escrow related to such ticket are released to us for final settlement. Since our tickets may be used for up to one year from the time they are purchased by the consumer or corporate buyer, we will incur substantially all of the expenses related to the production and marketing of such tickets before we realize cash from such transaction, which may be as much as one year after the time of sale. In the absence of obtaining future financing, this gap will materially and adversely affect our future cash flow, liquidity and selling activities.


OUR AUDITORS HAVE EXPRESSED THE VIEW THAT OUR NEGATIVE WORKING CAPITAL, NEGATIVE STOCKHOLDERS' EQUITY AND RECURRING LOSSES FROM OPERATIONS RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


      Our auditors have included an explanatory paragraph in their report for the years ended September 30, 2006 and 2005 indicating there is substantial doubt regarding our ability to continue as a going concern. The financial statements included elsewhere in this registration statement do not include any adjustments to asset values or recorded liability amounts that might be necessary in the event we are unable to continue as a going concern. If we are in fact unable to continue as a going concern, you may lose your entire investment in our common stock.

OUR AUDITORS HAVE IDENTIFIED CERTAIN WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING.

      The Sarbanes-Oxley Act requires public companies to maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in reports filed with the SEC is recorded, processed, summarized and reported within the time required. The Sarbanes-Oxley Act also requires documentation of internal control procedures, remediation as needed, and periodic testing of the controls. These requirements are expected to apply to smaller companies such as ours, beginning in fiscal 2008.

      In connection with the audit of our consolidated financial statements for the fiscal year ended September 30, 2006, our auditors noted matters involving our internal controls that it considered to be significant deficiencies, and taken together constitute a material weakness, under the interim standards of the Public Company Accounting Oversight Board, or PCAOB. We believe these reportable conditions have been addressed and rectified.

      Our management intends to engage in remediation efforts to ensure that these reportable events do not reoccur. These remediation efforts will be designed to address the material weakness identified by our auditors and to improve and strengthen our overall control environment. There can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.


WE RELY HEAVILY ON OUR CHIEF EXECUTIVE OFFICER, THE LOSS OF WHOM COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

      Our future success is dependent on retaining the services of our Chief Executive Officer and of having capable seasoned executives with the necessary business knowledge and relationships to execute our business plan. Accordingly, the services of our management and our board of directors are deemed essential to maintaining the continuity of our operations. If we were to lose the services of Anthony G. Roth, our President, Chief Executive Officer and a Director, our business could be materially adversely affected. Our performance will also depend on our ability to find, hire, train, motivate and retain other executive officers and key employees.

      We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, client service and sales. There can be no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. Any failure to implement and improve such operations could have a material, adverse effect on our business, operating results and financial condition.


WE MAY NOT BE ABLE TO RECRUIT AND RETAIN THE QUALIFIED PROFESSIONALS WE REQUIRE TO SUCCEED IN OUR BUSINESS.

      Our future success depends in large part on our ability to recruit and retain sales and marketing professionals. Our sales and marketing staff currently consists of eight full-time executives and numerous broker and agency relationships. Qualified professionals of this type are in great demand and are likely to remain a limited resource in the foreseeable future. Competition for qualified sales and marketing professionals is intense, and we have experienced considerable turnover in the sales staff over the past twelve months. If we are unable to recruit and retain a sufficient number of qualified employees in this area, the growth of our business could be hindered.


OUR PRODUCTS HAVE NOT PREVIOUSLY SOLD IN SIGNIFICANT VOLUME ON THE RETAIL LEVEL AND CONSUMERS MAY NOT DESIRE TO PURCHASE OUR GIFT TICKETS FROM THE STORES WITH WHICH WE HAVE OR WILL CONTRACT. IN THAT EVENT, OUR RETAIL BUSINESS MAY FAIL TO FURTHER DEVELOP.

      Achieving market acceptance for our proposed retail products will require substantial marketing efforts and expenditure of significant funds to educate the public, mass merchandise retailers and venues providing golf, movie, spa and other entertainment or leisure services about the distinctive characteristics and anticipated benefits of our products and technologies. If we do not obtain sufficient additional capital to fund our retail marketing strategies, we may have to further limit or suspend development of the retail sales channel.

WE MAY BE UNABLE TO DEVELOP AND IMPLEMENT A COMMERCIALLY SUCCESSFUL RETAIL MARKETING ROLLOUT, IN WHICH EVENT WE WILL NOT BE ABLE TO ESTABLISH AND EXPAND OUR RETAIL BUSINESS.

      While we focus our strategy on corporate business-to-business and business-to-consumer channels, our projected growth and business success depends in part upon public acceptance and demand for our retail gift tickets. In the event that consumer demand is less than anticipated, our mass retailers may elect to pull our products off of the shelves, in which event our business and growth would be materially and adversely affected. Current economic conditions or other factors beyond our control may adversely impact our plans and business. If we fail to achieve adequate sales, we will not be able to establish and expand our retail business.


THE TIMING OF OUR PRODUCT ROLLOUTS ARE UNCERTAIN, WHICH MAY DELAY OUR PROJECTED REVENUE.

      Our rollout for our golf, bowling and spa gift tickets is subject to unanticipated delays, expenses or technical or other problems. If we are unable to effect adequate delivery of our ticket products, our projected revenue may be delayed. Additionally, our inability to meet our promised rollout target commitments could cause the retailers with whom we have contracts to refuse to offer our products in future years.


WE ARE HIGHLY DEPENDENT ON OUR RELATIONSHIP WITH EFUNDS PREPAID
SOLUTIONS/WILDCARD SYSTEMS, INC. FOR THE PROCESSING OF OUR TICKET SALES. OUR BUSINESS COULD FAIL IF EFUNDS PREPAID SOLUTIONS/WILDCARD SYSTEMS, INC. FAILS TO ADEQUATELY PERFORM OR TERMINATES OUR AGREEMENTS WITH THEM.

      Our ability to generate revenue from the sales of our magnetic strip products will largely depend upon the level of performance by eFunds Prepaid Solutions/WildCard Systems, Inc. in producing and processing our gift tickets. Under the terms of our existing agreements, eFunds Prepaid Solutions/WildCard Systems, Inc. manages and is responsible for the technical and financial settlement of transactions over the Discover payment network, as well as all customer service, ticket tracking, and purchase upgrades. In the event that eFunds Prepaid Solutions/WildCard Systems, Inc. should, for any reason, fail to adequately perform under our agreements, or terminates our agreements, our business could fail.


WE HAVE RELIED AND EXPECT TO CONTINUE TO RELY ON A LIMITED NUMBER OF CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR REVENUES. IF WE LOSE ONE OR MORE OF THESE CLIENTS, OUR FINANCIAL PERFORMANCE COULD SUFFER.

      We currently derive and expect to continue to derive a significant portion of our revenues from a limited number of customers. The promotions we get involved with are likely to vary from year to year, and a significant customer in one year may not purchase our gift tickets in a subsequent year. To the extent that any significant customer purchase less of our products our revenues could decline substantially. As a result, the loss of any significant customer could seriously diminish our revenues and our financial performance. In 2006 and 2005, our five largest clients generated approximately 64% and 87% of our revenues, respectively. If we are unable to maintain our relationships with significant customers, or secure new large customers to replace them our financial condition and results of operations will be materially adversely affected.


WE FACE INTENSE COMPETITION FROM OTHERS SEEKING TO MARKET PREPAID GIFT CARDS, WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS INITIATIVES.

      We face intense competition in the market for stored value or prepaid cash cards from national retail chains, such as Blockbuster Video and Home Depot, that have created their own proprietary card programs, as well as from magnetic strip stored value cards provided by MasterCard and Visa to certain of its member banks. In addition, we face competition from paper gift certificate producers. Many of our competitors are national businesses and financial institutions with vastly greater infrastructure and capital resources than we possess. If we cannot create a niche market for one-time use, prepaid experience gift tickets in a timely manner, or if one of our competitors develops a similar product, our business could be materially adversely affected.

THE ATTRIBUTES OF OUR EXPERIENCE TICKETS, WHICH OFFER WHOLE EXPERIENCES AT A FIXED PRICE, MAY NOT BE SUFFICIENTLY APPEALING TO CONSUMERS.


      Consumers may prefer the flexibility of traditional stored value gift cards, which are limited to their specific stated value but can be used multiple times until their stated value is exhausted, over our experience tickets, which may be used on only one occasion and that pay for the entire amount of a single experience regardless of whether the cost of the experience at the venue at the time of use would be greater or less than the nominal value of the experience ticket at the time of purchase. If enough consumers do not accept the appeal of our offering of whole experiences at a fixed cost, our business plan will not be successful. Historically, we have recognized a relatively high rate of unredeemed tickets on various rewards programs. This high level of unredeemed tickets may cause our customers to determine that our products are an inefficient way to offer rewards. Any such determination would have a materially adverse affect on our business.

OUR TARGET MARKET MAY DETERMINE THAT THEY PREFER THE FLEXIBILITY OF HAVING A SET DOLLAR AMOUNT, RATHER THAN OUR ONE-TIME USE GIFT TICKETS, THEREBY HINDERING THE GROWTH OF OUR BUSINESS.

      Our gift tickets can only be used one time regardless of whether the price for the product or service selected is equal to or different from the cost of the ticket. On the other hand, many of our competitors stored value products can be used multiple times until the stored value is fully depleted. Our target market may determine that they prefer the flexibility of having a set dollar amount they could use at multiple times or on multiple purchases, instead of our one-time use tickets. If such a determination was made by our potential customers, the growth of our business could be hindered.


THE TECHNOLOGY DRIVING OUR TICKET PRODUCTS MAY NOT BE ADEQUATE, WHICH COULD LEAD TO CUSTOMER DISSATISFACTION AND FAILURE OF OUR RETAIL BUSINESS.

      We largely depend upon the technology and software platform developed by eFunds Prepaid Solutions/WildCard Systems, Inc. operating on the Discover network. Accordingly, if, for any reason, this technology fails, both users and venues offering golf, skiing and other lifestyle services may become dissatisfied and discontinue their use or sponsorship of our prepaid tickets. In that event, our business may fail.

WE ARE DEPENDENT UPON EFUNDS PREPAID SOLUTIONS/WILDCARD SYSTEMS, INC.'S PATENT PROTECTION AND MAY NOT BE SUCCESSFUL IN OUR OWN PROPOSED APPLICATION FOR PATENT PROTECTION, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

      Our future success depends in large measure on the strength of eFunds Prepaid Solutions/WildCard Systems, Inc.'s patent protection for its process and magnetic strip technology, and may also depend in part on our ability to obtain patent protection for our gift ticket applications. Although we are in the process of filing for patent protection in connection with our gift ticket applications, we cannot assure you that:

      o     any patent applied for will be reviewed in a timely manner;

      o any patent issued will afford meaningful protection against competitors with similar technology;

      o     any patent issued will not be challenged by third parties;


      o others will not independently develop similar technologies, duplicate our technologies, or design around our technologies whether or not patented;

      o we will have sufficient resources to maintain a patent infringement lawsuit should anyone be found or believed to be infringing our patent; or


      o the technology ultimately used by us will be covered in any patent issued from our pending patent application or other patent applications which we may file.


      Although our unique "System for Marketing Leisure Activity through Prepaid Tickets" was granted patent number US 7,066,383 B2 on June 27, 2006, and an additional patent number US 7,156,294 B2 on January 2, 2007, we cannot be assured that it will provide our proprietary information adequate protection.


      Furthermore, we cannot assure you that certain aspects of our technology will not be challenged by the holders of patents or that we will not be required to license or otherwise acquire from third parties the right to use additional technology. The failure to overcome these challenges or obtain the required licenses or rights on acceptable terms could have a material adverse effect on our business.

OUR CONFIDENTIALITY AGREEMENTS MAY NOT ADEQUATELY PROTECT OUR PROPRIETARY INFORMATION, THE DISCLOSURE OF WHICH WOULD DECREASE OUR COMPETITIVE EDGE.

      Although we currently have some patent protection for our products, we rely on trademarks and confidentiality agreements to protect our names and logos and our proprietary information, know-how and trade secrets. Our competitors may either independently develop the same or similar information or obtain access to our proprietary information. In addition, we may not prevail if we assert challenges to intellectual property rights against third parties. In this regard, our employees are required to enter into agreements providing for confidentiality, the assignment of rights to inventions made by them while employed by us, as well as for non-competition and non-solicitation during their employment term and one year thereafter. Our employees may not comply with the terms of these agreements.

RISKS RELATED TO HOLDING OUR SECURITIES

WE HAVE A CONCENTRATION OF STOCK OWNERSHIP AND CONTROL, WHICH MAY HAVE THE EFFECT OF DELAYING, PREVENTING, OR DETERRING A CHANGE OF CONTROL.


      Our common stock ownership is highly concentrated (see "Security Ownership of Certain Beneficial Owners and Management"). Through their ownership of Series A preferred stock, Series B preferred stock, and related warrants, four of our stockholders beneficially own and have the right to acquire an amount of our common stock that will be equal to 74.2% of our total outstanding common stock after their acquisition. As a result of the concentrated ownership of our stock, a relatively small number of stockholders, acting together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.


OUR STOCK PRICE MAY BE VOLATILE BECAUSE OF FACTORS BEYOND OUR CONTROL AND YOU MAY LOSE ALL OR A PART OF YOUR INVESTMENT.


      Trading in our common stock in the over-the-counter market has been limited and sporadic, and the thin trading market has probably contributed to its volatility. During the period between September 30, 2004 and March 31, 2007, the reported sales price of our stock (giving effect to a one-for-100 reverse stock split we recently effected) has ranged from a high of $90 to a low of $0.76. Any of the following factors could affect the market price of our common stock:


      o     our failure to achieve and maintain profitability;

      o     our failure to meet financial analysts' performance expectations;

      o our exposure to product liability claims resulting from the use of our products;

      o     the development of a retail market for our products;

      o actual or anticipated variations in our quarterly results of operations;

      o     changes in market valuations of similar companies;

      o announcements by us or our competitors of significant contracts, new products, acquisitions, commercial relationships, joint ventures or capital commitments;

      o     the loss of major customers;

      o     the loss of significant partnering relationships;

      o     additions or departures of key personnel; and

      o     general market, political and economic conditions.

      In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management's time and attention, which would otherwise be used to benefit our business.

WE MAY EXPERIENCE FUTURE SALES OF LARGE AMOUNTS OF COMMON STOCK BY EXISTING SHAREHOLDERS.


      Future sales of large amounts of our common stock by the selling stockholders could adversely affect the market price of our common stock. On
May 31, 2007, there were 1,759,372 shares of our common stock outstanding (excluding 384,369 shares being held in escrow, subject to certain beneficial ownership limitations). The selling stockholders may sell up to 2,090,684 shares of common stock pursuant to this offering. In addition, in fiscal 2006, we registered 3,415,625 shares of common stock for certain selling stockholders of ours. Sales of a large number of shares of common stock by the selling stockholders in the public market could adversely affect the market price and could materially impair our future ability to generate funds through sales of common stock or other equity securities.


WE ARE SUBJECT TO PENNY STOCK REGULATIONS AND RESTRICTIONS.


      Our common stock is approved for quotation on the NASD OTC Bulletin Board. Since our common stock trades below $5.00 per share (the last reported sale price for our common stock on May 30, 2007 was $1.00), it is considered a "penny stock" and is subject to SEC rules and regulations that impose limitations on the manner in which it can be publicly traded.


      These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Potential investors in our common stock are urged to obtain and read this disclosure carefully before purchasing any shares that are deemed to be "penny stock." Also under these regulations, certain brokers who recommend a penny stock to persons other than established customers or certain accredited investors must make a special written suitability determination regarding the purchaser and receive the purchaser's written agreement to a transaction prior to sale. These procedures require the broker-dealer to:

      o obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

      o reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

      o provide the investor with a written statement setting forth the basis on which the broker-dealer has made the determination of suitability; and

      o receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

      These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

      Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

      Our "penny stock" designation may adversely affect the development or continuation of the public market for our common stock.

A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK ARE ISSUABLE UPON CONVERSION OF OUTSTANDING SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK, AND UPON EXERCISE OF OUTSTANDING STOCK OPTIONS AND WARRANTS, WHICH WILL SUBSTANTIALLY REDUCE THE PERCENTAGE OWNERSHIP OF HOLDERS OF OUR CURRENTLY OUTSTANDING SHARES OF COMMON STOCK.


      As of the date of this prospectus, we have issued and outstanding a total of 1,759,372 shares of our common stock, which does not include an additional 384,369 shares being held in escrow, subject to certain beneficial ownership limitations. An aggregate of 13,672,902 shares of common stock are subject to issuance upon conversion of outstanding Series A preferred stock and Series B preferred stock, and upon exercise of outstanding options and warrants. The issuance of these additional shares of common stock upon exercise or conversion of such outstanding options, warrants and convertible securities will substantially reduce the percentage equity ownership of holders of shares of common stock.


WE HAVE THE RIGHT TO ISSUE UP TO 25,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK, WHICH MAY ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OF OTHER OF OUR SECURITIES AND MAY DETER HOSTILE TAKEOVERS OR DELAY CHANGES IN MANAGEMENT CONTROL.


      We may issue up to 25,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determinate from time to time. To date, our board of directors has authorized 2,000 shares of Series A preferred stock, of which 1,063 are currently issued and outstanding, and 3,000,000 shares of Series B preferred stock, of which 2,769,615 are currently issued and outstanding. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.


WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

      We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

                           FORWARD-LOOKING STATEMENTS

      Some of the statements contained in this prospectus are not statements of historical or current fact. As such, they are "forward-looking statements" based on our current expectations, which are subject to known and unknown risks, uncertainties and assumptions. They include statements relating to:

      o     future sales and financings;

      o     the future development of our business;

      o     our ability to execute our business strategy;

      o     projected expenditures; and

      o     the market for our products.

      You can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are not predictions. Actual events or results may differ materially from those suggested by these forward-looking statements. In evaluating these statements and our prospects generally, you should carefully consider the factors set forth below. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors and to others contained throughout this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

      Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors are set forth under "Risk Factors" in this prospectus and in our periodic filings made with the SEC.

                                USE OF PROCEEDS


      Each of the selling stockholders will receive all of the net proceeds from the sale of shares by that stockholder. We will not receive any of the proceeds from the sale or other disposition of the shares common stock, or interests therein, covered by this prospectus. The shares covered by this prospectus are, either issued and outstanding or issuable upon exercise of common stock purchase warrants. Upon the exercise of warrants by payments of cash, we will receive the exercise price of the warrants of approximately $1,921,444 in aggregate if all warrants are exercised. To the extent that we receive cash upon the exercise of the warrants, we expect to use that cash for general corporate purposes.


      We used the proceeds from our prior sale of the shares to the selling stockholders for general working capital to fund continuing operations.

                          MARKET FOR OUR COMMON STOCK

MARKET INFORMATION


      Our common stock is quoted under the symbol, "UTIX.OB" on the OTC Bulletin Board, a service maintained by the National Association of Securities Dealers, Inc. Trading in the common stock in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions. THE HIGH AND LOW BID PRICES FOR OUR LAST TWO FISCAL YEARS AND THE SUBSEQUENT INTERIM PERIOD PRESENTED HAVE BEEN ADJUSTED TO REFLECT THE ONE-FOR-100 REVERSE STOCK SPLIT WE EFFECTED ON APRIL 7, 2006:

                                                  High                      Low

2005
----
December 31, 2004                                  $85                      $40
March 31, 2005                                     $90                      $40
June 30, 2005                                      $55                      $15
September 30, 2005                                 $26                       $5

2006
----
December 31, 2005                                  $21                       $4
March 31, 2006                                     $ 4                    $2.50
June 30, 2006                                    $2.10                    $1.13
September 30, 2006                               $2.05                    $1.01

2007
----
December 31, 2006                                $1.75                    $0.85
March 31, 2007                                   $1.25                    $0.76


HOLDERS


      As of May 31, 2007, there were approximately 82 stockholders of record of our common stock.


DIVIDENDS

      We have not paid any dividends since inception and do not anticipate paying any dividends in the foreseeable future. Additionally, certain of our loan agreements prohibit us from paying or declaring a dividend until the loans are paid in full. We currently intend to retain all available funds and any future earnings of our business for use in the operation of our business. The declaration, payment and amount of future dividends, if any, will depend upon our future earnings, results of operations, financial position and capital requirements, among other factors, and will be at the sole discretion of our Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

      As of the date of this prospectus, our only equity compensation plan was our 2003 Stock Option Plan, which was approved by our stockholders. The following table provides information about the plan as of that date.

                      EQUITY COMPENSATION PLAN INFORMATION



                                        (a)            (b)            (c)
                                                                    NUMBER OF
                                                                    SECURITIES
                                                                    REMAINING
                                                                  AVAILABLE FOR
                                     NUMBER OF                        FUTURE
                                    SECURITIES       WEIGHTED        ISSUANCE
                                   TO BE ISSUED       AVERAGE      UNDER EQUITY
                                       UPON          EXERCISE      COMPENSATION
                                    EXERCISE OF      PRICE OF         PLANS
                                    OUTSTANDING     OUTSTANDING     (EXCLUDING
                                     OPTIONS,        OPTIONS,       SECURITIES
                                   WARRANTS AND    WARRANTS AND    REFLECTED IN
                                      RIGHTS          RIGHTS       COLUMN (A))
PLAN CATEGORY
Equity compensation plans            747,964*         $5.38            2,036
approved by security holders


*Reflects shares issuable upon exercise of options issued and issuable under our 2003 Stock Option Plan. Numbers of shares and prices per share have been adjusted to reflect a one-for-100 reverse stock split on April 7, 2006.


                                 CAPITALIZATION


      The following table sets forth our capitalization on an actual basis as of March 31, 2007:

                                                                    As of
                                                                March 31, 2007
                                                             -------------------
                                                                    Actual
                                                                    ------

Preferred Stock - $.001 par value; authorized
  25,000,000 shares; 2,770,678 shares issued and outstanding
  (liquidation preference of $8,915,500)                               2,771
Common stock - authorized 375,000,000 shares,
  $.001 par value; issued and outstanding, 2,041,741 shares
  (includes 384,369 shares being held in escrow subject to
  beneficial ownership limitations)                                    2,042
Additional paid-in capital                                        28,233,732
Accumulated deficit                                              (29,539,829)
                                                                 -----------
Total Stockholders' deficit                                       (1,301,284)
                                                                 -----------
Total Capitalization                                              (1,301,284)
                                                                 ===========

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes thereto. Our fiscal year ends on September 30, and each of our fiscal quarters ends on the final day of each of December, March and June. The following discussion contains forward-looking statements. please see "Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

OVERVIEW

        We were incorporated in Delaware in 1988, under the name
"Deterministics, Inc." In 1989, we changed our name to "Bright Star - World Entertainment, Inc." In 1994, we changed our name to "Cyto Skin Care Corporation", and, later that year, to "Chantal Skin Care Corporation." Beginning in 1999, Chantal Skin Care Corporation was an inactive company having no assets, liabilities, operations or transactions.

        In November 2003, we entered into a share exchange agreement with the security holders of Corporate Sports Incentives, Inc., a New Hampshire corporation ("Corporate Sports"), and changed our name to "Utix Group, Inc." As a result of the exchange, Corporate Sports became our wholly owned subsidiary, the former security holders of Corporate Sports acquired a controlling interest in our company, and Corporate Sports' business became our primary business operations. Although Corporate Sports Incentives, Inc. is a wholly owned subsidiary, all staff and operations now reside in Utix Group, Inc. and we operate under the name Utix Group, Inc.

        Our principal business activity is to provide prepaid experiences to individuals by offering gift tickets that are redeemable at golf courses, ski resorts, spas, bowling centers and movie theaters nationwide. Unlike traditional gift cards that are limited to a specified dollar purchase at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience at one of numerous participating locations nationwide. Our unique "System for Marketing Leisure Activity through Prepaid Tickets" was granted patent number US 7,066,383 B2 on June 27, 2006, and patent number US 7,156,294 B2 on January 2, 2007.

        Our products are offered through two distinct distribution channels:

        o sales of prepaid manual and magnetic strip plastic gift tickets to corporations and other business users; and

        o sales of prepaid magnetic strip gift tickets to retail consumers that purchase products at mass merchandise retail chains and the internet.

        Our principal strategic goals are to:

        o establish our prepaid experience ticket methodology as the next generation of prepaid products, thereby increasing our revenues and profits, and

        o establish our company as the premier provider of prepaid lifestyle experiences in the sports, recreation, leisure, and entertainment arenas.

RECENT DEVELOPMENTS

        On November 15, 2006, we sold an aggregate of 2,308,077 shares of our Series B convertible preferred stock, and warrants to purchase up to 346,212 shares of our common stock, for an aggregate purchase price of approximately $3,000,500. On January 23, 2007, we sold an additional 461,538 shares of our Series B convertible preferred stock, and warrants to purchase up to 69,231 shares of our common stock, for an aggregate purchase price of approximately $599,999. We intend to use the proceeds from these sales for general working capital requirements.

RESULTS OF OPERATIONS

SIX MONTH PERIOD ENDED MARCH 31, 2007 COMPARED WITH SIX MONTH PERIOD ENDED MARCH 31, 2006.

        Net revenues for the six month period ended March 31, 2007 were $867,537, or $17,588 lower than the $885,125 in revenues recognized for the six month period ended March 31, 2006. The revenue decrease of approximately 2.0% in the six month period ended March 31, 2007, as compared to the same period in fiscal 2006, is primarily attributable to decreased redeemed and expired tickets in movie, golf, and spa tickets through retail channels, partially offset by an increase in redeemed and expired ski tickets.

        Gross profit (loss) for the six month period ended March 31, 2007 was $(330,883), or approximately (38.1)% of revenues, as compared to $204,441, or approximately 23.1% of revenues, for the six month period ended March 31, 2006. The negative gross profit of 38.1% in the six month period ended March 31, 2007 was attributable to lower margins on ski tickets redeemed, increased fulfillment costs relating to outsourcing, write down of inventory, and royalty fees for license and distribution rights with a certain retailer. The 23.1% gross profit earned in the six month period ended March 31, 2006 was attributable to higher than historical rates of retail tickets expiring unused, partially offset by low margins on ski tickets redeemed and costs associated with a promotional movie ticket program launched at certain retailers.

        Total operating expenses for the six month period ended March 31, 2007 were $3,276,052. as compared to $2,278,433 for the six month period ended March 31, 2006. The increase in operating expenses was $997,619, or approximately 43.8%. Cost increases in the six month period ended March 31, 2007 versus March 31, 2006 were primarily related to increases in labor, health insurance and performance bonuses of approximately $507,524, an increase in professional fees of approximately $327,506, an increase in compensation related to stock and option grants to employees and non-employees of approximately $201,189, and an increase in office and infrastructure costs of approximately $59,032, offset by a $97,632 decrease in general business consulting services.

        Other income (expense) was $(668,483) and $(270,831) for six month period ended March 31, 2007 and 2006, respectively. The $397,652, or 146.8% increase in charges for the six month period ended March 31, 2007, as compared to 2006, was primarily related to a $690,597 charge for accrued registration penalties relating to the Series A and B Offerings (defined below) in 2007, offset by $155,793 in non-cash charges in 2006 attributable to amortization of financing costs and other charges, and a decrease of $124,358 in interest expense.

        Our net loss for the six month period ended March 31, 2007, at $4,275,418, was approximately 82.3%, or $1,930,595 higher than the net loss of $2,344,823 for the six month period ended March 31, 2006.

        During the six month period ended March 31, 2006, we recorded a Series A convertible preferred stock deemed dividend of $1,311,286 representing the combined value of the warrants, beneficial conversion feature and the approximately $571,000 in third party fees associated with the offering. The resulting loss applicable to common shareholders for the six month period ended March 31, 2006 was $(3,656,109).

        During the six month period ended March 31, 2007, we recorded a Series B convertible preferred stock deemed dividend of $284,982 and a Series A convertible preferred stock deemed dividend of $5,632,530. In connection with the issuance of the Series B convertible preferred stock, we recorded a beneficial conversion feature of $142,490. A beneficial conversion feature is recorded when the consideration allocated to the convertible security, divided by the number of common shares into which the security converts, is below the fair value of the common stock into which the Series B convertible preferred stock can convert at the date of issuance. As the Series B convertible preferred stock was immediately convertible, we recorded the combined value of the beneficial conversion feature and warrants issued with Series B of $284,982 as a deemed dividend on Series B convertible preferred stock and as a component of loss applicable to common shareholders as of March 31, 2007.

        As a result of the issuance of the Series B convertible preferred stock, the exercise price of $4.00 per share for warrants to purchase 683,125 shares of our common stock was reduced to $1.30 per share and the number of shares issuable upon exercise of such warrants was increased to 2,101,923. The anti-dilution adjustments also resulted in an increase in the number of shares of common stock underlying our 1,063 outstanding shares of Series A convertible preferred stock to 4,088,463. These adjustments resulted in the recording of a non-cash Series A convertible preferred stock deemed dividend equal to $5,632,530, which is reflected as a component of loss applicable to common shareholders as of March 31, 2007.

FISCAL YEAR ENDED SEPTEMBER 30, 2006 COMPARED WITH FISCAL YEAR ENDED SEPTEMBER 30, 2005.

        Net revenues for the fiscal year ended September 30, 2006 were $1,444,435, or $5,457,059 lower than the $6,901,494 in revenues recognized for the fiscal year ended September 30, 2005. The revenue decline in fiscal 2006 as compared to the same period in fiscal 2005 is primarily attributable to the new movie product, which was launched late in September 2004. We won a major contract to supply custom movie tickets in support of a large promotional campaign initiated by a national telecommunications firm. Over 700,000 tickets were ordered for this one promotional program, about 40% of which were redeemed as of September 30, 2005, resulting in earned corporate revenues from movie tickets of approximately $5.1 million, or 74% of the total revenue for the fiscal year ended September 30, 2005. This was a cost-plus, redemption only contract, and, therefore, revenue is earned only when tickets are redeemed. In addition, we sold approximately $705,676 in movie, golf and spa tickets through retail channels, of which redeemed and expired retail tickets resulted in $353,068 of earned revenues for the fiscal year ended September 30, 2005 and $510,207 for the fiscal year ended September 30, 2006. By comparison, the promotional movie contract we had for fiscal 2006 was not nearly of the magnitude of the one that was active during the same period of 2005. In addition, management made a decision not to replenish retail inventory for the calendar 2005 fall/holiday season, due to its determination that, in order to achieve significant sales penetration and build a sustainable revenue stream we must focus our resources primarily on our corporate (business-to-business and business-to-consumer) sales channels. Further, we experienced high turnover in our sales force since June of 2005, and not until March of 2006 did we have the funding and resources to rebuild the corporate sales force.

        Gross profit (loss) for the fiscal year ended September 30, 2006 was $24,820, or 2% of revenues, as compared to $(712,009), or (10)% of revenues, for the fiscal year ended September 30, 2005. The negative gross profit during the fiscal year ended September 30, 2005 was attributable to an $872,000 write down of inventory, higher than anticipated fulfillment and transaction costs associated with a major corporate movie ticket program, and the lower margins on the movie product. The 2% gross profit earned in the fiscal year ended September 30, 2006 was attributable to higher than historical rates of retail tickets expiring unused partially offset by low margins on ski tickets redeemed and costs associated with a promotional movie ticket program launched at certain retailers.

        Total operating expenses, which include selling and administrative expenses and non-cash operating expenses, for the fiscal year ended September 30, 2006 were $5,954,249 as compared to $6,255,159 for the fiscal year ended September 30, 2005. The decrease in operating expenses was $300,910, a 5% reduction.

        Selling and administrative expenses, at $5,029,217 were approximately $344,029 lower in the fiscal year ended September 30, 2006 as compared to $5,373,246 for the fiscal year ended September 30, 2005. Cost reductions in the fiscal year ended September 30, 2006 versus September 30, 2005 were primarily related to approximately $493,000 professional fees, as well as $198,000 less expenses for 2005 related to product, package redesign and brand development initiatives, $88,000 lower office and infrastructure costs and $116,000 lower travel costs, partially offset by a $376,000 increase in general business consulting services, and an $175,000 increase for a legal settlement.

        Non-cash operating expenses were $925,032 and $881,913 for the fiscal year ended September 30, 2006 and 2005, respectively, a 5% or $43,119 increase. Non-cash operating expense in the fiscal year ended September 30, 2006 included $649,383 in stock and option grants to non-employees, $206,438 attributable to the amended and restated warrants issued in connection with the Financial Restructuring (described below), and $69,211 amortization of deferred compensation associated with employee option grants. Whereas, non-cash operating expenses for the fiscal year ended September 30, 2005 were primarily attributable to $841,119 in non-employee stock and warrant grants.

        Other income (expenses) were $(3,718,596) and $(2,993,417) for fiscal year ended September 30, 2006 and 2005, respectively. The $725,179 increase in charges for the fiscal year ended September 30, 2006, as compared to 2005, was primarily related to $3.6 million in non-cash charges attributable to the conversion of notes payable into common stock and warrants granted in accordance with the Financial Restructuring and a $76,014 reduction in the fair value of warrants issued in connection with the Series A Preferred Stock, versus the approximately $2.5 million fair value of warrants issued in connection with notes, the conversion of notes payable and changes in warrant strike prices in the fiscal year ended September 30, 2005.

        Our net loss for the fiscal year ended September 30, 2006, at $9,648,025, was 3%, or $312,560 lower than the net loss of $9,960,585 for the fiscal year ended September 30, 2005.

        During the fiscal year ended September 30, 2006, we recorded a Series A convertible preferred stock deemed dividend of $1,311,286. In accordance with Emerging Issues Task Force (EITF) 00-19, "Accounting For Derivative Financial Instruments Indexed To, and Potentially Settled In a Company's Own Stock", (EITF 00-19), derivative financial instruments, including warrants, are recorded at fair value as a liability and subsequent changes in fair value are reflected in the statement of operations. We concluded that the liquidated damages provision in the Registration Rights Agreement applicable to the warrant shares issued in connection with the Series A convertible preferred stock offering described below meets the definition of net cash settlement under EITF 00-19. In accordance with EITF 00-19, the fair value of the warrants of $370,141 was accounted for as a liability, and any subsequent changes in the fair value of the warrants at each balance sheet date are to be reflected in the Consolidated Statement of Operations as mark to market warrant adjustment. Accordingly we recorded a $76,014 reduction in the fair value, at September 30, 2006. As the Series A convertible preferred stock was immediately convertible, we recorded the combined discount that resulted from the warrants, beneficial conversion feature and the approximately $571,000 in third party fees associated with the offering, or a total of $1,311,286, as a one-time deemed dividend. The resulting loss applicable to common shareholders for the fiscal year ended September 30, 2006 was $(10,959,311).

LIQUIDITY AND CAPITAL RESOURCES

        Since our inception, our capital resources have been limited. We have had to rely upon the sale of equity and debt securities for cash required to build inventory, for expansion of our business and product array, and to fund our day-to-day operating needs. If we do not generate substantial revenues in the near future we will have to rely upon sales of debt and equity securities to raise capital. Our ability to meet our existing orders and affect timely delivery of tickets to our various sales channels depend directly upon our ability to raise a minimum of approximately $3,000,000 to $10,000,000 million of debt or equity financing over the next six to twelve months. These funds will be used to fund operations, complete product development projects, and fund future cash requirements related to the expansion of our business. Furthermore, we will incur substantially all of the expenses related to the production and marketing of our gift tickets before we realize cash from such transactions. The delay on cash realization may be as much as one year from the point of sale, because our current arrangement with our payment network, Discover Financial Services ("Discover"), requires sales proceeds to be maintained in escrow pending use or redemption of our tickets at the venue of use and payment by Discover to the venue.

        We are actively seeking to relieve our cash flow deficits through varying methods of financing. If funds are not available or obtainable, our business may fail. We cannot assure you that financing, whether debt or equity, will always be available to us in an amount required at any particular time or for any particular period or, if available, that it can be obtained on terms satisfactory to us.

        As of March 31, 2007, we had cash and cash equivalents of $724,027, as compared to $642,757 as of September 30, 2006. Working capital deficiency at March 31, 2007 was $(1,558,685), as compared to a working capital deficiency of $(928,603) at September 30, 2006. Cash inflows exceeded cash outflows and cash on hand increased by $81,270 during the six month period ended March 31, 2007 due to $3,109,245 in net proceeds from the sale of Series B Preferred Stock described below, less $106,250 in cash used in restricted cash, $127,400 in cash used in purchases of property and equipment, and $2,838,601 in cash used in operations. In addition, we had $1,073,877 in cash accounts restricted for use in settling magnetic stripe tickets issued as of March 31, 2007.

SALES OF SERIES A PREFERRED STOCK AND RELATED FINANCIAL RESTRUCTURING

        On January 20, 2006, we sold to certain investors (the "Series A Investors") an aggregate of (a) 1,093 shares of our Series A convertible preferred stock, $.001 par value per share ("Series A Preferred Stock"), which were originally convertible at a rate of $2.00 per share, subject to anti-dilution provisions, into approximately 2,732,500 shares of our common stock, and (b) warrants ("Series A Warrants") to purchase up to 683,125 shares of our common stock, at an original exercise price of $4.00 per share (the "Series A Warrant Shares"), subject to anti-dilution provisions, for an aggregate purchase price of $5,465,000 (the "Series A Offering").

        The Series A Warrants have a term of five years. We have the right to call the Series A Warrants if the closing price of the common stock for each of 20 consecutive trading days exceeds $12.00 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the common stock). At any given time, we may not call more than the lesser of (a) 20% of the aggregate amount of Series A Warrants initially issued, or (b) the number of remaining Series A Warrants held by the holders thereof.

        The holders of our Series A Preferred Stock are entitled to such dividends as may be determined by our board of directors from time to time, provided that we may not pay cash dividends on the common stock without paying a dividend on the Series A Preferred Stock on an as-converted basis. Upon any liquidation, dissolution or winding up of our company, the holders of the Series A Preferred Stock will be entitled to a liquidation preference equal to the purchase price of the Series A Preferred Stock plus any accrued and unpaid dividends. In addition to any other voting rights provided by law, the Series A Preferred Stock has the right to vote together with the holders of common stock as a single class on any matter on which the common stock is entitled to vote. Each share of Series A Preferred Stock is entitled to one vote for each share of common stock into which it is then convertible. As of the date hereof, 30 shares of our Series A Preferred Stock have been converted into 85,769 shares of our common stock.

        We filed with the Securities and Exchange Commission a registration statement covering the resale of the common stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Series A Warrants purchased in the Series A Offering, which became effective as of May 9, 2006 (the "Series A Registration Statement"). If we do not keep the Series A Registration Statement effective until the date on which all of such shares covered by such Series A Registration Statement may be sold pursuant to Rule 144(k), then we will have to pay to each Series A Investor liquidated damages equal to 1.5% percent of the aggregate subscription amount paid by such Series A Investor for each month that such event has not occurred. During the six months ended March 31, 2007, we recorded a liability for the anticipated damages in the amount of approximately $537,000.

        In consideration for services performed by a broker in connection with the Series A Offering, we agreed to issue warrants allowing for the purchase of 175,000 shares of our common stock at $4.00 per common share. The warrants were valued at approximately $48,000 using the Black-Scholes option pricing model and were used to offset proceeds from the Series A Offering. These warrants will expire in July 2011.

        As a result of adjustments made upon the consummation of our sale of Series B Preferred Stock and Series B Warrants, as of November 15, 2006 (described below), the remaining 1,063 shares of Series A Preferred Stock are now convertible at a rate of $1.30 per share into 4,088,463 shares of our common stock, and a total of 2,101,923 Series A Warrants are now exercisable at $1.30 per share. A registration statement related to the 3,035,530 additional shares issuable as a result of the anti-dilution adjustment described above was not filed timely in accordance with a registration rights agreement we have with the Series A Investors. As a result, we recorded charges for the anticipated liquidated damages in the amount of approximately $537,000 as other expense and non-cash interest during the six months ended March 31, 2007. The registration statement relating to these shares was filed with the Securities and Exchange Commission on March 19, 2007.

        In connection with the Series A Offering, we issued the detachable Series A Warrants allowing for the purchase of 683,125 shares, subject to anti-dilution discussed above, of our common stock at an exercise price of $4.00 per share. At the date of issuance, the fair value of the Series A Warrants was calculated using the Black-Scholes option pricing model. The original value allocated to the warrants of $370,141 was recorded as a liability in accordance with EITF 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN, A COMPANY'S OWN STOCK." Subsequent changes in the fair value of the Series A Warrants in fiscal 2006 were reflected in the Consolidated Statement of Operations, which is part of the financial statements found elsewhere in this filing. We reassessed the classification of the Series A Warrants under the provisions of EITF 00-19-2. As of October 1, 2006, we reclassified the initial fair value allocated to the Series A Warrants of $370,141 into permanent equity and recorded approximately $76,000 to retained earnings.

        In connection with the issuance of the Series A Preferred Stock, we recorded a beneficial conversion feature of $370,141. A beneficial conversion feature is recorded when the consideration allocated to the convertible security, divided by the number of common shares into which the security converts, is below the fair value of the common stock into which the Series A Preferred Stock can convert at the date of issuance. As the Series A Preferred Stock was immediately convertible, we recorded the combined value of the warrants, beneficial conversion feature and the approximately $571,000 in third party fees associated with the offering, or a total of approximately $1,311,000, as a deemed dividend and as a component of loss applicable to common shareholders as of March 31, 2006.

        The Series A Preferred Stock was initially classified as temporary equity in accordance with EITF Topic No. D-98, "CLASSIFICATION AND MEASUREMENT OF REDEEMABLE SECURITIES," primarily because of the provisions of the registration rights agreement described above.

        On October 1, 2006, we adopted the provisions of Emerging Issues Task Force (EITF) 00-19-2, "ACCOUNTING FOR REGISTRATION PAYMENT ARRANGEMENTS" and, accordingly, reassessed the classification of the Series A Preferred Stock. As of October 1, 2006, the carrying value of the Series A Preferred Stock was reclassified into permanent equity.

        As a condition to the Series A Investors agreeing to the terms of the Series A Offering, we were required to restructure our outstanding debt and warrants as follows: (i) all of our outstanding debt (the "Outstanding Debt"), as of January 13, 2006, had to be paid in full to the debtholders of record (the "Debtholders"), as of January 13, 2006, by (A) converting fifty (50%) percent of the principal amount of the Outstanding Debt into 1,232,750 shares of our common stock at the conversion rate of $2.00 per share; and (B) converting the remaining fifty (50%) percent of the principal amount of the Outstanding Debt into 197,240 shares of our common stock at the conversion rate of $12.50; and
(C) issuing warrants (the "Debtholder Warrants") to purchase an aggregate of 308,188 shares of our common stock at the exercise price of $4.00 per share for a period of five (5) years, subject to anti-dilution provisions; and (ii) all of the holders (the "Warrantholders") of our outstanding warrants (the "Original Warrants"), as of January 13, 2006, received amended and restated warrants (the "Restated Warrants") whereby the Warrantholders have the right to purchase approximately 172,173 shares of common stock, subject to anti-dilution provisions, or fifty (50%) percent of the number of shares of common stock each Warrantholder could have purchased under the Original Warrants, at the exercise price of $4.00 per share for a period of five (5) years ((i) and (ii) above collectively referred to herein as the "Financial Restructuring"). As a result of the Financial Restructuring, we agreed to issue an aggregate of 1,429,990 shares of common stock and warrants to purchase 308,188 of its common stock at $4.00, subject to anti-dilution provisions. However, the percentage of shares of outstanding common stock that three of the debt holders can beneficially own are contractually limited so that they cannot convert all of their debt until the percentage of outstanding shares that they would beneficially own as a result of the conversion is reduced. Accordingly, we issued 1,045,681 of the 1,429,990 common shares associated with the Financial Restructuring in the quarter ended June 30, 2006 and the remaining 384,369 shares are being held in escrow, subject to these beneficial ownership limitations.

        In addition to the foregoing, as consideration for certain defaults related to our registration obligations, we issued an aggregate of 33,000 shares of common stock to certain of our security holders, subject to the beneficial ownership limitations described above.

        As of January 13, 2006, we did not have a sufficient number of authorized shares of common stock available to issue the shares of common stock required to issue pursuant to the terms of the Financial Restructuring or the Series A Offering. As of April 7, 2006, we filed an Amended and Restated Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue up to 375,000,000 (the "Amendment") and to effect a one-for-100 reverse split of our common stock (the "Reverse Split").

        The Reverse Split was approved on February 22, 2006 by written consent of stockholders representing a majority of our common stockholders (including shares of common stock issuable upon conversion of our issued and outstanding Series A Preferred Stock), and became effective as of April 7,

2006. As a result of the Reverse Split, each one-hundred outstanding shares of common stock automatically converted into one share of common stock, with cash being paid in lieu of fractional shares. All per share amounts and outstanding shares, including all common stock equivalents (stock options), have been affected for all periods presented to reflect the reverse stock split.

        Upon the effectiveness of the Amendment, we began execution of the Financial Restructuring. The $4,206,000 in originally convertible notes was to be converted under revised conversion terms. We recorded a $3,447,761 charge to non-cash interest and other expense in the fiscal year ended September 30, 2006, representing the difference between the fair value of the securities issued as compared to the fair value of securities under the original conversion terms (which ranged from $12.50 to $43 per common share). The fair value of the securities issued in connection with the remaining $725,000 not originally convertible notes as compared to the carrying value of the notes on the date of conversion, resulted in a $38,383 reduction to non-cash interest and other expense in the fiscal year ended September 30, 2006. The fair value of the Original Warrants immediately before they were modified as compared to the fair value of the Restated Warrants, resulted in a $206,438 charge to non-cash interest and other expense in the fiscal year ended September 30, 2006. The fair value of the warrants was calculated using the Black Scholes model along with risk-free interest rates of 4.92% and 50% volatility. In total, non-cash charges related to the Financial Restructuring were $3,615,815.

        As a result of the consummation of our sale of Series B Preferred Stock and Series B Warrants (described below), as of November 15, 2006, we (a) increased the number of shares of common stock the Debtholders will receive upon exercise of the Debtholder Warrants by 640,087 shares, (b) reduced the exercise price of all 948,277 of the Debtholder Warrants to $1.30, (c) increased the number of shares of common stock the Warrantholders will receive upon exercise of the Restated Warrants by 37,154, and (d) reduced the exercise price of all 209,325 of the Restated Warrants to $3.29.

        As a result of the adjustments made to the Series A Preferred Stock, the Series A Warrants, the Debtholder Warrants and the Restated Warrants, we are required to register the 2,096,039 additional shares of our common stock underlying these securities. The registration statement related to the 2,096,039 additional shares issuable as a result of the anti-dilution adjustment described above, was not filed timely in accordance with the registration agreement and we have recorded charges for the anticipated liquidated damages in the amount of approximately $537,000 as other expense and non-cash interest during the six months ended March 31, 2007. The registration statement relating to these shares was filed with the Securities and Exchange Commission on March 19, 2007.

SALES OF SERIES B PREFERRED STOCK

        On November 15, 2006, we sold to certain investors (the "Series B Investors") an aggregate of (a) 2,308,077 shares of our Series B convertible preferred stock, $.001 par value per share ("Series B Preferred Stock"), which are convertible at a rate of $1.30 per share into an equal number of shares of our common stock, and (b) warrants ("Series B Warrants") to purchase up to 346,212 shares of our common stock, at an exercise price of $2.60 per share ("Series B Warrant Shares"), for an aggregate purchase price of $3,000,500 (the "Initial Series B Offering").

        The Series B Warrants have a term of five years. We have the right to call the Series B Warrants if the closing price of the common stock for each of 20 consecutive trading days exceeds $5.20 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the common stock). At any given time, we may not call more than the lesser of (a) 20% of the aggregate amount of Series B Warrants initially issued, or (b) the number of remaining Series B Warrants held by the holders thereof.

        The holders of our Series B Preferred Stock are entitled to such dividends as may be determined by our board of directors from time to time, provided that we may not pay cash dividends on the common stock without paying a dividend on the Series B Preferred Stock on an as-converted basis. Upon any liquidation, dissolution or winding up of our company, the holders of the Series B Preferred Stock will be entitled to a liquidation preference equal to the purchase price of the Series B Preferred Stock plus any accrued and unpaid dividends. In addition to any other voting rights provided by law, the Series B Preferred Stock has the right to vote together with the holders of common stock as a single class on any matter on which the common stock is entitled to vote. Each share of Series B Preferred Stock is entitled to one vote for each share of common stock into which it is then convertible. As of the date hereof, no shares of our Series B Preferred Stock have been converted into shares of our common stock.

        In connection with the Initial Series B Offering, we issued the detachable Series B Warrants allowing for the purchase of 346,212 shares of our common stock at an exercise price of $2.60. At the date of issuance, the fair value of the Series B Warrants was calculated using the Black-Scholes option pricing model. The proceeds of the Series B Preferred Stock were allocated to the preferred stock and warrants based on their relative fair values. The fair value allocated to the Series B Warrants was $126,886.

        In connection with the issuance of the Series B Preferred Stock, we recorded a beneficial conversion feature of $126,886. A beneficial conversion feature is recorded when the consideration allocated to the convertible security, divided by the number of common shares into which the security converts, is below the fair value of the common stock into which the Series B Preferred Stock can convert at the date of issuance. As the Series B Preferred Stock was immediately convertible and has no stated redemption date, we recorded the combined value of the Series B Warrants, and the beneficial conversion feature, or a total of $253,773, as a deemed dividend on the Consolidated Statement of Operations in the financial statements found elsewhere in this filing.

        In consideration for services performed by a broker in connection with the Initial Series B Offering, we issued warrants allowing for the purchase of 106,177 shares of our common stock at $2.60 per common share. The warrants were valued at approximately $40,660 using the Black-Scholes option pricing model and were used to offset proceeds from the Initial Series B Offering. The Series B Warrants will expire in 2011.

        On January 23, 2007, we sold to one investor (the "Additional Series B Investor") an additional (a) 461,538 shares of our Series B Preferred Stock, which are convertible at a rate of $1.30 per share, into an equal number of shares of our common stock, and (b) Series B Warrants to purchase up to 69,231 shares of our common stock, at an exercise price of $2.60 per share, for an aggregate purchase price of approximately $600,000 (the "Subsequent Series B Offering").

        The Additional Series B Investor's rights and obligations shall be pari passu with the Series B Investors (described above).

        In connection with the Subsequent Series B Offering, we issued the detachable Series B Warrants allowing for the purchase of 69,231 shares of our common stock at an exercise price of $2.60. At the date of issuance, the fair value of the Series B Warrants was calculated using the Black-Scholes option pricing model. The proceeds of the Series B Preferred Stock were allocated to the preferred stock and warrants based on their relative fair values. The fair value allocated to the Series B Warrants was $15,605.

        In connection with the issuance of the Series B Preferred Stock, we recorded a beneficial conversion feature of $15,604. A beneficial conversion feature is recorded when the consideration allocated to the convertible security, divided by the number of common shares into which the security converts, is below the fair value of the common stock into which the Series B Preferred Stock can convert at the date of issuance. As the Series B Preferred Stock was immediately convertible and has no stated redemption date, we recorded the combined value of the Series B Warrants, and the beneficial conversion feature, or a total of $31,209, as a deemed dividend on the Consolidated Statement of Operations in the financial statements found elsewhere in this filing.

        In consideration for services performed by a broker in connection with the Subsequent Series B Offering, we issued warrants allowing for the purchase of 27,692 shares of our common stock at $2.60 per common share. The warrants were valued at approximately $6,400 using the Black-Scholes option pricing model. The warrants will expire in 2012.

        On February 28, 2007, we filed with the Securities and Exchange Commission a registration statement covering the resale of the common stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Series B Warrants purchased in the Initial Series B Offering and Subsequent Series B Offering (the "Series B Registration Statement"). If we do not keep the Series B Registration Statement effective until the date on which all of such shares covered by such Series B Registration Statement may be sold pursuant to Rule 144(k), then we will have to pay to each Series B Investor, and the Additional Series B Investor, liquidated damages equal to 1.5% percent of the aggregate subscription amount paid by such investors for each month that such event has not occurred.

        The registration statement was not filed timely in accordance with the registration agreement and in accordance with EITF 00-19-2 we allocated approximately $45,000 against the proceeds of the Series B Preferred Stock and recorded a corresponding liability for anticipated liquidated damages. In addition we recorded approximately $160,000 to other expense and non-cash interest for additional anticipated liquidated damages.

        As a result of the Initial Series B Offering and Subsequent Series B Offering, we believe that we will have sufficient capital to fund our operations. However, until such time as we generate sufficient revenues from operations, we will continue to be dependent on raising substantial amounts of additional capital through any one of a combination of debt offerings or equity offerings. There is no assurance that we will be able to raise additional capital when necessary. Our inability to derive sufficient revenues from the sale of our products, or obtain additional financing when needed, would have a material adverse effect on our company, requiring us to curtail or cease operations. In addition, any equity financing may involve substantial dilution to our then current stockholders.

CASH FLOW FROM SALES AND RECOGNITION OF REVENUES

        We customarily sell our gift tickets to corporate or business clients on terms that require full payment, in advance. Our current arrangements require that the full value of the sale be deposited in an escrow account, until Discover either makes payment to the golf course, ski resort or other venue, upon redemption or use of the card, or when the card expires unused. Consequently, we will not realize any cash from a sale until the ticket is redeemed or expires unused, which could be as much as one year from the date of sale of the ticket.

        We recognize both revenues and costs of sales at the time of redemption. We recognize revenues on unredeemed retail tickets when the consumers' ability to use the ticket expires (ten months for golf and spa, nine months for bowling, and three months for movie).

OPTIONS AND WARRANTS

        As of March 31, 2007, we had outstanding 4,741,801 options and warrants, of which 4,380,872 were exercisable. The exercise price of the exercisable warrants and options range from $1.10 to $50.00 per share. If all of these options and warrants are exercised prior to their expiration date, we will receive aggregate proceeds of $10,834,151.

DIVIDENDS

        We have not shown positive earnings in the past two fiscal years, and have not paid any dividends. In all likelihood, we will use our earnings, if any, to develop our business and do not intend to declare dividends for the foreseeable future. Any decision to pay dividends on our common stock in the future will be made by our board of directors on the basis of earnings, financial requirements and other such conditions that may exist at that time.

GOING CONCERN

        We have suffered recurring losses from operations, have a net working capital deficiency and a net stockholders' deficit, all of which raise substantial doubt about our ability to continue as a going concern. We have raised additional equity capital and completed the Financial Restructuring, eliminating existing debt. However, we will have to manage cash flows carefully and we have no assurance that sufficient additional capital will be raised in the future to meeting our operating requirements.

        As of September 30, 2006, our independent registered public accountants continued to express the opinion that there is substantial doubt that we will continue as a going concern.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

        Our contractual obligations, as of March 31, 2007, are as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                  Payments Due By Period
-----------------------------------------------------------------------------------------------------------------------
                                                         Less than                            After           More than
Contractual obligations                  Total            1 year          1-3 years         3-5 years          5 years
-----------------------------------------------------------------------------------------------------------------------
Building leases                        $ 415,676        $ 131,266         $ 262,532          $ 21,878             --
-----------------------------------------------------------------------------------------------------------------------
Capital lease obligations              $  10,719        $  10,719            --                --                 --
-----------------------------------------------------------------------------------------------------------------------
Total                                  $ 426,395        $ 141,985         $ 262,532          $ 21,878             --
-----------------------------------------------------------------------------------------------------------------------

RECENT ACCOUNTING PRONOUNCEMENTS

        In July 2006, the FASB issued Interpretation No. 48, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES-AN INTERPRETATION OF FASB STATEMENT NO.109" (FIN
48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "ACCOUNTING FOR INCOME TAXES" (SFAS 109). This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact this statement will have on our financial position and results of operations.

        In September 2006, the SEC issued Staff Accounting Bulletin No. 108, "CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS" (SAB 108). SAB 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in the current year financial statements. The SAB requires registrants to quantify misstatements using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 does not change the guidance in SAB 99, "MATERIALITY," when evaluating the materiality of misstatements. SAB 108 is effective for fiscal years ending after November 15, 2006. We are currently evaluating the impact this statement will have on our financial position and results of operations.

        In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS (SFAS 157)." SFAS 157 defines fair value, establishes a framework for measuring fair value under other accounting pronouncements that permit or require fair value measurements, changes the methods used to measure fair value and expands disclosures about fair value measurements. In particular, disclosures are required to provide information on the extent to which fair value is used to measure assets and liabilities, the inputs used to develop measurements, and the effect of certain of the measurements on earnings (or changes in net assets). SFAS 157 also nullifies the specific guidance in EITF Issue No. 02-3, "ISSUES INVOLVED IN ACCOUNTING FOR DERIVATIVE CONTRACTS HELD FOR TRADING PURPOSES AND CONTRACTS INVOLVED IN ENERGY TRADING AND RISK MANAGEMENT ACTIVITIES," which prohibited the recognition of gains and losses at the inception of a derivative transaction in the absence of observable market data. SFAS 157 eliminates the use of a blockage factor for fair value measurements of financial instruments trading in an active market. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Early adoption, as of the beginning of an entity's fiscal year, is also permitted, provided interim financial statements have not yet been issued. We are currently evaluating the impact this statement will have on our financial position and results of operations.

CRITICAL ACCOUNTING POLICIES

        REVENUE RECOGNITION

        We defer revenue until the ticket is either redeemed or expires. Revenue on unused tickets is recorded following ticket expiration which is generally ten months from date of activation for golf, ski and spa, nine months for bowling, and three or six months from date of activation for movie. The life of a non-magnetic strip ski ticket ranges from six to seventeen months, depending upon date of purchase.

        STOCK-BASED COMPENSATION

          On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), "SHARE BASED PAYMENT" (SFAS 123R), which is a revision of SFAS 123. SFAS 123R supersedes APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES AND AMENDS FASB STATEMENT NO. 95, STATEMENT OF CASH FLOWS." Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123. However, SFAS 123R requires that all share-based payments to employees, including grants of stock options, be recognized in the statements of operations, based on their fair values. SFAS 123 (R) eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS 123.

        On October 1, 2006 (the first day of the Company's 2007 fiscal year), we adopted SFAS 123(R). We adopted SFAS 123(R) using the modified prospective application method, as permitted under SFAS 123(R). Accordingly, prior period amounts have not been restated. Under this approach, we are required to record compensation cost for all share-based awards granted after the date of adoption and for the unvested portion of previously granted stock-based awards at the date of adoption.

        FINANCIAL INSTRUMENTS

        When accounting for various transactions with financial instruments, the company considers SFAS 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY," Emerging Issues Task Force
(EITF) 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN A COMPANY'S OWN STOCK," EITF 00-19-2, "ACCOUNTING FOR REGISTRATION PAYMENT ARRANGEMENTS," and EITF Topic No. D-98, "CLASSIFICATION AND MEASUREMENT OF REDEEMABLE SECURITIES," among others.

OFF BALANCE SHEET ARRANGEMENTS

        None.

                                    BUSINESS

INTRODUCTION

      Our principal business activity is to provide prepaid experience tickets that are redeemable via the Discover credit card payment network at participating venues nationwide. Unlike traditional gift cards that are limited to a specified face dollar value at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience (such as an 18-hole round of golf, a day of skiing, 4 strings of bowling, one-hour Swedish massage, or 2 adult admissions to a movie) at one of approximately 12,000 participating venues nationwide.

      For approximately 20 years, Utix Group, Inc. (formerly Corporate Sports Incentives) supplied prepaid plastic golf and ski gift tickets to corporations, redeemable at participating courses and mountains. Our participating courses and mountains invoiced us for tickets redeemed and we paid them via check. Through 2002, we were a premium gift, incentive and consumer reward company that marketed its line of proprietary plastic ski and golf gift tickets to Fortune 1000 companies.

      Commencing in 2003 we expanded our management team and are now doing business as Utix Group, Inc. We have taken steps to significantly expand the scope of our business and to begin to establish Utix as the premier provider of prepaid lifestyle experience tickets for admissions to the sports, recreation, leisure, and entertainment arenas:

      o We have been named an official ticket and card products issuer by Discover, the largest proprietary payment network in the U.S.

      o Through our software technology and credit card processing partner, eFunds Prepaid Solutions/WildCard Systems, Inc., we launched our proprietary magnetic strip ticket products in June 2004.

      o Our proprietary magnetic strip tickets can be automatically activated for given lifestyle or recreation experience, are authorized by swiping through the venue's credit card reader and payment is remitted electronically to the venue via the Discover merchant payment network system. Thus, our participating venues now benefit from faster and more efficient payment processing.

      o     We have invested in staffing, computer hardware and software.


      o Our unique "System for Marketing Leisure Activity through Prepaid Tickets" was granted patent number US 7,066,383 B2 on June 27, 2006 and patent number US 7,156,194 B2 on January 2, 2007.


      As a result, we now have the infrastructure for a much more scaleable business. Whereas, in the period from 1998 to 2003 we issued nearly 60,000 tickets annually for primarily golf and ski usage, since the introduction of the magnetic strip tickets in June of 2004, we have issued over 760,000 tickets, primarily for movie, golf and skiing experiences.

      In conjunction with our technology partner, eFunds Prepaid Solutions/WildCard Systems, Inc., we have developed a business model and proprietary technology that we believe uniquely identifies and segments merchants and specific lifestyle experiences on a magnetic strip ticket, which will enable us to offer an array of prepaid experiences. Based on information provided by Discover, we believe we are currently the only issuer on the Discover credit system able to offer prepaid gift tickets redeemable for specific lifestyle experiences of varying prices at a number of designated venues nationwide. Further, we believe these partnerships have given us credibility in the marketplace. We currently offer our products through distinct distribution channels:

      o Sales of prepaid magnetic strip and manual plastic gift tickets to corporations and other business users for gifting, reward, loyalty and incentive, a business we have conducted for approximately 18 years;

      o Sales of prepaid magnetic strip gift tickets to corporations in support of large customer acquisition, customer retention and gift with purchase promotional marketing programs;

      o Sales of prepaid magnetic strip gift tickets direct to small businesses and consumers who purchase our products via our website, www.utix.com, for traditional gifting and incentive/rewards; and

      o Sales of prepaid magnetic strip gift tickets at third party retail locations via our retail activation partner (see below).

      In all distribution channels, recipients are given the opportunity to enjoy, on one occasion only, such activities as -- 18 holes of golf at one of nearly 2,000 participating golf courses; a one-day ski or snowboard lift ticket at one of close to 200 mountains; or, 2 games of bowling (including shoe rental) each for 2 people at one of over 2,200 bowling centers. We also offer a gift ticket that provides a one-hour massage at one of approximately 1,000 spas or provides two admission tickets to over 6,700 movie theaters. Since we pay the golf courses, ski resorts or other venues their full published list prices on the day that each gift ticket is used, there are no blackout dates or restricted access to the chosen facility associated with any of our gift tickets, and users are treated as full paying guests at all locations.

      We test-marketed our gift tickets in 2003 and entered the retail market in 2004. In the second half of calendar year 2004, we entered into consignment sale placement arrangements with national food, drug, mass and specialty retail chains. Interactive Communication International Inc. ("InComm") facilitates our retail distribution channel and is our retail ticket activation partner. InComm, with headquarters in Atlanta, Georgia, develops electronic point of sale activation technology which it has deployed to more than 50,000 retail locations. InComm sends the ticket activation request transaction, on our behalf, from the in-store point-of-sale system to our processor, eFunds/WildCard Systems upon authorized purchase by the consumer. InComm also physically distributes and arranges for the sale of prepaid gift products to the retail outlets.

      While the 2004 retail launch showed some success, including broad visibility for our experience-based products and validation of the technology platform, we have decided to defer any further significant investment in the retail channel. We believe in order to achieve significant sales penetration and build a sustainable revenue stream we must focus our resources primarily on our corporate (business-to-business and business-to-consumer) sales channels. We also believe that America buys brands as such, and our strategy is to license national brands and market the Company as the brand behind the brand ("powered by Utix") and to develop co-branding opportunities around our tickets (e.g., with major studios around our movie tickets) that will maximize awareness of our products and drive our sales volume. We will maintain our relationship with Incomm with a focus toward using retail channels for specific in-store promotions, with smaller, controlled inventory quantities. Should such limited time promotional opportunities (or just-in-time inventory situations) become available to us, we will be able to take advantage of the retail capabilities that we have validated in 2004 and 2005.

      To grow our core corporate channels, we plan to target corporate employee/affiliate incentives programs, customer acquisition/retention promotions, gift with purchase campaigns and loyalty points/reward programs. Further, we recognize the value of tapping into partner distribution channels and have begun to aggressively pursue reseller and major distribution agreements with stored value gift card providers and leading promotional and marketing companies.

      We intend to create co-branded specialty tickets with leading marketing brands (e.g., Red Door Spas and Mario Tricoci Salons gift tickets and various movie studio film releases. By leveraging our new strategic alliances with the National Golf Course Owners Association, and also with PMG (the Promotion Management Group), provider of major motion picture studio in-theater promotions, we will endeavor to create new sales opportunities as well as enhance our portfolio of participating venues. We also plan to continue to development new products and enhance the existing portfolio with technology innovations.

      Our headquarters are located at 7 New England Executive Park, Suite 610, Burlington, MA 01803 and our telephone number is (781) 505-8100. Our website can be accessed at www.utix.com.

HISTORY AND DEVELOPMENT OF THE BUSINESS

      We were incorporated in Delaware in 1988 under the name "Deterministics, Inc." In 1989, we changed our name to "Bright Star - World Entertainment, Inc." and in 1994 we changed our name to "Cyto Skin Care Corporation", which was then changed in the same year to "Chantal Skin Care Corporation". In November 2003, we entered into a share exchange agreement with the security holders of Corporate Sports Incentives, Inc., a New Hampshire corporation, and we changed our name to "Utix Group, Inc." As a result of the exchange, Corporate Sports became our wholly owned subsidiary. The former security holders of Corporate Sports received an aggregate of 135,000 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Utix, which constitute 71.6% of the ownership interest in Utix on a fully-diluted basis, in exchange for an aggregate of 139.33 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Corporate Sports. Immediately prior to the exchange, Chantal Skin Care Corporation common stock was registered under the Securities Exchange Act, but it was an inactive company having no assets, liabilities, operations or transactions since 1999.


      Corporate Sports was founded in 1986 as a premium gift, incentive and consumer reward company that marketed a proprietary line of plastic gift tickets to Fortune 1,000 companies. The company operated a relatively small entrepreneurial business (generating an accumulated net profit of approximately $368,000) and enjoyed long-standing customer retention with its corporate clients and venues.


CORPORATE BUSINESS

      We sell to our corporate clients Utix golf, ski, spa or movie plastic gift tickets for distribution to their employees and customers, as well as to the employees of other companies with which they do business. Each gift ticket type provides the user with one admission to a variety of entertainment venues, including close to 2,000 golf courses in all 50 States, Mexico and the Caribbean, nearly 200 ski (and snowboard) mountain resorts throughout North America, 1,000 spas, 2,200 bowling centers and 6,700 movie theaters in the United States. Unlike traditional gift cards that are limited to a specified face dollar at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience (such as golf, skiing or going to a spa or movie) at numerous locations or venues applicable to that experience. Each ticket is assigned a level and can only be redeemed at venues accepting that level of ticket, or below. Users are provided the opportunity to upgrade the level of any ticket so that it can be redeemed at higher level venues.

      Upon redemption, venues process the transaction as they would any other credit card transaction for payment of the experience being provided. In processing the transaction, our system recognizes the ticket number encoded on the magnetic strip, accesses a data base to determine the ticket level associated with the ticket number, and compares the transaction amount entered by the venue to the maximum redemption amount related to that specific ticket type and level. If the transaction amount entered by the venue is equal to or less than the maximum transaction amount, the transaction is authorized and the venue receives settlement on the requested transaction and the ticket is voided as redeemed. If the requested transaction amount is greater than the maximum redemption amount, then the venue receives a message at the credit card processing terminal indicating that the transaction exceeds the authorized ticket level. All tickets remain active until they are redeemed or expire.

      An example of the current pricing structure and redemption rates for our gift tickets, is as follows:

            ------------- ----------- ------------ -----------------
                                         MAXIMUM        ACTUAL
                TICKET       TICKET    REDEMPTION     REDEMPTION
                LEVEL        PRICE*      AMOUNT         AMOUNT
            ------------- ----------- ------------ -----------------
             Level 1       $   75.00   $   71.25    Varies by venue
            ------------- ----------- ------------ -----------------
             Level 2       $  100.00   $   95.00    Varies by venue
            ------------- ----------- ------------ -----------------
             Level 3       $  125.00   $  118.75    Varies by venue
            ------------- ----------- ------------ -----------------
             Level 4       $  150.00   $  142.50    Varies by venue
            ------------- ----------- ------------ -----------------

        *Prices are subject to change at our sole discretion.

      Our corporate clients have included American Express, SBC, Bank One, Carlson Marketing Group, Discover Financial, Frequency Marketing (a Verizon program), Dr. Pepper, Citigroup, Hewlett Packard, Nestle and Pepsi Cola. Five of our customers accounted for approximately 40% of our fiscal 2004 sales. Eighteen of our many incentive and reward programs have run continuously for over five years. In October 2004, we initiated a large promotional contract with SBC that accounted for 74% of total sales in fiscal 2005. In the fiscal year ended September 30, 2006, our top five customers accounted for approximately 64% of our total sales.


      We believe we are distinct from other prepaid discount promotional offerings in that our Utix member golf courses, ski resorts and other venues are paid their full published list prices on the day the gift ticket is used, rather than a negotiated discount price. As a result, Utix ticket holders are able to enjoy many venues that are unavailable to discount oriented programs, and a first-class sport, leisure or entertainment experience with no blackouts or restrictions. Where rates at some participating upscale golf courses and spas exceed our standard ticket prices, our corporate customers may purchase one or more upgrades at the initial point of sale in order to allow ticket recipients access to those venues. In addition, the ticket recipients who opt to upgrade their tickets for a participating venue to a higher level can do so easily over the phone or online.


      We produce and fulfill client requests for corporate tickets with packaging containing the client's corporate logo, the expiration date and other requested information. Ticket holders can easily identify where the tickets may be used by searching our on-line directory via our website, or by calling our customer service department. Use of the tickets is limited to approximately ten months from issuance, except for movie tickets which have three and six month expiration options. As a ticket approaches its expiration date, at the user's request, we will exchange the ticket for a new ticket with a new term for an additional time period of the same length, either for free or for a price based on the amount of any differential between the original price and the current list price. Generally, approximately 10% to 12% of our corporate gift tickets are returned for exchange, and approximately 34% of our corporate gift tickets are never used or returned for exchange.


      Our corporate tickets are primarily magnetic strip, however some corporate programs are still manual. The ski product became available in magnetic strip form in October 2005. When the user presents a manual ticket at the desired venue, the operator of the venue cuts each ticket in half and mails it back to us together with an invoice billing us for the use of the venue, which we normally pay within ten (10) days of receipt.

RETAIL BUSINESS

      Our retail gift ticket program was new in 2004 and has been coordinated with eFunds/WildCard Systems, Discover and InComm, and enables retailers to activate our tickets at the cash register in exchange for payment. Like our corporate business, each gift ticket type provides the user with one admission to a variety of entertainment venues, including nearly 2,000 golf courses located in all 50 States, Mexico and the Caribbean, and 1,000 spas and 6,700 movie theatres located in the United States.

      Unlike traditional gift cards that are limited to a specified dollar purchase at one store or retail chain, our branded retail tickets will permit users to enjoy a specific one-time experience (such as golf or going to a spa or movie) at numerous locations or venues applicable to that experience. For example, by purchasing a Utix golf ticket at a retail location, the gift giver enables the gift recipient to enjoy a round of golf at any one of nearly 1,500 level 2 participating golf courses nationwide, depending upon the season and day selected. Each ticket is assigned a level and can only be redeemed at venues accepting that level of ticket, or below. Users are provided the opportunity to upgrade the level of any ticket so that it can be redeemed at higher level venues.


      Retail customers can easily identify where the tickets may be used by viewing a directory attached to each ticket package or accessing our website, or by calling the customer service department. Based on our proprietary magnetic strip technology, when the ticket is redeemed at the golf course or other venue by the user, the venue will be paid their full published list price for the services they deliver. We believe that the key benefit to retailers is that there is no inventory or slippage cost associated with offering our tickets as they are not activated until checkout. With redemption on the Discover network, the venue is able to realize its full settlement automatically, within about 3 business days, just like regular Discover Card payments.

      Although not tied to a particular dollar amount, each of our gift tickets has an authorization ceiling per our proprietary level and variable rate redemption tables. Therefore, if the venue's charge for golf or spa experience exceeds the authorization ceiling for the level applicable to the desired venue, the user can, either online or by simply dialing a toll-free telephone number (listed on the ticket), charge his or her credit card to add additional ticket upgrades to the prepaid gift ticket, thus expanding the number of golf and spa venues available for ticket redemption. Whereas our corporate customers can directly purchase higher level tickets to enjoy premium venues, only the standard (basic) level tickets are available at retail locations. If the gift recipient would like to play a round of golf at one of our participating premium golf courses whose charges exceed our standard gift ticket range, the gift recipient may opt to purchase an upgrade to the gift ticket that he or she received to allow entry into a premium golf course.


      Our gift ticket products are not intended to be redeemed by the individual purchasing the ticket. Rather they are intended to be given as gifts and redeemed by the recipients. The economic cost of our gift tickets will be, in most if not all cases, more expensive than if the user redeeming the ticket purchased the experience directly at the venue.


      Upon activation at retail, the retailer and activation partner earn a commission that is a negotiated percentage of the retail price up to 14% and becomes obligated to pay us for the sale. The retailer pays us a fixed price for the gift tickets, so if the retailer sells below our suggested retail price, any shortfall is covered by the retailer. The payment made by the retailer will be held in an escrow account that is utilized for ticket settlement via the Discover merchant payment system. We expect to receive gross profit from the sale of our retail products from an estimated average margin of 2% to 6% on tickets that are redeemed by the consumer and an estimated average "breakage" of 28%, which is the percentage of all tickets that are never used and not returned for exchange. These projected margin and breakage percentages were based on our historical performance in selling corporate tickets since 1986 and validated by the test marketing of our retail product.


      We determine our margin for redeemed gift tickets by taking the retail price and subtracting from it the venue's list price, the commission paid to retailers and the cost for producing the gift tickets, as well as any processing cost. For example, if we sell our Utix Golf Ticket at retail at $50, the golf venue's list price for a round of golf is $38, the commission paid to retailers is $7.00 (14% of retail price), and the cost for producing and processing a Utix Golf Ticket is $2.00, then our gross margin is $3.00 or 6%. For tickets that were never used and not returned for exchange, we do not have to subtract the venue's list price since the experience was never claimed. Therefore, we determine gross profit on breakage by taking the retail price and subtracting from it only the commission paid to retailers and the cost for producing and processing the gift tickets.

      While the 2004 retail launch showed some success, including broad visibility for our experience-based products and validation of the technology platform, we have decided to limit our investment in the retail channel to specific promotion. We will maintain our relationship with Incomm with a focus toward using retail channels for specific in-store promotions, with smaller, controlled inventory quantities. Should such limited time promotional opportunities (or just-in-time inventory situations) become available to us going forward, we will be able to take advantage of the retail capabilities that we validated in late 2004 and in 2005.

OPERATIONS

      We have been named an official ticket issuer by Discover Financial Services and have executed an exclusive partnering agreement with eFunds/WildCard Systems, one of the leading credit card processors, for ticket development and processing. As part of a two-year contract that we entered into with Discover Financial Services in January 2004, which is subject to automatic one-year renewals unless terminated by either party, we have received a commitment for minimum ticket purchases totaling $500,000 for the first two years for use in Discover's promotional activities. Other than granting to Discover a volume discount, we treat Discover like any other retailer from which we collect our gross margin and breakage percentages.

      Our technology partner, eFunds Prepaid Solutions/WildCard Systems, Inc., has worked with us to enhance the proprietary software and processing and magnetic strip technology to enable each of our subscribing venues to charge its regular price to ticket users for the lifestyle experiences they provide and seamlessly receive immediate payment under the Discover payment network. We have entered into a contract with InComm to act as integrator for retail sales activity.

      We presently outsource the production of our products, consisting of plastic ticket cards, directories, packaging components. Although we have arrangements with specified vendors, there are other vendors that can provide the same services at competitive prices. eFunds Prepaid Solutions/WildCard Systems, Inc. oversees the ticket manufacturing. We order directories through standard quote and purchase order arrangements on an as-needed, per unit basis. We order the assembly and shipping of our retail products on an as-needed, per unit basis. We also outsource the fulfillment of larger corporate programs on an as-needed, per unit basis. As a result of this outsourcing strategy, to date we have been able to keep our in-house costs low. Order processing, tracking, fulfillment and customization for corporate sales is completed in-house and managed internally.

      We have created a finance/accounting department capable of meeting public reporting requirements and of supporting a high growth strategy, while upgrading our IT infrastructure, replacing all computer hardware and upgrading internet throughput. By building a venue relations department dedicated to acquisition, retention, education, tracking of fee schedules, and database management of participating venues, we created an even stronger barrier of entry. We continue to enhance our financial and operating systems to interface effectively with Systems and to strengthen our infrastructure by adding dedicated customer service staff and in-house systems development capabilities.


      In 2004, We developed new venue relations database software which has provided significant improvements in the areas of rate, communications and prospect tracking as well as on-line and printed directory production. In addition, we have developed an in-house customer service tracking system. Integrated reporting and query abilities have also been incorporated into these systems.

      Also in the fall of 2004, we launched an on-line shopping cart on its web site (www.utix.com). The web-site is continually updated with a searchable, on-line directory of participating venues. The site also provides customers with descriptions of product offerings, usage and return/exchange instructions, as well as, access to information regarding the level and expiration date of a given ticket number.

STRATEGIC GOALS

      Our principal strategic goals are to establish Utix prepaid experience tickets as the next generation of prepaid products, thereby increasing our revenues and profits. We intend to achieve this objective in our core corporate and consumer driven sales channels, both of which we support through common processing methods. We specifically intend to generate high volume, recurring sales revenue by:


      o achieving market recognition in the leisure and entertainment gift and incentive industry with our experience based ticket products;

      o increasing the number of corporations, marketing and affinity companies, promotional agencies, member reward organizations and related business clients subscribing to our products and services;

      o executing distribution agreements with resellers, licensing arrangements and co-brand partnerships; and


      o building nationwide brand acceptance through mass marketing and co-branding of our products through leading corporate and consumer marketing promotions and gift with purchase campaigns.

      We plan to utilize a national public relations firm to generate video and written news releases to educate consumers about our product and coordinate promotional event marketing. Our marketing efforts will primarily involve print media coverage, PR event and cooperative marketing with lead partners. We anticipate a cost of approximately $150,000 for this campaign, which will be funded out of our general working capital. In addition, we are working with movie studios, promotion agencies and corporate clients to create specific consumer call-to-action and customer acquisition programs using custom Utix movie tickets. We hope to implement our strategy based on the following internal and industry factors:

      o we believe that our new prepaid ticket patent application coupled with eFunds/WildCard Systems' proprietary encoding and processing systems and technologies represent an innovative marketing concept that turns "dollars into tickets and ultimately experiences;"

      o in contrast to typical dollar value gift cards limited to one store or retail chain, our tickets allow access to one of a number of competitive user venues;

      o we believe that our magnetic strip and software technology will enable venues that traditionally could not accept prepaid tickets to effect transactions on our Utix products without the cost of additional hardware and software at the point-of-sale;


      o over the past twenty years we have maintained a corporate ticket business with nationwide venue coverage and earned an excellent reputation for our products and services with a number of large Fortune 1000 companies that have been repeat customers for many years; and

      o we believe our experience-based family of products support emerging industry trends toward "cashless" rewards and incentives.


THE INDUSTRY


      Sales of worldwide prepaid gift cards are projected to be nearly $70 billion in 2005, up 26% over 2004, according to First Annapolis Consulting of Maryland, an advisory firm and a leading consultant in the prepaid card industry.


      The vast majority of cards being sold are issued by retailers, but bank-issued cards are rapidly gaining in popularity because they can be used so many places. (Exceptions include online and phone airline ticket purchases and reservations for hotel and rental cars) In the fourth quarter of 2005, pre-paid cards accounted for 20% of all net retail sales and are expected to represent 10% of all retail sales in 2006 according to First Annapolis.

      Videostore chain Blockbuster is credited with introducing the first gift card in 1996, a mere ten years ago. Gift card sales have exploded since, hitting $45 billion ten year and forecast to grow to $89 billion in 2007, according to Tower Group.

      eFunds Prepaid Solutions/WildCard Systems, Inc. has also benefited from these market trends. They now process over $3 billion annually in retail gift cards. The increase was generated primarily from the launch of four new retail gift card programs for Bank of America, Marriott Hotels, Simon Property Group and First National Bank of Omaha. The services provided by eFunds/WildCard Systems, to their other clients are similar to the services provided to us in that our ticket will also ride the rail of existing merchants and bear product specifications such as expiration date. All of eFunds/WildCard Systems's other clients, however, provide cash cards, whereas Utix is the only prepaid experience gift ticket partner with, or client of eFunds/WildCard Systems, whose product is not tied to a dollar value.

COMPETITION

      In the past decade, stored value cards have made a significant impact in the marketplace thanks to the continued penetration of credit cards in traditional cash and check locations (i.e. gas stations, movie theatres, supermarkets, convenience stores and others). The first popular application of these stored value products were pre-paid telephone cards. The advent of debit cards and EFT (electronic funds transfer) products helped open the possibilities of stored value products at proprietary store point-of-sale terminals.

      Many retailers began creating stored value products as proprietary card programs through their merchant processors. First Data Systems, the nation's largest card processor, was among the first to pioneer this effort. Successful examples include the Blockbuster Video, Home Depot and Starbucks gift card products. Incomm, based in Atlanta, GA., is a new retail transaction provider in the industry working to enable retailers to activate gift cards at their point-of-sale (POS). Incomm has focused their enabling strategy on drug, grocery and convenience store chains. Presently, thousands of these targeted retail store fronts are selling gift cards in special retail racks and enabling the retailers to activate these cards at POS.

      In the past five years, stored value cards have proliferated with the magnetic strip capability provided by MasterCard and Visa to its member banks. In particular, Bank of America has introduced a Visa stored-value card

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


possessing incremental dollar amounts of between $10 to $100 that have become popular in large retail distribution channels such as supermarkets, convenience stores and drug store chains. The front card face can also feature a Happy Birthday, Congratulations, Happy Anniversary, or other "best wishes" themes. Under MasterCard and Visa rules, stored value cards registering the Bank Card Association marks on the card face require that they be universally accepted at the millions of MasterCard and Visa merchant locations worldwide.

      Even as stored value cards continue to become popular financial payment vehicles in the marketplace, paper gift certificates still represent the majority of all pre-paid transactions made in the US. Although we believe that prepaid gift cards will continue to make substantial inroads, paper gift certificates remain popular among large movie theatre chains, catalogers, music retailers, and large department store chains, as well as pre-paid vouchers with large hotel, restaurant and travel agency chains.

      First Annapolis reported that the gift card $70 billion total represented 35% of all prepaid card volume. Following behind were payroll cards ($61.6 billion) and prepaid phone cards ($35 billion), with cash access cards, government payments and college campus prepaid products rounding out the list.

      As noted above, the issuers of stored value cards can be divided into two categories: large brand companies (such as Blockbuster) and large banks (such as Bank of America). Although all of the above producers of stored valued cards and paper gift certificates have substantially greater infrastructure and financial resources than we do, we believe that we are uniquely positioned in this market because we are a hybrid of the two types of issuers.



      Our gift tickets are not limited to a store or a chain of stores (as is the case with the gift cards issued by large brand companies). Instead our gift ticket can be used nationwide at any of our participating venues, allowing independent venues to be part of a select universal prepaid ticket platform. Furthermore, we believe we are the only gift card issuer that provides a prepaid experience that is not tied to a dollar value. However, while other store and bank issued cards are tied to a dollar value, they can be used multiple times until the stored value is depleted, whereas our gift tickets provided one use regardless of the price of the selected experience.


OUR PRODUCTS AND SERVICES

      We currently offer five product groups with a variety of lifestyle tickets options and are developing additional lifestyle branded products. Our product offerings consist of:

RECREATION PRODUCTS:

Utix Golf Tickets                        Useable at close to 2,000 golf courses
                                         in all 50 states, the Caribbean and
                                         Mexico

SwingPack                                SwingPack includes a gift box with
                                         golf balls and tickets

Utix Ski and Snowboard Tickets           Useable at over 200 mountains in the
                                         U.S. and Canada

Utix Bowling Ticket                      Launched in October 2005 with
                                         approximately 2,200 locations in all
                                         50 states

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


LEISURE PRODUCTS:

Utix Spa Ticket                          Launched in May 2004 with
                                         approximately 1,000 locations in 48
                                         states

Red Door and Mario Tricoci               Launched April 2006
   Manicure
   Swedish Massage
   Half Day of Beauty

Utix Movie Ticket                        Launched in the Summer of 2004.
                                         Useable at over 6,700 movie theatres.

INTELLECTUAL PROPERTY

      In conjunction with eFunds Prepaid Solutions/WildCard Systems, Inc., we believe we have developed a business model and proprietary technology that uniquely identifies and segments merchants and specific lifestyle experiences. Unlike traditional gift cards that are limited to a specified dollar purchase at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience (such as golf, skiing or going to a spa or movie) at numerous locations or venues applicable to that experience. Based on information provided by Discover, we believe we are currently the only issuer on the Discover credit system able to offer prepaid gift tickets redeemable for specific lifestyle experiences at a number of designated and competitive venues.

      We currently rely on trademarks and confidentiality agreements to protect our brands and logos and our proprietary information, know-how and trade secrets. Our employees are required to enter into agreements providing for confidentiality, the assignment of rights to inventions made by them while employed by us, as well as for non-competition and non-solicitation during their employment term and for up to one year thereafter.


      Our future success may significantly depend upon the level of patent protection obtained for our process primarily related to our variable rate redemption process and inclusion table concept. We filed for a patent in February 2004 under the title "System for Marketing Leisure Activity Services through Pre-Paid Tickets." Patent number US 7,066,383 B2 was issued on June 27, 2006 and patent number US 7,156,194 B2 was issued on January 2, 2007.


RELATIONSHIPS WITH EFUNDS PREPAID SOLUTIONS/WILDCARD SYSTEMS, INC. AND DISCOVER FINANCIAL SERVICES

      eFunds Prepaid Solutions/WildCard Systems, Inc. is a technology leader in magnetic strip, host-based, stored-value cards used for electronic payment products and services. eFunds/WildCard Systems is certified by MasterCard, Visa and Discover as an endpoint on their networks and is authorized to issue cards bearing Visa, MasterCard, Discover, Cirrus and other payment marks. eFunds/WildCard Systems has developed a secure platform that supports client-configurable program management, cardholder account management, cash distribution and other essential services to banks and its business partners.

      We selected eFunds/WildCard Systems as our technology and transaction processing partner for the rollout of our magnetic strip ticket platform for a variety of reasons, the most important being eFunds/WildCard Systems' commitment to build our proprietary technology and software. eFunds/WildCard Systems has allocated resources for its proprietary technology and infrastructure costs to launch our new line of retail gift tickets. Furthermore, as a result of our relationship with eFunds/WildCard Systems, we were authorized as an official issuer for Discover Financial Services as of January 2004. Discover has also allocated meaningful co-marketing resources and monies toward the launch efforts and venue relations management.

      Other prepaid credit or gift cards for one-time use are limited in that the amount charged on the card by the user must correspond to the credited amount prepaid on the card. In contrast, the eFunds/WildCard Systems/Utix proprietary software, processing and magnetic strip enables the retailer selling our Utix Tickets(TM) to activate the ticket either by swiping it though a standard credit card reader or through our order processing staff who automatically activate tickets for corporate clients. Simultaneously, this technology permits all of the nationwide venues (e.g., golf course or spas) in our program, who charge a variety of list prices for their green's fees and other charges, to swipe the ticket when it is presented by the consumer and receive immediate payment and credit under the Discover payment network. At the time the ticket is redeemed by the user at the designated venue, the Discover payment system remits payment electronically to the venue. These financial and technology partnerships have made our tickets scalable in a dramatic fashion for the first time in our history.

      In April 2003, we entered into a development agreement with eFunds/WildCard Systems for the specification and establishment of our Utix Ticket programs. We also entered into a separate services agreement under which eFunds/WildCard Systems will exclusively manage the processing of transactions. Pursuant to the services agreement, we must maintain sufficient funds in an account maintained by Utix and eFunds/WildCard Systems to fund cards issued by us. eFunds/WildCard Systems may terminate the services agreement immediately by written notice if, among other things, we do not pay the fees and expenses due to eFunds/WildCard Systems, we fail to fund the account maintained by eFunds/WildCard Systems to fund the issuance of cards by us, or bankruptcy proceedings are commenced by or against us.


      Under the terms of our agreements, eFunds/WildCard Systems provides product coding, processing and other services. These services include coordination of ticket manufacture, customer service (via interactive voice recognition, live agent support, and web site), data tracking and daily reporting. eFunds/WildCard Systems is reimbursed for the ticket manufacturing as well as per ticket processing fees ranging from $0.35 to $1.50 depending on the services provided and new subprogram set-up fees. Discover receives fees for each ticket issued, activated and settled through its payment network, and an annual fee per product category (i.e., golf, spa, etc.). We operate under multi-year, long term agreements with both eFunds/WildCard Systems and Discover.


STAFFING


      As of the date of this prospectus, we employed 29 persons including our executive officers, of which 25 are full-time and 4 are part-time. None of our employees is represented by a labor union. All key employees are required to sign confidentiality and non-compete agreements.

      Our sales and marketing staff consists of 8 full-time sales executives and numerous broker and agency relationships. We have experienced considerable turnover in the sales staff over the past twelve months and will need to rebuild and continue to strengthen the sales force going forward.


      Venue relations and database management has three dedicated employees and utilizes outsourced telemarketing support. Rate information, contact

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


data, and general location information for over 10,000 individual locations is maintained by Utix operations.


      We outsource customer service for ticket recipients primarily to eFunds Prepaid Solutions/WildCard Systems, Inc. The Company does have 4 full-time staff position dedicated to customer service. In addition, order processing and venue relations staff also provides customer service as needed.

      Currently, our Chief Financial Officer, with 3 full-time and 2 part-time accountants and a manager of IT applications, oversees IT, finance and order processing.

      Currently, a Director of Operations, with 1 fulfillment manager, oversees production and fulfillment. We have contracted an outsource agent, Fulfillment America, to assist with large volume and custom program fulfillment projects, as required.


      A full-time V.P. manages marketing coordination, and with a marketing associate supervises multiple graphic, communications and brand specialty outsource agencies.

      We also have a V.P. of Program Development who coordinates program development with eFunds Prepaid Solutions/WildCard Systems, Inc.

PROPERTIES

      Our principal executive office is located in approximately 7,173 square feet of rented space located at 7 New England Executive Park (Suite 610), Burlington, Massachusetts under a five-year lease with an unaffiliated third party. The monthly base rental payment on that lease is approximately $10,940. The lease runs through May 2010.

                               LEGAL PROCEEDINGS


      On January 24, 2007, Robert L. Geltzer, as Ch. 7 Trustee of Howard P. Effron, instituted an action against us in United States Bankruptcy Court, Southern District of New York, seeking approximately $698,000, based upon our purported breach of two contracts. We believe we have meritorious defenses against the claims asserted against us and plan to vigorously defend against these claims.

      Other than as set forth above, there are no legal proceedings pending or threatened against us, and we are not aware of any proceedings that a governmental authority is contemplating against us.


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


                                   MANAGEMENT

      The following table sets forth the name, age and position of each of the members of our board of directors and executive officers as of the date of this prospectus:

NAME                         AGE  POSITION

Jonathan Adams               61   Co-Chairman of the Board of Directors

Charles A. Lieppe            62   Co-Chairman of the Board of Directors

Anthony G. Roth              42   President, Chief Executive Officer and
                                  Director

Mark L. Pover                41   Chief Financial Officer and Secretary

Steven M Apesos              54   Executive Vice President and
                                  Managing Director

Robert Powers                53   Director

Robert J. Corliss            53   Director


William F. Fenimore, Jr.     62   Director


      JONATHAN ADAMS has served as Chairman of the Board of Corporate Sports since its inception in 1986 and as Co-Chairman of the Board of Utix since November 2003. He is one of our Class I Directors, and will hold office until our 2009 Annual Meeting of Stockholders, and until his successor has been elected and qualifies. Together with Anne Concannon, Mr. Adams co-founded, managed and operated Corporate Sports Incentives for fifteen years. During his career, Mr. Adams was President, Chief Executive Officer and Founder of International Micrographics Inc., a wholesale distributor of microfilm consumables founded in 1982, A&J Realty Trust, an owner and manager of real estate founded in 1988, and The Sharper Edge, a distributor of ski-sharpening equipment founded in 1990.

      CHARLES A. LIEPPE has served as Co-Chairman of the Board of Directors of Corporate Sports since October 2003 and Co-Chairman of the Board of Directors of Utix since November 2003. He is one of our Class II Directors, and will hold office until our 2007 Annual Meeting of Stockholders, and until his successor has been elected and qualifies. From January 2002 to September 2003, he was a member of the Advisory Board of Corporate Sports. From August 1999 to August 2003, he was an independent business consultant in Gulfstream, FL. From June 1997 to June 1999, he was President and Chief Executive Officer of DBT Online, Inc. in Boca Raton, FL, a New York Stock Exchange traded online information company. From January 1996 to May 1997, he served as President and Chief Executive Officer of Nabisco International in New York, NY. From January 1991 to December 1995, he was Chief Executive Officer of Berol Corporation in Nashville, TN, a manufacturer of writing instruments, school supplies and art products. From June 1989 to December 1990, Mr. Lieppe was President and Chief Operating Officer of Westpoint Pepperell, a manufacturer of consumer and commercial bed and bath products. From 1968 to 1989, he was employed in various capacities leading to Vice President, and General Manager of Procter & Gamble. Mr. Lieppe received his B.A. and MBA from Columbia University in 1966 and 1968, respectively.

      ANTHONY G. ROTH has served as the President and Chief Executive Officer of Corporate Sports since January 2002, and of Utix since November 2003. He has been a Director of ours since November 2003. He is one of our Class I Directors, and will hold office until our 2009 Annual Meeting of Stockholders, and until his successor has been elected and qualifies. Mr. Roth is the nephew of Gerald Roth, who was a member of Utix's board of directors from November of 2003 until January of 2006. From May 1999 to December 2001, Mr. Roth served as President of Moonstruck Chocolatier, Eclipse Management Group in Portland, Oregon, a national manufacturer, distributor, & retailer of gourmet chocolate products. From 1997 to 1999, Mr. Roth was Executive Vice President of Naturade, Inc. in Irvine, CA, a national manufacturer/distributor of over 200 nutritional hand and body products. From September 1996 to February 1997, Mr. Roth was President of Performance Nutrition, Inc. in Dallas, TX, a formulator and sales/marketing company of nutritional products.

      From October 1995 to August 1996, Mr. Roth served as President of Roth Financial Group, Inc. in Champaign, IL, a business development and finance consulting firm. He was Vice President, Branch Manager at Merrill Lynch in Champaign, IL from May 1994 to Sept. 1995. From November 1992 to May 1994, Mr. Roth was Vice President of Hilliard Lyons, Inc. in Champaign, IL, a retail brokerage firm. A 1986 graduate of the University of Illinois, with a B.S. in Agricultural Economics, Mr. Roth also completed an advanced degree from the New York Institute of Finance in 1988.


      MARK L. POVER joined Utix as its Chief Financial Officer on March 1, 2006. Prior to joining Utix, he served as the Chief Financial Officer of Turbine Entertainment Software Corporation, a Massachusetts-based publisher and developer of subscription-based online entertainment, since 1999. Prior thereto, Mr. Pover served as Chief Financial Officer of Eon Reality, a developer of interactive visual content management software that he co-founded; as Chief Financial Officer of Prosolvia, Inc., the U.S. division of Prosolvia AB, a publicly traded Swedish company; as General Manager of Deluxe Video Services, a division of publicly traded Rank Group, PLC; and as Chief Financial Officer of VIDCO International and Associates. From 1987 through 1993, Mr. Pover served as a professional accountant with the firms of Porvin, Todes & Burnstein, P.C. and Kopmeyer & Hoag, P.C. He earned a Bachelor of Science degree in Administration from the University of Michigan and a Masters of Science degree in Management from Walsh College.

      STEVEN M. APESOS has served as Executive Vice President and Managing Director since December 14, 2006. Prior to this he was Vice President, Business Development for General Electric Consumer Finance, beginning October 2005. Before this he served as Executive Vice President and Managing Director for Affinity & Partnerships and general business development for Corporate Sports beginning April 2002, and Executive Vice President of Utix from November 2003 through October 2005. From July 1996 to April 2002, he served as Senior Vice President, Business Development at First USA Partners in Wellesley, MA. From 1990 to 1996, he was progressively Vice President, Public Relations and Vice President, Sponsorships at Mastercard International in Purchase, NY. Previously, he was Vice President, Public Relations for Manning, Selvage and Lee, Inc. in New York, NY, where he worked on such notable campaigns as the I LOVE NEW YORK Tourism Promotion Campaign, and managed the VISA Olympic Program ("VISA Its Everywhere You Want To Be"). Mr. Apesos earned his B.A. from University of California Los Angeles in 1976.

      ROBERT POWERS has served as a Director of Corporate Sports since September 2003 and as a Director of Utix since November 2003. He is one of our Class III Directors, and will hold office until our 2008 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Powers is CEO of Audit Value International. Audit Value, headquartered in Luxembourg, provides internal audit, risk assessment and management advisory services to public companies with global operations across a broad range of industry sectors. Audit Value is part of the Kinnevik/Stenbeck Group, a global network of public and private companies where Mr. Powers has been a member of the senior leadership team since joining in 1997 where he has held several CEO level positions across the Group. From 1982 to 1997, Mr. Powers was employed by Arthur D. Little, Inc. in Cambridge, MA, a management and technology consulting firm, where his most recent role was Vice President of Finance and Operations for their North American business. Prior to that he had a similar role in support of the firm's European operations. Mr. Powers earned his B.S. from Babson College, Wellesley, MA in 1975 and his MBA from Suffolk University, Boston, MA in 1979.


      ROBERT J. CORLISS has been a Director of ours since January 2005. He is one of our Class III Directors, and will hold office until our 2008 Annual Meeting of Stockholders, and until his successor is elected and qualifies. Mr. Corliss is the President and CEO of The Athlete's Foot, the world's largest franchisor of athletic footwear. Mr. Corliss joined The Athlete's Foot in 1998, following a career of over 25 years as an executive and entrepreneur in the retail industry. In 2003, Mr. Corliss, along with members of the senior management team, purchased The Athlete's Foot from Group Rallye. Prior to joining The Athlete's Foot, Mr. Corliss was the founder, president and CEO of Infinity Sports, Inc., a manufacturer, distributor and licensor of athletic products primarily under the brand Bike Athletic. Mr.

Corliss was successful in broadening global distribution and virtually doubling the size of Bike Athletic over a three-year period. Earlier experience includes leading the successful turnaround and eventual sale of Herman's Sporting Goods, Inc. as President and CEO. At the time, Herman's generated approximately $700 million annual revenue and was the leading sporting goods retailer in the world. Mr. Corliss also served as principal and managing director of Senn-Delaney Management Consultants, the largest retail-consulting firm in the United States. In his five years with the company, Mr. Corliss founded London-based Senn-Delaney International. Mr. Corliss is active in the sporting goods industry and serves on the Board of Directors with The American Running Association and the Sporting Goods Manufacturers Association. Additionally, Mr. Corliss serves as a Director and Executive Committee member of the National Retail Federation and Chairman of the National Retail Federation Foundation. He also serves on the Board of Directors for The World Federation of the Sporting Goods Industry, is a member of the Professional Advisory Board for St. Jude Children's Research Hospital, and is both an Advisor and Adjunct Professor for Emory University's Goizueta Business School.

      WILLIAM F. FENIMORE, JR. has been a Director of ours since July 2006. He is one of our Class II Directors, and will hold office until our 2007 Annual Meeting of Stockholders, and until his successor is elected and qualifies. He has served as a Managing Partner of BridgeLink, LLC, in Philadelphia, PA, a Swiss based M&A, capital advising firm serving European and U.S. firms in capital raising activities, since October 2003. Prior to this Mr. Fenimore served as President of Fenimore and Associates, a Philadelphia based business consulting firm, from January 2000 to October 2003. He also served as Chief Executive Officer of Integrion Financial Network, an Internet technology company, from October 1996 to December 1999. Before joining Integrion Financial Network, Mr. Fenimore served as Group Executive Vice President, Chief of Technology and Strategic Planning for Meridian Bancorp from September 1994 to April 1996. Before this, Mr. Fenimore served in various management positions with CoreStates Financial Corp. and its predecessor bank, Philadelphia National Bank, from 1965 through August of 1994. Mr. Fenimore earned a B.A. degree from Lenoir Rhyne College, NC, in 1995, and an M.B.A. from Drexel University in 1969.

AUDIT COMMITTEE

      On December 26, 2003, the Board of Directors established an Audit Committee, which consists of three or more directors, each of whom must be an independent director, as defined in the Charter for the Audit Committee. The Audit Committee consists of Robert Powers, as Chairman of the Committee, Charles Lieppe and Robert Corliss, each of whom meets the definition of "financial expert" as that term is defined by the Securities and Exchange Commission and as required by the Sarbanes-Oxley Act of 2002. Members of the Committee are appointed by the Board of Directors and, unless otherwise directed by the Board of Directors, serve one-year terms. Members may be removed by the Board of Directors at any time with or without cause. Upon the removal or resignation of a member, the Board of Directors may appoint a successor to serve the remainder of the unexpired term. The Audit Committee will meet at least four times annually and more frequently as circumstances dictate.

      The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (1) the integrity of the financial reports and other financial information provided by us to the public or any governmental body; (2) our compliance with legal and regulatory requirements; (3) our systems of internal controls regarding finance, accounting and legal compliance; (4) the qualifications and independence of our independent auditors; (5) the performance of our internal audit function and independent auditors; (6) our auditing, accounting, and financial reporting processes generally; and (7) the performance of such other functions as the Board of Directors may assign from time to time. The Audit Committee has the authority to:

      o make recommendations to the Board of Directors regarding the appointment or replacement of independent public accountants;

      o confer with our independent registered public accountants regarding the scope, method and results of the audit of our books and accounts;

      o review our financial reporting process and the management recommendations made by our independent registered public accountants;

      o     recommend and implement any desired changes to our audit procedures;
            and

      o perform such other duties as the Board of Directors may from time to time direct.

COMPENSATION COMMITTEE

      On December 26, 2003, the Board of Directors established a Compensation Committee, which consists of three or more directors, each of whom must be an independent director, as defined in the charter for the Compensation Committee, and a "Non-Employee Director" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Compensation Committee consists of Charles Lieppe, as Chairman of the Committee, Robert Corliss and Robert Powers. Members of the Committee are appointed by the Board of Directors and, unless otherwise directed by the Board of Directors, serve one-year terms. Members may be removed by the Board of Directors at any time with or without cause. Upon the removal or resignation of a member, the Board of Directors may appoint a successor to serve the remainder of the unexpired term. The Committee will hold at least two meetings per year or more frequently as circumstances dictate.

      The purpose of the Compensation Committee is to: (1) assist the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers; (2) to establish and put into practice competitive compensation programs to attract, retain and motivate qualified senior executives and to align those executives' financial interests with the interests of our stockholders; and (3) to produce the annual report on executive compensation for inclusion in our annual proxy statement. The Compensation Committee has the authority to:

      o establish (1) the compensation (including salaries, bonuses and every other type of compensation that is not made available on a similar basis to our employees in general) of our Chief Executive Officer, (2) compensation policies applicable to the our executive officers and (3) the bases for the compensation of our Chief Executive Officer, including the facts and criteria on which it is based;

      o exercise all rights, authority and functions of the Board of Directors under our 2003 Stock Option Plan (the "2003 Plan"), which was adopted by the Board in November 2003, including, without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make other stock awards thereunder; provided that the Compensation Committee shall not be authorized to amend the 2003 Plan; and provided further, however, that the Board of Directors shall retain the right to exercise any such rights, authority and functions;

      o serve as the Administrator of the 2003 Plan, as that term is defined in the 2003 Plan;

      o recommend to the Board of Directors compensation arrangements for our non-employee directors and to establish such arrangements; and

      o perform such other duties as the Board of Directors may from time to time direct.

COMPENSATION OF THE BOARD OF DIRECTORS

      Directors are reimbursed for expenses actually incurred in connection with each meeting of the board or any committee thereof attended. In addition, each non-employee director, other than Mr. Lieppe, will be entitled to a grant under our 2003 stock option plan of options to purchase up to 100,000 shares, vesting in equal amounts over three years, for so long as he or she serves as a director.

      Jonathan Adams receives an annual salary of $12,000 to serve as our Co-Chairman of the Board of Directors.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

      Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

      With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

      Our Certificate of Incorporation contains a provision that eliminates the personal liability of our directors to us and our stockholders for monetary damages for breach of a director's fiduciary duty to us. This provision does not permit any limitation on, or elimination of the liability of a director for, disloyalty to us or our stockholders, for failing to acting good faith, for engaging in intentional misconduct or a knowing violation of law, for obtaining an improper personal benefit or for paying a dividend or approving a stock repurchase that would be illegal under the DGCL.

      Our Certificate of Incorporation requires us to indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in our right (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Moreover, the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

      Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             EXECUTIVE COMPENSATION

        The following table sets forth information with respect to compensation earned during our fiscal year ended September 30, 2006 by our executive officers. Other than the executive officers listed below, no other executive officers earned compensation exceeding $100,000 during the fiscal year ended September 30, 2006. The compensation indicated in the following table includes compensation earned from or paid by Utix Group and Corporate Sports during the last three fiscal years.


                                                                                    LONG-TERM
                                                     ANNUAL COMPENSATION           COMPENSATION
                                                     -------------------           ------------

                                                                                    SECURITIES
                                                                        OTHER       UNDERLYING
                                                                        ANNUAL       OPTIONS/
                                     FISCAL   SALARY       BONUS     COMPENSATION      SARS
    NAME AND PRINCIPAL POSITION       YEAR     ($)          ($)          ($)            (#)
------------------------------------ ------ ----------    --------   ------------   -----------
Anthony G. Roth                      2006    $199,231     $149,000      $6,154        150,000
President, Chief Executive Officer   2005    $158,077(1)  $ 50,000        --           24,350(2)
and Director                         2004    $148,043     $ 25,000        --           17,850

Mark L. Pover                        2006    $109,292     $103,000      $ -0-          70,000
Chief Financial Officer and          2005       --           --           --            --
Secretary (beginning March 1, 2006)  2004       --           --           --            --

John F. Burns                        2006       --           --           --            --
Chief Financial Officer (through     2005    $115,596     $ 20,000        --            --
July 31, 2005)                       2004    $105,217        --           --            8,700

Cynthia Cronan                       2006    $122,215     $ 20,000      $2,258         15,000
Chief Accounting Officer (through    2005    $105,769     $ 11,000        --            2,000(3)
September 28, 2006)                  2004    $ 55,769        --           --            1,500

Steven Apesos                        2006    $ 12,019     $  -0-        $ -0-           --
Executive Vice President of          2005    $122,306     $  6,000        --            --
Business Development (through        2004    $107,585        --           --            2,450
October 28, 2005)(4)
------------------------------------

(1) Effective January 30, 2006, Anthony G. Roth began receiving a base salary of $220,000 annually.

(2) 10,000 of these shares are issuable upon exercise of incentive stock options exercisable at $50 per share and vesting over four years, 7,850 shares are issuable upon exercise of incentive stock options exercisable at $35 per share and vesting over four years, and 6,500 shares are issuable upon exercise of incentive stock options exercisable at $40 per share and vesting over four years.

(3) 300 of these shares are issuable upon exercise of incentive stock options exercised at $50 per share, 1,200 shares issuable upon exercise of incentive stock options at $35 per share, and 500 shares are issuable upon exercise of incentive stock options exercisable at $40 per share, all vesting over four years.

(4) As of December 14, 2006, Mr. Apesos rejoined our Company as Executive Vice President/Managing Director.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table provides information regarding individual grants of stock options to each executive officer in Fiscal Year 2006.

                                     PERCENT OF
                       NUMBER      TOTAL OPTIONS/
                   OF SECURITIES    SARS GRANTED
                    UNDERLYING      TO EMPLOYEES    EXERCISE OR
                   OPTIONS/SARS      IN FISCAL     BASE PRICE       EXPIRATION
        NAME        GRANTED (#)        YEAR          ($/SH)            DATE
        ----       -------------   --------------  ------------    -------------

Anthony G. Roth        150,000         51.8%          $2.00        February 2016

Mark L. Pover           70,000         24.2%          $2.00          March 2016

Cynthia Cronan          15,000          5.2%          $2.00          March 2016

Steven Apesos             0               0%            --                --


OPTION/SAR EXERCISES AND YEAR-END OPTION/SAR VALUES

      The following table sets forth information with respect to those executive officers listed above, concerning exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                   Shares                  Number of Securities       Value of Unexercised
                Acquired on    Value      Underlying Unexercised      In-The-Money Options/
                  Exercise   Realized   Options/SARs at FY-End (#)      SARs at FY-End ($)
      Name           (#)        ($)     Exerciseable/Unexercisable  Exercisable/Unexercisable
      ----           ---     --------   --------------------------  -------------------------
Anthony G. Roth       0        $0.00          10,550/163,800            $452,375/$882,375

Mark L. Pover         0        $0.00             0/70,000                 $0.00/$140,000

Cynthia Cronan        0        $0.00            875/16,125               $33,500/$73,500

Steven Apesos         0        $0.00               0/0                     $0.00/$0.00

---------------------------------------------------------------------------------------------

LONG-TERM INCENTIVE AWARDS

      We made no long-term incentive awards to our named executive officers in the fiscal year ended September 30, 2006.

EMPLOYMENT AGREEMENTS

      ANTHONY G. ROTH, our President and Chief Executive Officer, has a five-year employment agreement with us that became effective January 2, 2002 and was amended in November 2003. Pursuant to the amended agreement, Mr. Roth was to be paid an annual salary of $160,000 and was awarded a one-time bonus of $50,000 in November 2004. Under this agreement, Mr. Roth is eligible for an annual bonus of up to 75% of his salary and is entitled to one-year severance if he is terminated by us without cause. If Mr. Roth is terminated following a change in control, he will be entitled to two-years severance. Mr. Roth is also granted options to purchase 10,000 shares of our common stock at $50 per share and 7,850 options at $35 per share, both of which vest over four years pursuant to our stock option plan, which was adopted by our board of directors in November 2003. Effective January 30, 2006, Mr. Roth began receiving a base salary of $220,000 annually.

      Mr. Roth has also agreed that he will not directly or indirectly disclose confidential information or otherwise engage in any activities competitive with our business for so long as he shall be performing services for us, and for three years thereafter. Furthermore, no amendment of Mr. Roth's employment agreement or other increases in compensation, bonuses, stock options, benefits or other transactions may be effected by us without the consent of a majority of the disinterested members on our board of directors and the affirmative approval and recommendation of not less than a majority of the three directors comprising the Compensation Committee.

      MARK L. POVER, our Chief Financial Officer, entered into an Employment Agreement with us on February 1, 2006 under which he became our Chief Financial Officer effective March 1, 2006. The agreement has a one-year term and automatically renews for successive one-year terms unless either party gives written notice of the desire to terminate the agreement at least six months prior to the scheduled end of a term. Under the agreement, Mr. Pover will be paid an annual base salary of $192,000, which amount will be reviewed and adjusted periodically by our Compensation Committee. Based on his individual performance, our general operating performance, and certain other factors. Mr. Pover will also be eligible for an annual performance bonus equal to up to 30% of his annual base salary. The agreement also provides for (a) participation in our stock option plan, (b) grants of discretionary bonuses, and (c) payment of severance compensation under certain circumstances.

      Mr. Pover's Employment Agreement also contains confidentiality, non competition, and non solicitation provisions.


      STEVEN APESOS, our Executive Vice President and Marketing Director, entered into an Employment Agreement with us on December 14, 2006. The agreement has a one-year term and automatically renews for successive one-year terms unless either party gives written notice of the desire to terminate the agreement at least six months prior to the scheduled end of a term. Under the agreement, Mr. Apesos will be paid an annual base salary of $200,000, which amount will be reviewed and adjusted periodically by our Compensation Committee. Based on his individual performance, our general operating performance, and certain other factors. Mr. Apesos will also be eligible for an annual performance bonus equal to up to 30% of his annual base salary. The agreement also provides for (a) participation in our stock option plan, (b) grants of discretionary bonuses, and (c) payment of severance compensation under certain circumstances. Mr. Apesos' Employment Agreement also contains confidentiality, non-competition, and non-solicitation provisions.


STOCK OPTION PLAN


      Pursuant to our 2003 stock option plan approved in November 2003, as amended as of July 18, 2006 (the "2003 Plan"), which expires on November 13, 2013, options to purchase an aggregate of 750,000 shares of our common stock may be issued. Of that amount, options to acquire 747,964 shares of our common stock have been issued at an average exercise price of $5.38 per share as of the date of this prospectus.


      The 2003 Plan is administered by the Compensation Committee. Options granted under the 2003 Plan are not generally transferable by the optionee except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the 2003 Plan vest in such annual increments as is determined by the Compensation Committee, typically in four equal annual increments for incentive stock options and three equal annual increments for non-qualified stock options. To the extent that options are vested, they must be exercised within a maximum of three months of the end of optionee's status as an employee, director or consultant, or within a maximum of 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the 2003 Plan shall be determined by the Compensation Committee. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date. The exercise price of incentive stock options for all other employees shall be not less than 100% of fair market value per share on the date of grant, and for consultants and non-employee directors, as determined by the Compensation Committee of the Board of Directors. The maximum term of an option granted under the 2003 Plan may not exceed 10 years from the date of grant.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following discloses, as of May 31, 2007, information concerning the ownership of our common stock, Series A convertible preferred stock and Series B convertible preferred stock, by:

      o each person who is known by us to own beneficially 5% or more of our common stock, or more than 5% of our preferred stock,

      o     each of our directors,

      o     each named executive officer, as defined under SEC rules, and

      o     all officers and directors as a group.

      A person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within sixty
(60) days. Beneficial ownership also includes shares indirectly held or shares over which a person has the right, by contract, understanding or other arrangement, to exercise voting or dispositive powers. As of May 31, 2007, there were an aggregate of (i) 1,759,372 shares of common stock outstanding, (ii) 1,063 shares of Series A convertible preferred stock outstanding, and (iii) 2,769,615 shares of Series B convertible preferred stock outstanding. The 1,759,372 shares of our issued and outstanding common stock do not include 384,369 shares being held in escrow, subject to certain beneficial ownership limitations.

      Except as otherwise required by law, the Series A convertible preferred stock and Series B convertible preferred stock have the right to vote with our common stock as a single class on any matter on which the holders of common stock are entitled to vote (including the election of directors). Each share of Series A convertible preferred stock and Series B preferred stock is entitled to one vote for each share of common stock that would be issuable upon conversion of that share on the record date. As of the date of this prospectus, each share of Series A convertible preferred stock was entitled to 3,846 votes (or 4,088,463 votes in the aggregate for all outstanding shares of Series A convertible preferred stock) and each share of Series B convertible preferred stock was entitled to one vote (or 2,769,615 votes in the aggregate for all outstanding shares of Series B convertible preferred stock).

      Except as otherwise indicated, we believe that the persons identified in the table have sole voting and dispositive power with respect to their shares. Unless otherwise indicated, the address for each beneficial owner is c/o Utix Group, Inc., 7 New England Executive Park, Suite 610, Burlington, MA 01803.

                                                                     SERIES A               SERIES B
                                          COMMON STOCK            PREFERRED STOCK        PREFERRED STOCK
                                       BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(1)
NAME AND ADDRESS                         NUMBER    PERCENT       NUMBER    PERCENT       NUMBER    PERCENT
----------------                       ---------  ---------    ---------  ---------    ---------  ---------
5% STOCKHOLDERS:

Austin W. Marxe and                    5,057,694      74.2%       800       75.3%       384,616     13.9%
David M. Greenhouse(2)
527 Madison Avenue,
Suite 2600
New York, NY 1022

MicroCapital Fund  LP(3)                 862,500      32.9%        --         --        750,000     27.1%
c/o MicroCapital LLC
623 Fifth Avenue, Suite 2502
New York, NY 10022

Dolphin Offshore Partners, L.P.(4)       530,769      23.2%        --         --        461,538     16.7%
c/o Dolphin Asset Management Corp.
129 East 17th Street
New York, NY 10003

Crescent International Ltd.(5)           442,307      20.1%        --         --        384,615     13.9%
c/o Cantara (Switzerland) SA
84 Av. Louis-Casai
CH 1216 Cointrin, Switzerland

Little Wing L.P.(6)                      418,280      20.5%        34        3.2%            --       --
c/o Quilcap Corp.
145 East 57th St., 11th Floor
New York, NY 10022

Crown Investment Partners, LP(7)         354,200      16.8%        --         --        308,000     11.1%
P.O. Box 410797
St. Louis, MO 63141

MicroCapital Fund  Ltd.(8)               287,500      14.1%        --         --        250,000      9.0%
c/o MicroCapital LLC
623 Fifth Avenue, Suite 2502
New York, NY 10022

SGC Capital Management, LLC(9)           192,308       9.9%        30        2.8%            --       --
19495 Biscayne Blvd.,
Suite 608
Aventura, FL 33180

Summit Trading Limited(10)               350,000      17.9%        --         --             --       --
Charlotte House
Charlotte Street, Nassau, Bahamas

                                                                     SERIES A               SERIES B
                                          COMMON STOCK            PREFERRED STOCK        PREFERRED STOCK
                                       BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(1)
NAME AND ADDRESS                         NUMBER    PERCENT       NUMBER    PERCENT       NUMBER    PERCENT
----------------                       ---------  ---------    ---------  ---------    ---------  ---------

5% STOCKHOLDERS (CONTINUED):

Merriman, Curhan, Ford & Co.(11)         175,000       9.1%        --         --             --       --
600 California St., 9th Floor
San Francisco, CA 94108

John Winfield and The                    174,179       9.9%        --         --             --       --
InterGroup Corporation(12)
820 Moraga Drive
Los Angeles, CA 90049

Axiom Capital Management(13)             106,177       5.7%        --         --             --       --
780 Third Avenue, 43rd Floor
New York, NY 10017

Rubin Family Irrevocable                 105,980       5.9%        --         --             --       --
Stock Trust(14)
25 Highland Blvd
Dix Hills, NY 11746

Charles Warshaw Family
Limited Partnership(15)                  103,615       5.7%        --         --             --       --
9 Phaeton Drive
Melville, NY 11747

The Crown Advisors #5(16)                 88,550       4.8%        --         --         77,000      2.8%
P.O. Box 410797
St. Louis, MO 63141

David Friend(17)                          86,209       4.9%        --         --             --       --
267 Clarendon St
Boston, MA 02116

Mort Goulder(18)                          86,209       4.9%        --         --             --       --
97 Ridge Road
Hollis, NH 03049

NAMED EXECUTIVE OFFICERS
  AND DIRECTORS:

Charles Lieppe(19)                        85,816       4.7%        --         --             --       --
Co-Chairman of the
Board of Directors

Jonathan Adams(20)                        54,608       3.1%        --         --             --       --
Co-Chairman of the
Board of Directors

                                                                     SERIES A               SERIES B
                                          COMMON STOCK            PREFERRED STOCK        PREFERRED STOCK
                                       BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(1)
NAME AND ADDRESS                         NUMBER    PERCENT       NUMBER    PERCENT       NUMBER    PERCENT
----------------                       ---------  ---------    ---------  ---------    ---------  ---------

NAMED EXECUTIVE OFFICERS
  AND DIRECTORS (CONTINUED):

Anthony Roth(21)                          66,694       3.7%        --         --             --       --
President, Chief Executive
Officer and Director

William F. Fenimore, Jr.(22)               8,733         *         --         --             --       --
Director

Robert Powers(23)                         13,563         *         --         --             --       --
Director

Robert Corliss(24)                        11,354         *         --         --             --       --
Director

Mark L. Pover(25)                         17,500         *         --         --             --       --
Chief Financial Officer
and Secretary

Steven M. Apesos (26)                     29,876       1.6%        --         --             --       --
Executive Vice President and
Managing Director

All Executive Officers                   288,174      14.9%        --         --             --       --
and Directors as a Group
(8 persons)(27)



-------------------------------

*Less than one percent

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the SEC, shares of common stock that an individual or group has a right to acquire within sixty
(60) days pursuant to the exercise of options or warrants, or the conversion of preferred stock are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of Utix common stock shown as beneficially owned by him.

(2) Consists of: (i) 1,538,462 shares of common stock issuable upon conversion of 400 shares of Series A preferred stock held by Special Situations Private Equity Fund, L.P., (ii) 192,308 shares of common stock issuable upon conversion of 192,308 shares of Series B preferred stock held by Special Situations Private Equity Fund, L.P.,(iii) 798,077 shares of common stock issuable upon exercise of currently exercisable warrants held by Special Situations Private Equity Fund, L.P., (iv) 1,123,077 shares of common stock issuable upon conversion of 292 shares of Series A preferred stock held by Special Situations Fund III, QP, L.P., (v) 140,385 shares of common stock issuable upon conversion of 140,385 shares of Series B preferred stock held by Special Situations Fund III, QP, L.P., (vi) 582,596 shares of common stock issuable upon exercise of currently exercisable warrants held by Special Situations Fund, QP, L.P., (vii) 323,077 shares of common stock issuable upon conversion of 84 shares of Series A preferred stock held by Special Situations Cayman Fund, L.P., (viii) 40,385 shares of common stock issuable upon conversion of 40,385 shares of Series B preferred stock held by Special Situations Cayman Fund L.P., (ix) 167,596 shares of common stock issuable upon exercise of currently exercisable warrants held by Special Situations Cayman Fund, L.P., (x) 92,308 shares of common stock issuable upon conversion of 24 shares of Series A preferred stock held by Special Situations Private Fund III, L.P., (xi) 11,538 shares of common stock issuable upon conversion of 11,538 shares of Series B preferred stock held by Special Situations Fund III, L.P., and (xii) 47,885 shares of common stock issuable upon exercise of currently exercisable warrants held by Special Situations Fund III, L.P.. Austin W. Marxe and David M. Greenhouse are the general partners of each of Special Situations Private Equity Fund, L.P., Special Situations Fund III, QP, L.P, Special Situations Cayman Fund, L.P., and Special Situations Private Fund III, L.P. (collectively, the "Funds"), and have voting and investment power over the shares owned by the Funds. Mr. Marxe and Mr. Greenhouse disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(3) Consists of: (i) 750,000 shares of common stock issuable upon conversion of 750,000 shares of Series B preferred stock held by MicroCapital Fund LP, and
(ii) 112,500 shares of common stock issuable upon exercise of currently exercisable warrants held by MicroCapital Fund LP. MicroCapital LLC is the general partner of MicroCapital Fund LP, and has sole voting and investment power over the shares owned by MicroCapital Fund LP. Ian P. Ellis is the Managing Member of MicroCaptial LLC. Mr. Ellis and MicroCapital LLC disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(4) Consists of: (i) 461,538 shares of common stock issuable upon conversion of 461,538 shares of Series B preferred stock held by Dolphin Offshore Partners, L.P. ("Dolphin"), and (ii) 69,231 shares of common stock issuable upon exercise of currently exercisable warrants held by Dolphin. Peter E. Salas is the general partner of Dolphin, and has sole voting and investment power over the shares owned by Dolphin. Mr. Salas disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(5) Consists of: (i) 384,615 shares of common stock issuable upon conversion of 384,615 shares of Series B preferred stock held by Crescent International Ltd. ("Crescent"), and (ii) 57,692 shares of common stock issuable upon exercise of currently exercisable warrants held by Crescent. Maxi Brezzi is the authorized signatory for Crescent, and has sole voting and investment power over the shares owned by Crescent. Mr. Brezzi disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(6) Includes: (i) 130,769 shares of common stock issuable upon conversion of 34 shares of Series A preferred stock held by Little Wing L.P., and (ii) 153,951 shares of common stock issuable upon exercise of currently exercisable warrants held by Little Wing. Does not include 2,028 shares of common stock underlying warrants held by Little Wing, which are subject to beneficial ownership limitations. Quilcap Corp., is the general partner of Little Wing, and has sole voting and investment power over the shares owned by Little Wing. Parker L. Quillen is the President of Quilcap Corp. Mr. Quillen and Quilcap Corp. disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(7) Consists of: (i) 308,000 shares of common stock issuable upon conversion of 308,000 shares of Series B preferred stock held by Crown Investment Partners, LP, and (ii) 46,200 shares of common stock issuable upon exercise of currently exercisable warrants held by Crown Investment Partners, LP. The Crown Advisors, LLC is the Investment Manager of Crown Investment Partners, LP, and has sole voting and investment power over the shares owned by Crown Investment Partners, LP. Chris Pauli is the Managing Member of The Crown Advisors, LLC. Mr. Pauli and The Crown Advisors, LLC disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(8) Consists of: (i) 250,000 shares of common stock issuable upon conversion of 250,000 shares of Series B preferred stock held by MicroCapital Fund Ltd, and
(ii) 37,500 shares of common stock issuable upon exercise of currently exercisable warrants held by MicroCapital Fund Ltd. MicroCapital LLC is the general partner of MicroCapital Fund Ltd, and has sole voting and investment power over the shares owned by MicroCapital Fund Ltd. Ian P. Ellis is the Managing Member of MicroCaptial LLC. Mr. Ellis and MicroCapital LLC disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(9) Consists of: (i) 115,385 shares of common stock issuable upon conversion of 30 shares of Series A preferred stock held by SCG Capital Management, LLC ("SCG Capital"), and (ii) 76,923 shares of common stock issuable upon exercise of currently exercisable warrants held by SCG Capital. Stephen Geduld is the Manager of SCG Capital and has sole voting and investment power over the shares owned by SCG Capital. Mr. Geduld disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in SCG Capital.

(10) Includes 100,000 shares of common stock underlying fully-vested stock options held by Summit Trading Limited ("Summit"). Richard Fixaris is the authorized signatory for Summit, and has sole voting and investment power over the shares owned by Summit. Mr. Fixaris disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(11) Consists of 175,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Merriman, Curhan, Ford & Co. ("Merriman"). Ed Keaney is the managing director of Merriman, and has sole voting and investment power over the shares owned by Merriman. Mr. Keaney disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(12) Consists of: (i) 72,573 shares of common stock held by Mr. Winfield, (ii) 9,125 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Winfield, (iii) 333 shares of common stock underlying fully-vested stock options held by Mr. Winfield, (iv) 72,573 shares of common stock held by The InterGroup Corporation ("InterGroup") over which Mr. Winfield has voting control and investment power, and (v) 9,125 shares of common stock issuable upon exercise of currently exercisable warrants held by InterGroup. Mr. Winfield and InterGroup also hold warrants and options with respect to an aggregate of 307,353 shares that are not included because they are the subject of agreements with us that the warrants and options cannot not be exercised at any time when the result would be to cause Mr. Winfield and InterGroup to beneficially own more than 9.99% of our outstanding common stock.

(13) Consists of 106,177 shares of common stock issuable upon exercise of currently exercisable warrants held by Axiom Capital Management ("Axiom"). Mark Martino is the president of Axiom, and has sole voting and investment power over the shares owned by Axiom. Mr. Martino disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(14) Includes 50,480 shares of common stock issuable upon exercise of currently exercisable warrants held by Rubin Family Irrevocable Stock Trust ("Rubin Trust"). Does not include 5,471 shares of common stock underlying warrants held by Rubin Trust, which are subject to beneficial ownership limitations. Margery Rubin is the Trustee of Rubin Trust, and has sole voting and investment power over the shares owned by Rubin Trust. Ms. Rubin disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest therein.


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



(15) Includes 45,164 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Warshaw. Does not include 4,299 shares of common stock underlying warrants held by Mr. Warshaw, which are subject to beneficial ownership limitations.

(16) Consists of: (i) 77,000 shares of common stock issuable upon conversion of 308,000 shares of Series B preferred stock held by The Crown Advisors #5, and
(ii) 11,550 shares of common stock issuable upon exercise of currently exercisable warrants held by The Crown Advisors #5. The Crown Advisors, LLC is the Investment Manager of The Crown Advisors #5, and has sole voting and investment power over the shares owned by The Crown Advisors #5. Chris Pauli is the Managing Member of The Crown Advisors, LLC. Mr. Pauli and The Crown Advisors, LLC disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(17) Includes (i) 18,578 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Friend, and (ii) 31,167 shares of common stock underlying fully-vested stock options held by Mr. Friend. Does not include (i) 6,038 shares of common stock underlying warrants held by Mr. Friend, which are subject to beneficial ownership limitations, and (ii) 1,833 additional shares underlying unvested options held by Mr. Friend, which vest over a period of three (3) years.

(18) Includes (i) 19,832 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Goulder, and (ii) 27,500 shares of common stock underlying fully-vested stock options held by Mr. Goulder. Does not include 6,086 shares of common stock underlying warrants held by Mr. Goulder, which are subject to beneficial ownership limitations.

(19) Includes: (i) 20,114 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Lieppe, and (ii) 34,958 shares of common stock underlying fully-vested stock options held by Mr. Lieppe. Does not include 45,292 additional shares underlying unvested options, which vest over a period of three (3) years.

(20) Includes 7,500 shares of common stock underlying fully-vested stock options held by Mr. Adams. Does not include 13,750 additional shares underlying unvested options, which vest over a period of four (4) years.

(21) Includes 52,175 shares of common stock underlying fully-vested stock options held by Mr. Roth. Does not include 122,175 additional shares underlying unvested options, which vest over a period of four (4) years.

(22) Includes 2,667 shares of common stock underlying fully-vested stock options held by Mr. Fenimore. Does not include 19,852 additional shares underlying unvested options, which vest over a period of three (3) years.

(23) Consists of 13,563 shares of common stock underlying fully-vested stock options held by Mr. Powers. Does not include 28,938 additional shares underlying unvested options, which vest over a period of three (3) years.


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(24)  Consists of 11,354 shares of common stock underlying fully-vested stock options held by Mr. Corliss. Does not include 23,646 additional shares underlying unvested options, which vest over a period of three (3) years.

(25) Consists of 17,500 shares of common stock underlying fully-vested stock options held by Mr. Pover. Does not include 52,500 shares underlying unvested stock options held by Mr. Pover, which vest over a period of four (4) years.

(26) Includes 10,630 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Apesos.

(27) Includes: (i) 117,683 shares of common stock, (ii) 30,774 shares of common stock issuable upon exercise of currently exercisable warrants, and (iii) 139,717 shares of common stock underlying fully-vested stock options. Does not include 306,152 additional shares underlying options not currently exercisable, all of which vest over a period of four (4) years.


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


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Between March 2003 and April 2004, Utix and Corporate Sports borrowed an aggregate of $1,945,000 from certain executive officers, directors, principal stockholders and other affiliates. These loans are described below.

      TRANSACTIONS WITH CHARLES LIEPPE.

      In March 2003, Corporate Sports borrowed $100,000 under a one-year line of credit provided by Charles A. Lieppe, as lender. Mr. Lieppe is Co-Chairman of our board of directors. Mr. Lieppe received a $1,000 fee on execution of the agreement and an additional $2,000 when Corporate Sports made its initial draw under the line of credit. Advances under the line of credit bear interest at 6% per annum payable semi-annually, and all outstanding advances, plus accrued interest, were due and payable in March 2004, unless the agreement wad extended for an additional one year by mutual agreement of the parties. The obligations under the line of credit agreement are secured by a security interest in all of Corporate Sports' existing and after-acquired assets and properties. In consideration for consulting services previously rendered to Corporate Sports and as additional consideration under the $100,000 line of credit, Corporate Sports granted five year warrants to Mr. Lieppe to purchase 0.5 shares of common stock of Corporate Sports.

      In November 2003, the line of credit note issued by Corporate Sports to Mr. Lieppe was cancelled and exchanged for a new 7% bridge note in the amount of $100,000 issued by Utix and due in November 2004, and the warrants were exchanged for warrants to purchase an aggregate of 483.97 shares of Utix Common Stock at an exercise price of $20.70 per share. The maturity date of this note was subsequently extended to March 31, 2005. The new note was subject to mandatory prepayment if, prior to such maturity date, we completed an equity financing of at least $1.5 million. The note was unconditionally guaranteed by Corporate Sports and convertible into shares of our common stock at Mr. Lieppe's option after December 2004. In consideration for the loan extension, we issued a warrant to Mr. Lieppe entitling him to purchase 1,000 shares of Utix common stock at an exercise price of $1.00 per share.

      In April 2004 we issued to Mr. Lieppe a secured subordinated note for $25,000 that was due December 31, 2004. That note bore interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The note was subject to mandatory prepayment if, prior to the maturity date, we completed an equity financing of at least $3.5 million; upon such prepayment, we will be required to pay a prepayment premium of 5% of the loan amount. The note was secured by a second priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the note but excluding selective receivable financing on bundled retail products.

      Prior to the issuance of 15% notes that we issued in May 2004, Mr. Lieppe agreed to fully subordinate his right to payment under his note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall occur and be continuing, Mr. Lieppe shall be entitled to receive regularly scheduled payments of principal and interest under the April 2004 10% note. Pursuant to an agreement in June 2004, Mr. Lieppe agreed to convert his $25,000 secured subordinated note into 714.29 shares of our common stock at a conversion price of $35 per share upon effectiveness of the registration statement that went effective on September 8, 2004.

      As a result of the Restructuring we completed as of April 7, 2006, Mr. Lieppe's notes were converted into 29,000 shares of our common stock, and his

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


warrants were exchanged for amended and restated warrants to purchase 6,976 shares of our common stock at an exercise price of $4.00 per share.



      TRANSACTIONS WITH STEVEN APESOS.

      In April 2003, Corporate Sports borrowed $50,000 under a one-year line of credit arrangement with Steven Apesos, as lender, on the same terms and conditions as the line of credit agreement with Charles A. Lieppe described above. Mr. Apesos is our Executive Vice President. Advances under the line of credit bore interest at 6% per annum payable semi-annually, and all outstanding advances, plus accrued interest, were due and payable in March 2004, unless the agreement was extended for an additional one year by mutual agreement of the parties. The obligations under the line of credit agreement were secured by a security interest in all of Corporate Sports' existing and after-acquired assets and properties. In consideration for providing this loan, Corporate Sports granted received five year warrants to Mr. Apesos to purchase 0.250 shares of its common stock.

      In November 2003, the line of credit note issued by Corporate Sports to Mr. Apesos was cancelled and exchanged for a new 7% bridge note issued by Utix in the amount of $50,000 and due in November 2004, and the warrants were exchanged for warrants to purchase 24,199 shares of Utix common stock at an exercise price of $0.207 per share. At the same time, Mr. Apesos lent Utix an additional $10,000. The new notes aggregating $60,000 were subject to

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


mandatory prepayment if, prior to such maturity date, we completed an equity financing of at least $1.5 million. The notes were unconditionally guaranteed by Corporate Sports and convertible into shares of our common stock at Mr. Apesos's option after December 2004. In consideration for the loan extension, Mr. Apesos received a warrant entitling him to purchase 600 shares of our common stock at an exercise price of $1.00 per share.

      In a similar transaction in July 2003, Mr. Apesos lent to Corporate Sports an additional $50,000, which accrued interest at the rate of 9% per annum and would have matured in August 2006. In consideration for providing this loan, Mr. Apesos received five year warrants to purchase common stock of Corporate Sports. Pursuant to the Share Exchange Agreement described below, the note issued by Corporate Sports was cancelled and exchanged for a note issued by Utix under the same terms and conditions as the original note issued by Corporate Sports, and the warrants were exchanged for warrants to purchase 967.95 shares of Utix common stock at an exercise price of $51.70 per share. The note was unconditionally guaranteed by Corporate Sports and convertible into 1,161.54 shares of our common stock at Mr. Apesos's option after December 2004. We had the right to prepay the note prior to August 1, 2004 by providing Mr. Apesos thirty-days notice and paying a 10% premium.

      In April 2004 Mr. Apesos lent Utix an additional $25,000, and we issued to him our $25,000 secured subordinated note that was due December 31, 2004. The note bore interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The note was subject to mandatory prepayment if, prior to the maturity date, we completed an equity financing of at least $3.5 million; upon prepayment, we would be required to pay a prepayment premium of 5% of the loan amount. The note was secured by a second priority security interest in all of our assets and in all of the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the note but excluding selective receivable financing on bundled retail products.

      Prior to the issuance of 15% notes that we issued in May 2004, Mr. Apesos agreed to fully subordinate his right to payment under his note and any security interest or lien securing the note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall occur and be continuing, Mr. Apesos was be entitled to receive regularly scheduled payments of principal and interest under the 10% notes.

      Pursuant to an agreement in June 2004, Mr. Apesos agreed to convert all of his notes, aggregating $135,000, into 3,857.14 shares of our common stock, at a conversion price of $35 per share. In consideration of the conversion, we agreed to reduce the exercise price of the warrants to purchase 967.95 shares issued to Mr. Apesos in July 2003 from $51.07 to $35 per share upon the effectiveness of our registration statement that became effective in September of 2004. We provided the same exercise price reductions to all other holders of our warrants exercisable at $51.70 per share who agreed to convert our notes into common stock at $35 per share.

      In August 2004, Mr. Apesos lent $100,000 to us under a sixty (60) day note which accrues at an interest rate of 12% per annum. As of October 31, 2004, the note became a demand note, of which $50,000 was repaid in the quarter ended March 2005.

      As a result of the Restructuring we completed as of April 7, 2006, Mr. Apesos's notes were converted into 14,500 shares of our common stock, and his warrants were exchanged for amended and restated warrants to purchase 3,960 shares of our common stock at an exercise price of $4.00 per share.

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


      TRANSACTIONS WITH ROBERT M. RUBIN AND RELATED PARTIES.

      In accordance with the terms of the Share Exchange Agreement, Robert M. Rubin committed to provide Corporate Sports with $300,000 of debt financing. In November 2003, the Rubin Family Irrevocable Stock Trust purchased $112,500 of our 7% bridge notes due November 2004, and Mr. Rubin arranged for unaffiliated persons to purchase an additional $187,500 of such 7% notes. All those notes were unconditionally guaranteed by Corporate Sports. As additional consideration for providing $112,500 of the $300,000 of loans, the Rubin Trust received warrants entitling it to purchase 112,500 shares of our common stock at an exercise price of $.001 per share.

      In February 2004, in connection with the sale of $350,000 of additional 7% notes due in November 2004, the Rubin Family Irrevocable Stock Trust lent us an additional $150,000, arranged for an additional $100,000 of loans and received warrants to purchase 1,500 shares of our common stock at $10 per share. Pursuant to an agreement in June 2004, the Rubin Family Irrevocable Stock Trust extended the maturity date of the November bridge notes and February bridge notes to October 1, 2005 in exchange for us allowing the Trust, at any time prior to October 1, 2005, to convert the notes at $35 per share, subject to weighted average anti-dilution protection in the event that we issued shares of our common stock or notes or other securities convertible or exercisable for common stock, at a conversion or exercise price below $35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement. In addition, if the average trading price of our common stock, as traded on the NASD OTC Bulletin Board or any other securities exchange, was equal to or greater than $70 per share for the 30 consecutive trading days immediately prior to the maturity date, then on the maturity date, we could have paid the notes either in cash or in shares of our common stock at $35 per share; provided that the Trust would receive at least 100% of the principal and interest on resale of the shares. In August 2004, the Rubin Trust agreed to rescind the agreement to extend the maturity date AB INITIO.

      In January 2005, we renegotiated the terms of an aggregate of $550,000 of our 7% notes due November 2004 with the Rubin Trust and three other investors introduced to us by Robert M. Rubin. Under the terms of the arrangement, the new 7% notes matured on November 2005 and were convertible by the holders at any time into shares of our common stock at a conversion price of $35 per share. In addition, we issued to the holders of these notes five year warrants to purchase an additional 15,714.29 shares of our common stock at an exercise price of $35 per share. As a result, the Rubin Trust (which had lent us $262,500) received its pro rata share of these warrants, which gave the trust the right to purchase 7,500 shares.

      As a result of the Restructuring we completed as of April 7, 2006, Mr. Rubin and his affiliates' notes were converted into an aggregate of 159,500 shares of our common stock, and their warrants were exchanged for amended and restated warrants to purchase an aggregate of 43,482 shares of our common stock at an exercise price of $4.00 per share.



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




      TRANSACTION RELATED TO ANTHONY G. ROTH.

      In November 2003 we borrowed $10,000 from Anthony G. Roth, our President and Chief Executive Officer, and issued to him a 7% bridge note due November 2004.

      In April 2004 we issued to Roth Financial Group, Inc., which is controlled by Anthony G. Roth, secured subordinated notes for an aggregate amount of $185,000 due December 31, 2004. The notes bore interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The notes were subject to mandatory prepayment if, prior to such maturity date, we completed an equity financing of at least $3.5 million; upon such prepayment, we would have been required to pay a prepayment premium of 5% of the loan amount. The notes were secured by a second priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the notes but excluding selective receivable financing on bundled retail products.

      Prior to the issuance of 15% notes that we issued in May 2004, Roth Financial Group agreed to fully subordinate its right to payment under its note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes occurred and was continuing, Roth Financial Group was entitled to receive regularly scheduled payments of principal and interest under the 10% notes. Pursuant to an agreement in June 2004 Mr. Roth and Roth Financial Group agreed to convert $175,000 of the total indebtedness owed to them into 5,000 shares of our common stock at a conversion price of $35 per share upon effectiveness of our registration statement that became effective in September of 2004.



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




      TRANSACTIONS WITH JOHN WINFIELD AND RELATED PARTIES.

      In February, 2005, we raised $1,500,000 through the sale of a $1,000,000 convertible promissory note to John Winfield and the InterGroup Corporation and the sale of 12,500 shares of our common stock at $40 per share through Laconia Capital Corporation, a registered broker-dealer. In connection with these transactions, John Winfield and the InterGroup Corporation purchased a total of 23,230.71 shares of our common stock from Anne Concannon, a former member of our board of directors, and 4 persons introduced to us by Great Court Capital, LLC, and purchased 10,000 shares of our common stock from Jonathan Adams, a present member of our board of directors, both in privately negotiated transactions. John Winfield also entered into an advisory agreement with us which provides, among other things, that we will issue warrants to him to purchase 20,000 shares of our common stock at $55 per share, and we will pay him a 6% commission on any sales made by us to any purchaser of our products that he introduces to us.


      As a result of the Restructuring we completed as of April 7, 2006, Mr. Winfield and his affiliates' notes were converted into an aggregate of 121,916 shares of our common stock, and their warrants were exchanged for amended and restated warrants to purchase an aggregate of 123,750 shares of our common stock at an exercise price of $4.00 per share. We are obligated to issue an additional 313,084 shares of common stock to Mr. Winfield and/or his affiliates at such times it will not cause them to exceed ownership limitations to which they are subject.


                           DESCRIPTION OF SECURITIES


      We are authorized to issue 375,000,000 shares of common stock, par value $.001 per share and 25,000,000 shares of preferred stock, par value $.001 per share. As of May 31, 2007 we had 1,759,372 shares of our common stock issued and outstanding, 1,063 shares of our Series A convertible preferred stock outstanding, and 2,769,615 shares of our Series B convertible preferred stock issued and outstanding. The 1,759,372 shares of our issued and outstanding common stock do not include 384,369 shares being held in escrow, subject to certain beneficial ownership limitations.


WARRANTS


      As of May 31, 2007, we had outstanding warrants to purchase 3,050,200 shares of common stock at $1.30 per share, warrants to purchase 549,312 shares of common stock at $2.60 per share, warrants to purchase 209,325 shares of common stock at $3.29 per share, and warrants to purchase 175,000 shares of common stock at $4.00 per share. All of the warrants are subject to anti-dilution adjustments, are exercisable for a period of five years, and in certain cases contain cashless exercise provisions.


OPTIONS


      As of May 31, 2007, there were outstanding options under our 2003 Employee Stock Option Plan for participants to purchase up to approximately 747,964 shares of common stock at an average exercise price of $5.38 per share and of which 387,035 were fully vested.


PREFERRED STOCK

      Our Articles of Incorporation permit our Board of Directors to fix the rights, preferences and privileges of, and issue up to 25,000,000 shares of, preferred stock with voting, conversion, dividend and other rights and preferences that could adversely affect the voting power or other rights of our shareholders. The issuance of preferred stock or rights to purchase preferred stock could have the effect of delaying or preventing a change in control of the Company. In addition, the possible issuance of additional preferred stock could discourage a proxy contest, make more difficult acquisition of a substantial block of Company's common stock or limit the

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


price that investors might be willing to pay for shares of the Company's common stock.


      Effective January 13, 2006, we amended our Certificate of Incorporation by filing a Certificate of Designations with the Secretary of State of the State of Delaware. The Certificate of Designations authorizes us to issue up to 2,000 shares of Series A convertible preferred stock, par value $0.001 per share. On January 20, 2006, we issued a total of 1,093 shares of Series A convertible preferred stock. Currently, 1,063 of such shares are issued and outstanding. The rights, preferences, and limitations of the Series A convertible preferred stock are summarized as follows:


      o STATED VALUE: $5,000 per share (subject to anti-dilution and other adjustments)


      o DIVIDENDS: Dividends on the Series A preferred stock shall be declared from time to time as determined by the Board of Directors out of legally available funds. We may not declare, pay or set aside any dividends or distributions on the common stock (other than dividends payable solely in shares of common stock), unless the holders of the Series A preferred stock first receive, or simultaneously receive, a dividend or distribution on each outstanding share of Series A preferred stock equal to the product of (1) the per share dividend or distribution paid or set aside for the common stock , multiplied by (2) the number of shares of common stock into which the share of Series A preferred stock is then convertible into.

      o CONVERTIBLE: The Series A preferred stock is convertible at any time at the holder's option into that number of shares of common stock equal to the number of shares of common stock that is obtained by multiplying the number of shares of Series A preferred stock to be converted by the Liquidation Preference per share and dividing the result by $1.30 (subject to adjustment for stock issuances of common stock at a price below the conversion price, dividends, stock splits, reclassifications, and similar events). As of the date hereof, each share of Series A preferred stock is convertible into 3,846 shares of common stock.


      o LIQUIDATION PREFERENCE: Upon liquidation, dissolution or winding up of the Company, the Series A preferred stock ranks senior to the common stock and all other equity or equity equivalent securities of the Company other than those securities that are explicitly senior in rights or liquidation preference to the Series A preferred stock, and each holder shall be entitled to be paid an amount per share equal to the Stated Value plus any accrued and unpaid dividends (the "Liquidation Preference").


      o VOTING: In addition to any voting rights provided by law, the Series A preferred stock has the right to vote together with the holders of common stock as a single class on any matter on which the common stock is entitled to vote. Each holder of Series A preferred stock is entitled to one vote for each share of common stock that would be issuable upon conversion of all shares of Series A preferred stock then held by the Series A preferred stockholder. As of the date hereof, each outstanding share of Series A preferred stock is entitled to 3,846 votes on each matter on which it may be voted together with the common stock.


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


      The foregoing is only a summary of certain material terms of the Series A preferred stock. For a complete description of the rights and preferences of the Series A preferred, reference is made to the Certificate of Designations.


      Effective November 3, 2006, we amended our Certificate of Incorporation by filing a Certificate of Designations with the Secretary of State of the State of Delaware. The Certificate of Designations authorized us to issue 2,692,308 shares of Series B convertible preferred stock, par value $0.001 per share. On November 9, 2006, we issued a total of 2,298,077 shares of Series B convertible preferred stock. On January 23, 2007, we amended the Certificate of Designations to increase the number of our authorized shares of Series B convertible preferred stock to 3,000,000, and issued 461,538 additional shares of Series B convertible preferred stock. The rights, preferences, and limitations of the Series B convertible preferred stock are summarized as follows:


      o STATED VALUE: $1.30 per share (subject to anti-dilution and other adjustments)


      o DIVIDENDS: Dividends on the Series B preferred stock shall be declared from time to time as determined by the Board of Directors out of legally available funds. We may not declare, pay or set aside any dividends or distributions on the common stock (other than dividends payable solely in shares of common stock), unless the holders of the Series B preferred stock first receive, or simultaneously receive, a dividend or distribution on each outstanding share of Series B preferred stock equal to the product of (1) the per share dividend or distribution paid or set aside for the common stock, multiplied by (2) the number of shares of common stock into which the share of Series B preferred stock is then convertible into.


      o CONVERTIBLE: The Series B preferred stock is convertible at any time at the holder's option into that number of shares of common stock equal to the number of shares of common stock that is obtained by multiplying the number of shares of Series B preferred stock to be converted by the Liquidation Preference per share and dividing the result by $1.30 (subject to adjustment for stock issuances of common stock at a price below the conversion price, dividends, stock splits, reclassifications, and similar events). As of the date hereof, each share of Series B preferred stock is convertible into one share of common stock.

      o LIQUIDATION PREFERENCE: Upon liquidation, dissolution or winding up of the Company, the Series B preferred stock ranks senior to the common stock and all other equity or equity equivalent securities of the Company other than those securities that are explicitly senior in rights or liquidation preference to the Series B preferred stock, and each holder shall be entitled to be paid an amount per share equal to the Stated Value plus any accrued and unpaid dividends (the "Liquidation Preference").

      o VOTING: In addition to any voting rights provided by law, the Series B preferred stock has the right to vote together with the holders of common stock as a single class on any matter on which the common stock is entitled to vote. Each holder of Series B preferred stock is entitled to one vote for each share of common stock that would be issuable upon conversion of all shares of Series B preferred stock then held by the Series B preferred stockholder. As of the date hereof, each outstanding share of Series B preferred stock is entitled to one vote on each matter on which it may be voted together with the common stock.

      The foregoing is only a summary of certain material terms of the Series B preferred stock. For a complete description of the rights and preferences of the Series B preferred stock, reference is made to the Certificate of Designations.

COMMON STOCK

      The following statement is a brief summary of certain provisions relating to our common stock:

      DIVIDENDS. The holders of common stock are entitled to receive, ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefore.

      LIQUIDATION PREFERENCE. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled, subject to the rights of holders of our preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

      CONVERSION. The holders of common stock have no conversion rights and they are not subject to further calls or assessments by us.

      PREEMPTION. The holders of common stock have no preemptive rights and they are not subject to further calls or assessments by us.

      VOTING RIGHTS. The holders of common stock are entitled to one vote for each share held of record on all matters on which the holders of common stock are entitled to vote.

      REDEMPTION. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and nonassessable.

TRANSFER AGENT

      The transfer agent for our common stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716.

                              SELLING STOCKHOLDERS

      We are registering this offering under the terms of registration rights agreements between us and the holders of certain of our securities. Such securities were issued by us in transactions that were exempt from the registration requirements of the Securities Act to persons reasonably believed by us to be "accredited investors" as defined in Regulation D under the Securities Act.

      The selling stockholders acquired their securities in the following transactions:




      On November 13, 2003, the security holders of Corporate Sports Incentives, Inc. consummated the transactions contemplated by a share exchange agreement (the "Share Exchange Agreement"), dated as of October 31, 2003, between Chantal Skin Care Corporation ("Chantal"), Corporate Sports, Joel Pensley, as the principal shareholder of Chantal, and the stockholders of

Corporate Sports. On the same day, following the exchange, the Company changed its name to Utix Group, Inc. ("Utix"). Mr. Pensley was the former president of Chantal and, at the time of the exchange, was the owner of 43,950 shares or 82.1% of the outstanding capital stock of Chantal. As a result of the exchange, Corporate Sports became our wholly owned subsidiary. The former security holders of Corporate Sports received an aggregate of 135,000 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Utix, which constituted 71.6% of the ownership interest in Utix on a fully-diluted basis, in exchange for an aggregate of 139 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Corporate Sports.

      Under the terms of the Share Exchange Agreement:

      o The 111.5 then outstanding shares of common stock of Corporate Sports were exchanged for an aggregate of 107,926 shares of Utix common stock, and the 27.82673 additional shares of Corporate Sports common stock reserved for issuance upon conversion of convertible notes or exercise of outstanding Corporate Sports warrants and options (collectively, "Share Equivalents") were exchanged for an aggregate of 270,074 Share Equivalents of Utix;

      o The board of directors of Corporate Sports became the board of directors of Utix;

      o Joel Pensley transferred to the Rubin Family Irrevocable Stock Trust (the "Rubin Trust") and Nexgen Holdings Corp. ("Nexgen"), in equal amounts, a total of 37,500 shares of Utix common stock, or 85.3% of the shares then owned by Mr. Pensley. The Rubin Trust and Nexgen subsequently transferred 1,000 of such shares, in equal amounts, to affiliates of Capital Access Group, LLC. In March 2004, Nexgen sold all of its equity in Utix to Mr. Pensley, and in May 2004, Utix agreed to repurchase 15,000 of the 24,700 shares then owned by Mr. Pensley for $1,500 and to issue to Mr. Pensley a five-year warrant to purchase 7,500 shares of common stock at an exercise price of $0.15 per share;

      o     Utix adopted the 2003 Stock Option Plan;

      o Robert M. Rubin (the settler of the Rubin Trust) committed to provide not less than $300,000 of financing of 7% Utix bridge notes;

      o The Rubin Trust agreed not to sell any of its Utix shares until November 13, 2005; and

      o The Rubin Trust agreed to vote its shares of Utix common stock in such manner the majority of our board of directors shall determine in appointing nominees to the board of directors.




      Between March 2003 and November 2003, we, and our subsidiary Corporate Sports, borrowed an aggregate of $1,295,000 from our executive officers, directors, principal stockholders and other third parties. In connection with these borrowings, we issued to the lenders our 7% notes due November 13, 2004 and warrants entitling them to purchase an aggregate of 8,250 shares of our common stock at an exercise price of $0.10 per share, and 9% convertible notes due 2006 and warrants entitling such persons to purchase an aggregate of 9,099 shares of our common stock at an exercise price of $52 per share.

      Pursuant to an offer we made in June 2004, the holders of $825,000 principal amount of these 7% and 9% notes agreed to convert their notes and accrued interest into an aggregate of 23,571 shares of our common stock at a conversion price of $35 per share upon effectiveness of our registration statement, the effective date of which was September 8, 2004, and $70,000 of these notes was repaid. As consideration for the conversion, we agreed to reduce the exercise price of the warrants to purchase our common stock from $52 to $35 and increase the number of shares that could be purchased from 9,099 to 13,429. Furthermore, pursuant to an offer we made in June 2004, four of the holders of the notes issued in November 2003 aggregating $300,000 agreed to extend the maturity date of the notes to October 1, 2005 in exchange for us allowing them, at any time prior to October 1, 2005, to convert the notes at $35 per share, subject to weighted average anti-dilution protection in the event that we issue shares of our common stock or notes or other securities convertible or exercisable for common stock at a conversion or exercise price below $35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement, the effective date of which was September 8, 2004. In August 2004, these four note holders agreed to rescind the agreement AB INITIO. In December 2004, the holder of $112,500 of these notes agreed to extend the maturity date to November 30, 2005, and we agreed to grant five-year warrants to them to purchase 3,214 shares of our common stock at $35 per share. We negotiated the extension of the other three loans totaling $187,500 on the same terms at which the holder of $112,500 extended his note, thus issuing five-year warrants to purchase 5,357 shares of our common stock at $35 per share in exchange for the extension. The remaining $100,000 was converted to a demand note, $50,000 of which was made payable upon the next $500,000 equity raise, and the remaining $50,000 was made payable upon the subsequent $500,000 equity raise.

      In February 2004 we borrowed an additional $350,000 from three persons, including certain principal stockholders. These loans were also evidenced by our 7% notes due and payable on November 30, 2004, a date subsequently extended to November 30, 2005. We also issued to the lenders five year warrants entitling them to purchase 3,500 shares of our common stock at an exercise price of $10 per share, subject to anti-dilution provisions.

      Pursuant to an agreement in June 2004, two of the holders with notes aggregating $250,000 agreed to extend the maturity date of the notes to October 1, 2005 in exchange for us allowing them, at any time prior to October 1, 2005, to convert the notes at $35 per share, subject to weighted average anti-dilution protection in the event that we issue shares of our common stock or notes or other securities convertible or exercisable for common stock at a conversion or exercise price below $35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement, the effective date of which was September 8, 2004. In August 2004, these two note holders agreed to rescind the agreement ab initio. In December 2004, the holder of $150,000 of these loans agreed to extend the loans to November 30, 2005, in return for our agreement to grant five-year warrants exercisable for 4,286 shares of our common stock at $35 per share. We also negotiated an extension of $100,000 of these notes on the same terms as agreed to with the holder of $150,000 of these notes, receiving five-year warrants exercisable for 2,857 shares of our common stock at $35 per share. The remaining $100,000 in loans was repaid.

      In April and May 2004, we issued secured subordinated notes for an aggregate amount of $460,000 to six persons, including certain officers, directors and other affiliates, which were due December 31, 2004. The notes bore interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The notes were subject to mandatory prepayment if, prior to such maturity date, we completed an equity financing of at least $3.5 million. The notes were secured by a second priority security interest in all of our assets, and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the notes but excluding selective receivable financing on bundled retail products. Prior to the issuance of the 15% notes described below, each of the note holders agreed to fully subordinate his or her right to payment under the 10% note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall have occurred, the note holders were entitled to receive regularly scheduled payments of principal and interest under the 10% notes. Pursuant to an agreement in June 2004, the holders of $460,000 aggregate principal amount of these 10% notes converted their notes plus accrued interest into an aggregate of 13,626 shares of our common stock at a conversion price of $35 per share following effectiveness of our registration statement, the effective date of which was September 8, 2004.

      In May 2004, we issued secured 15% notes for an aggregate of $1,535,000 to eleven persons, some of whom are current shareholders of ours. The notes were originally due in May 2005 and bear interest at the rate of 15% per annum, payable quarterly. The notes were subject to mandatory prepayment prior to such maturity date out of 50% of the net proceeds, if any, in excess of $2.5 million that we may have derived from any one or more equity financings. The notes were secured by a priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, which was senior to an aggregate of $1,405,000 of the notes we issued between March 2003 and April 2004. The holders of $285,000 of these notes converted into shares of our common stock at $35 per share, leaving a balance of $1,250,000 of these 15% notes then outstanding.

      In connection with the issuance of the 15% notes in May 2004, we also issued to the lenders five year warrants entitling them to purchase 43,857 shares of our common stock at an exercise price of $35 per share, subject to anti-dilution provisions.

      As part of the sale of the 15% notes, we paid a $114,200 finders fee to Great Court Capital, LLC and issued warrants to purchase 5,000 of our shares at an exercise price of $15 per share to an unaffiliated third party in consideration for introducing us to Great Court Capital, LLC.

      We renegotiated the terms of the remaining $1,250,000 of 15% notes and accrued interest that were due in May 2005. In January 2005, we amended and restated the 15% notes to (a) eliminate the requirements to prepay the 15% notes out of proceeds of our public offering, and (b) extend the maturity date of all 15% notes to November 2005. In consideration for such financial accommodations, we issued to the remaining note holders additional warrants to purchase an aggregate of 26,042 shares of common stock exercisable at an exercise price of $48 per share (subject to anti-dilution provisions), agreed to eliminate any right to repurchase or cancel the original warrants to purchase an aggregate of 35,714 shares of common stock exercisable at $35 per share, issued to such investors in May 2004, and granted certain "cashless" exercise rights for the warrants. We also had the option to give the note holders the right to convert to shares of our common stock at $35 per share, and the note holders have 60 days to decide whether or not to convert. We also agreed to file a registration statement no later than February 11, 2005 to register shares underlying the new warrants, the original warrants, and the potential conversion of the revised notes (a total of 97,500 shares of common stock). This registration statement was declared effective by the Securities and Exchange Commission on March 8, 2005. It included the shares underlying the original and new warrants. As of June 30, 2005, we had not registered the shares underlying the potential conversion of these notes. We accrued the applicable penalty as of September 30, 2005 and are including the shares underlying potential conversion in this registration statement.

      In May 2004, we entered into a financial advisory agreement with Strategic Development Partners, LLC, an affiliate of Great Court. Under the terms of the advisory agreement, Strategic Development Partners agreed to assist us in connection with our marketing efforts and in introducing us to investment bankers and/or broker/dealers who may assist us in the sale of our securities in the United States and Europe. We agreed to issue to Strategic Development Partners, for $1,143, a total of 11,429 shares of our common stock and paid Strategic Development Partners $75,000. We had the right to cancel the agreement at any time after July 28, 2004 on 30 days notice.

      In conjunction with the renegotiation of the terms of the 15% notes, we renegotiated the Strategic Development Partners agreement under which we issued and sold to SD Partners for $1,125 a total of 11,250 shares of common stock and also issued five-year warrants to purchase up to 11,250 shares of common stock at $48 per share, subject to anti-dilution provisions. In addition, we agreed to register all of these shares by February 11, 2005 in the registration statement to be filed under the Great Court Agreement, which registration statement was declared effective on March 8, 2005. The shares underlying the original and new warrants were registered. The shares underlying the potential conversion of these notes have not been registered and we incurred a penalty. As consideration for this penalty, the Company issued 33,000 shares of common stock, subject to share ownership limitations. Finally, we agreed to pay SD Partners a fee of $125,000.

      In August 2004, we issued $430,000 of notes with interest at 12% to four individuals, with a sixty (60) day maturity date. The holders of $80,000 of these notes agreed to convert principal and accrued interest into common stock at $35 per share. The holder of $250,000 of these notes agreed to convert $125,000 of principal plus accrued interest into common stock at $35 per share and to extend $125,000 of these notes plus accrued interest to December 31, 2005. The remaining $100,000 note became a demand note, $50,000 of which was repaid in the quarter ending March 31, 2005.

      The Company filed an SB-2 Registration Statement with an effective date of September 8, 2004. On September 27, 2004, Gravitas, as a placement agent, completed $2,986,000 of financing at $35 per share. On December 7, 2004, Gravitas completed $990,225 of financing and $1,069,200 of financing both at $45 per share. The public offering was closed on December 7, 2004.

      On December 10, 2004, we closed a private sale of 2,222 shares of common stock at $45 per share.

      During the six months ended March 31, 2005, we closed on a sale of $1.6 million, three year, 5% convertible notes that were convertible to common stock at $40 per share, completed the private sale of $595,000 of common stock at $40 per share and the private sale of $19,485 of common stock at $45 per share, which were used to meet ongoing working capital requirements in 2005.

      In May 2005, we completed the private sale of 1,000 common shares at $40 per share.

      In July 2005, we issued $1,310,000 of convertible notes to 12 individuals, some of whom were then shareholders of ours. The convertible notes were convertible at $12.50 per common share. In connection with the issuance of these notes, we also issued to the lenders two year warrants entitling them to purchase 104,800 shares of our common stock at an exercise price of $12.50 per share. The notes were originally due on September 18, 2005, and bore interest at the rate of 12% per annum, payable at maturity. In consideration for extending the maturities of these notes, we offered each note holder additional interest of 1%. The holders of $810,000 of these notes accepted the offer and agreed to convert their notes upon the next equity round. As of September 30, 2005, we were in default on $500,000 of these notes and accordingly the interest rate is now at 15% per annum. We repaid $200,000 plus interest in October 2005, leaving a principal balance of $300,000. In December 2005, we issued this note holder additional warrants to purchase 24,000 shares of common stock at $12.50 per share.

      In December 2005, we raised $146,000 through the issuance of 12% Convertible Notes to 5 individuals who were shareholders of ours. These notes were convertible at $12.50 per common share, and would mature on March 31, 2006. The notes were accompanied by warrants to purchase 5,840 shares at $12.50 per share. The warrants would have expired in December 2007.




      In January 2006, we issued and sold 1,093 shares of our Series A Convertible Preferred Stock, $0.001 par value ("Series A preferred stock"), and warrants ("Warrants") to purchase up to 683,125 shares of our common stock, $0.001 par value ("Common Stock"), for an aggregate purchase price of $5,465,000 (the "Offering").

      The Warrants are exercisable at a price of $4.00 per share, subject to normal and customary anti-dilution adjustments, or if we sell additional securities at a purchase price lower than such exercise price. The Warrants expire, subject to certain limited exceptions, on January 20, 2011. The Warrants may be exercised for cash or, if following the first anniversary of the date of their purchase the shares underlying the Warrants may not then be freely sold to the public for any reason, pursuant to a cashless exercise feature. We have the right to call the Warrants if the closing price of our common stock equals or exceeds $12.00 for each of 20 consecutive trading days and certain other conditions are met. At any given time, we may not call more than the lesser of
(i) 20% of the aggregate amount of Warrants initially issued or (ii) the number of remaining Warrants held by the holders thereof.

      The Series A preferred stock will be entitled to such dividends as may be determined by our board of directors from time to time, provided that we may not pay cash dividends on the common stock without paying a dividend on the Series A preferred stock on an as-converted basis. Upon any liquidation, dissolution or winding up of our company, the holders of the Series A preferred stock will be entitled to a liquidation preference equal to the purchase price of the Series A preferred stock plus any accrued and unpaid dividends. The Series A preferred stock is convertible at any time at the holders' option at a conversion price of $2.00 per share, subject to normal and customary anti-dilution adjustments, or if we sell additional securities on preferential terms. Currently, each share of Series A preferred stock is convertible into 2,500 shares of common stock. In addition to any other voting rights provided by law, the Series A preferred stock has the right to vote together with the holders of common stock as a single class on any matter on which the common stock is entitled to vote. Each share of Series A preferred stock is entitled to one vote for each share of common stock into which it is then convertible. As of the date hereof, 22 shares of our Series A preferred stock have been converted into 55,000 shares of our common stock.

      We filed with the Securities and Exchange Commission a registration statement covering the resale of the common stock issuable upon conversion of the Series A preferred stock and upon exercise of the Warrants purchased in the Offering, which became effective as of May 9, 2006. If we do not keep the registration statement effective until the date on which all of such shares covered by such registration statement may be sold pursuant to Rule 144(k), then we will have to pay to each Investor liquidated damages equal to 1.5% percent of the aggregate subscription amount paid by the investors for each month that such event has not occurred.

      As a condition to the Investors agreeing to the terms of the Offering, we were required to restructure our outstanding debt and warrants as follows: (i) all of our outstanding debt (the "Outstanding Debt") as of January 13, 2006 had to be paid in full to the debtholders of record (the "Debtholders") as of January 13, 2006 by (A) converting 50% of the principal amount of the Outstanding Debt into approximately 1,232,750 shares of our common stock at the conversion rate of $2.00 per share; and (B) converting the remaining 50% of the principal amount of the Outstanding Debt into approximately 197,240 shares of our common stock at the conversion rate of $12.50 per share; and (C) issuing warrants (the "Debtholder Warrants") to purchase an aggregate of 308,188 shares of common stock at the exercise price of $4.00 per share for a period of five years; and (ii) all of the holders (the "Warrantholders") of our outstanding warrants (the "Original Warrants") as of January 13, 2006 received amended and restated warrants (the "Restated Warrants") whereby the Warrantholders have the right to purchase approximately 172,173 or 50% of the number of shares of our common stock each Warrantholder could have purchased under the Original Warrants at the exercise price of $4.00 per share for a period of five years ((i) and (ii) above collectively referred to herein as the "Restructuring"). As a result of the Restructuring, we have agreed to issue an aggregate of 1,429,990 shares of our common stock in satisfaction of our Outstanding Debt and agreed to issue warrants to purchase an aggregate of 480,361 shares of our common stock in satisfaction of Outstanding Debt and restating of the Original Warrants. As of January 13, 2006, we obtained the consent of all of the Debtholders and Warrantholders as to the terms of the Restructuring.

      In addition to the foregoing, as consideration for certain defaults related to our registration obligations, we issued an aggregate of 33,000 shares of common stock (or common stock equivalents) to the holders of the obligations.

      At the time of the Offering, we did not have a sufficient number of authorized shares of common stock available to issue the shares of common stock that we were required to issue pursuant to the terms of the Restructuring or the Offering. Effective April 7, 2006, we amended our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue to 375,000,000 (the "Amendment") and to effectuate a one-for-100 reverse split of the our common stock (the "Reverse Split"). As a result of the Amendment and Reverse Split, we have sufficient authorized shares of common stock available to issue, and reserve for issuance, all of the shares of common stock required to be issued, or reserved for issuance, pursuant to the Offering and the Restructuring. As of the date hereof, all of such shares have been issued, with the exception of 384,369 shares, which are subject to certain ownership limitations.


      In consideration for accrued professional fees and investment advice rendered to us during the period between November 1, 2005 and February 28, 2006, we issued (i) 25,000 shares of our common stock, and (ii) warrants to purchase an additional 10,000 shares to our former corporate counsel. In addition, we granted him "piggyback registration rights" with respect to the 25,000 shares and the 10,000 shares underlying the warrants.

      As of March 13, 2006, we entered into a Consulting Agreement with Investor Relations Services, Inc. and a related Payment Agreement with Summit Trading Limited (the "IR Agreements"). Pursuant to the Agreements, we issued 75,000 shares of our common stock (the "Summit Shares"), and granted options to purchase an additional 100,000 shares of our common stock, to Summit Trading Limited, in consideration for certain investor relations and public relations services to be provided. Further, we granted Summit Trading Limited "piggyback registration rights" with regard to the Summit Shares.

      We are registering these securities in order to permit the selling stockholders who purchased them from us to dispose of the shares of common stock, or interests therein, from time to time.

      Because the exercise price of the related warrants may be adjusted, the number of shares common stock that will actually be issued to the holders of those securities may be more than or less than the number of shares being offered by this prospectus. The selling stockholders may sell all, some, or none of their shares in this offering. See "Plan of Distribution."

SELLING STOCKHOLDER TABLE


      As of May 31, 2007, we had 1,759,372 shares of common stock outstanding, which do not include an additional 384,369 shares being held in escrow, subject to certain beneficial ownership limitations. The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder as of May 31, 2007, assuming the exercise of all of the warrants held by the selling stockholders on that date, without regard to any limitations on conversion or exercise. The third column lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling stockholders. The fourth column lists the number of shares that will be beneficially owned by the selling stockholders assuming all of the shares covered by this prospectus are sold.


      The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling stockholder has had any material relationship with us or our predecessors or affiliates during the last three years. Except for Laconia Capital Corporation, no selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

      The selling stockholders may decide to sell all, some, or none of the shares of common stock listed below. We cannot provide you with any estimate of the number of shares of common stock that any of the selling stockholders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the Commission, and includes voting power and investment power with respect to such shares.

                             NUMBER
                          OF SHARES OF                 SHARES OF
                          COMMON STOCK     NUMBER     COMMON STOCK
                          BENEFICIALLY  OF SHARES OF  BENEFICIALLY   PERCENTAGE
                             OWNED      COMMON STOCK     OWNED      BENEFICIALLY
                            PRIOR TO        BEING      AFTER THE    OWNED AFTER
           NAME           OFFERING (1)     OFFERED    OFFERING (1)  OFFERING (1)
           ----           ------------  ------------  ------------  -----------
--------------------------------------------------------------------------------
Jonathan Adams (2)          54,608        47,108         7,500             *

Alexander Westcott &         7,692         2,500         5,192             *
Company, Inc. (3)

                             NUMBER
                          OF SHARES OF                 SHARES OF
                          COMMON STOCK     NUMBER     COMMON STOCK
                          BENEFICIALLY  OF SHARES OF  BENEFICIALLY   PERCENTAGE
                             OWNED      COMMON STOCK     OWNED      BENEFICIALLY
                            PRIOR TO        BEING      AFTER THE    OWNED AFTER
           NAME           OFFERING (1)     OFFERED    OFFERING (1)  OFFERING (1)
           ----           ------------  ------------  ------------  -----------
--------------------------------------------------------------------------------
Steven Apesos (4)            29,876         23,206       6,670            *

Backstretch Consulting LLC   4,000          4,000         -0-             *

Martha Ballog                 967            967          -0-             *

Gabrielle Begnini             700            700          -0-             *

Bobbi & Steven Investment     714            714          -0-             *
LLC

Mark Bolender (5)            25,483         18,839       6,644            *

Capital Access Group, Ltd.   1,500          1,500         -0-             *

Dr. Farooq Chaudhry (6)      14,788          604         14,104           *

Edward P. Clifford           2,767          2,767         -0-             *

Eric Dmitrenko (7)            892            861           31             *

Scott Dmitrenko              2,491          2,491         -0-             *

William Dumaine (8)          1,272          1,071         201             *

Howard Effron (9)            6,390          3,716        2,674            *

Morris Effron                 100            100          -0-             *

William F. Fenimore, Jr.     8,733          3,546        5,187            *
(10)

Frank Fergusen (11)          13,275         9,813        3,462            *

Norman Friedman (12)         12,743         9,420        3,323            *

David Friend (13)            92,247         47,143       45,104          2.5%

Tom Gilbert (14)             2,390          1,966         424             *

George Georgiafandis          390            390          -0-             *

Martha Goble                  250            250          -0-             *

Mort Goulder (15)            92,295         50,627       41,668          2.3%

Granada Enterprises, Inc.    12,538         4,750        7,788            *
(16)

                             NUMBER
                          OF SHARES OF                 SHARES OF
                          COMMON STOCK     NUMBER     COMMON STOCK
                          BENEFICIALLY  OF SHARES OF  BENEFICIALLY   PERCENTAGE
                             OWNED      COMMON STOCK     OWNED      BENEFICIALLY
                            PRIOR TO        BEING      AFTER THE    OWNED AFTER
           NAME           OFFERING (1)     OFFERED    OFFERING (1)  OFFERING (1)
           ----           ------------  ------------  ------------  -----------
--------------------------------------------------------------------------------
Great Court Capital, LLC      1,520         1,250         270            *
(17)

William Hayde (18)            3,040         2,500         540            *

Walter Hemming (19)           2,296         2,142         154            *

Jay Kaplowitz                  875           875          -0-            *

James Kendall (20)            46,417        29,004       17,413          *

Sidney Kessous (21)           25,868        19,470       6,398           *

Sol Kest (22)                128,086       100,901       27,185         1.5%

Dani Kline                     100           100          -0-            *

Gary Knisely                  2,952         2,952         -0-            *

Robert Kornstein (23)         63,749        42,235       21,514         1.2%

Laconia Capital Corp. (24)     760           625          135            *

Eugene Landry                  227           227          -0-            *

Charles Lieppe (25)           85,816        37,720       48,096         2.7%

Little Wing, L.P. (26)       420,308       164,012      256,296        12.7%

Allen Lowy (27)              230,496        33,996      196,500        10.0%

Avner Maloul (28)             51,503        28,052       23,451         1.3%

Maot Group Partners, Ltd.     65,046        53,500       11,546          *
(29)

Arthur Marcus                  375           375          -0-            *

Mathers Associates (30)        608           500          108            *

Mohawk Management Company,    3,846         1,250        2,596           *
Inc. (31)

Nite Capital, L.P. (32)       48,077        15,625       32,452         1.8%

                             NUMBER
                          OF SHARES OF                 SHARES OF
                          COMMON STOCK     NUMBER     COMMON STOCK
                          BENEFICIALLY  OF SHARES OF  BENEFICIALLY   PERCENTAGE
                             OWNED      COMMON STOCK     OWNED      BENEFICIALLY
                            PRIOR TO        BEING      AFTER THE    OWNED AFTER
           NAME           OFFERING (1)     OFFERED    OFFERING (1)  OFFERING (1)
           ----           ------------  ------------  ------------  -----------
--------------------------------------------------------------------------------
NY Holdings, Ltd. (33)       236,789       172,066       64,723          3.5%

Michael Okun (34)             7,704         7,326         378             *

Gary Palmer (35)              76,277        13,738       62,539          3.4%

Paul Avery Jr. Revocable       591           560           31             *
Trust (36)

Joel Pensley (37)             4,559         3,750         809             *

Joan Quillan (38)             48,231        35,250       12,981           *

Parker Quillan (39)           15,100         3,372       11,728           *

Gerald Roth (40)              15,350        15,311         39             *

William T. Roth                 50            50          -0-             *

William M. Roth                200           200          -0-             *

Anthony G. Roth (41)          66,694        14,519      52,175           2.9%

Rubin Family Irrevocable     111,451        76,406      35,045           2.0%
Stock Trust (42)

Sage Capital Investments,     15,385        5,000       10,385            *
Ltd. (43)

George Schwenk (44)           18,072        12,613       5,459            *

SD Partners, LLC (45)         18,089        16,875       1,214            *

Shaykin Family Foundation     53,874        40,360       13,514           *
(46)

Binoy Singh (47)               242           227           15             *

Varinder Singh (48)            242           227           15             *

John Snyder                    401           401          -0-             *

Phillip St. Germain (49)      53,175        27,885       25,290          1.4%

Summit Trading Limited (50)  350,000        75,000      275,000         10.2%

The Javelin Group             1,875         1,875         -0-             *

                             NUMBER
                          OF SHARES OF                 SHARES OF
                          COMMON STOCK     NUMBER     COMMON STOCK
                          BENEFICIALLY  OF SHARES OF  BENEFICIALLY   PERCENTAGE
                             OWNED      COMMON STOCK     OWNED      BENEFICIALLY
                            PRIOR TO        BEING      AFTER THE    OWNED AFTER
           NAME           OFFERING (1)     OFFERED    OFFERING (1)  OFFERING (1)
           ----           ------------  ------------  ------------  -----------
--------------------------------------------------------------------------------
Tradewinds Fund, Ltd. (51)    78,162        31,863       46,299         2.6%

Triple Crown, LLC             4,000         4,000         -0-            *

Leonard Vignola                606            35          571            *

Harlan Waksal, M.D. (52)      63,646        47,419       16,227          *

Charles Warshaw Family       107,914        79,567       28,347         1.6%
Limited Partnership (53)

Stephen A. Weiss (54)         36,911        36,744          167          *

John Winfield and The        783,833       581,980      201,853         9.9%
InterGroup Corporation (54)

Wolverine Investments,        26,115        19,625        6,490          *
Inc. (55)

TOTAL SHARES REGISTERED                  2,090,684
FOR SELLING STOCKHOLDERS


----------

  *Less than one percent

      (1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the SEC, shares of common stock that an individual or group has a right to acquire within sixty (60) days pursuant to the exercise of options or warrants, or the conversion of preferred stock are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of Utix Group common stock shown as beneficially owned by him.

      (2) The total includes: (i) 13,551 shares of common stock held in the name of James Betts, for which Mr. Adams is trustee, and (ii) 7,500 shares of common stock underlying stock options held by Mr. Adams. Does not include 13,750 additional shares underlying stock options, which vest over a period of three (3) years. Mr. Adams is the Co-Chairman of our Board of Directors.

(3) The total consists of 7,692 shares of common stock issuable upon currently exercisable warrants held by Alexander Westcott & Company, Inc.

(4) The total includes 10,630 shares of common stock issuable upon currently exercisable warrants held by Mr. Apesos. Mr. Apesos is our Executive Vice President and Marketing Director.

(5) The total includes 10,483 shares of common stock issuable upon currently exercisable warrants held by Mr. Bolender.

(6) The total includes 260 shares of common stock issuable upon currently exercisable warrants held by Dr. Chaudhry.

(7) The total includes 174 shares of common stock issuable upon currently exercisable warrants held by Mr. Dmitrenko.

(8) The total includes: (i) 434 shares of common stock issuable upon currently exercisable warrants held by Mr. Dumaine, and (ii) 124 shares of common stock underlying stock options held by Mr. Dumaine. Does not include 301 additional shares underlying stock options, which vest over a period of three (3) years.

(9) The total includes 2,390 shares of common stock issuable upon currently exercisable warrants held by Mr. Effron.

(10) The total includes: (i) 2,667 shares of common stock underlying stock options held by Mr. Fenimore, and (ii) 480 shares of common stock held by BridgeLink, LLC, a company for which William F. Fenimore, Jr. is Managing Partner. Does not include 19,852 additional shares underlying stock options, which vest over a period of three (3) years. Mr. Fenimore is a director of ours.

(11) The total includes 6,025 shares of common stock issuable upon currently exercisable warrants held by Mr. Fergusen.

(12) The total includes 5,243 shares of common stock issuable upon currently exercisable warrants held by Mr. Friedman.

(13) The total includes: (i) 24,616 shares of common stock issuable upon currently exercisable warrants held by Mr. Friend, and (ii) 31,167 shares of common stock underlying stock options held by Mr. Friend. Does not include 1,833 additional shares underlying stock options, which vest over a period of three
(3) years. Mr. Friend is currently the beneficial owner of more than 5% of our common stock.

(14) The total consists of 2,390 shares of common stock issuable upon currently exercisable warrants held by Mr. Gilbert.

(15) The total includes: (i) 21,918 shares of common stock issuable upon currently exercisable warrants held by Mr. Goulder, and (ii) 27,500 shares of common stock underlying stock options held by Mr. Goulder. Mr. Goulder is currently the beneficial owner of more than 5% of our common stock.

(16) The total includes 11,538 shares of common stock issuable upon currently exercisable warrants held by Granada Enterprises, Inc.

(17) The total consists of 1,520 shares of common stock issuable upon currently exercisable warrants held by Great Court Capital, LLC.

(18) Total consists of 3,040 shares of common stock issuable upon currently exercisable warrants held by Mr. Hayde.

(19) The total includes 868 shares of common stock issuable upon currently exercisable warrants held by Mr. Hemming.

(20) The total includes 18,117 shares of common stock issuable upon currently exercisable warrants held by Mr. Kendall, and (ii) 7,500 shares of common stock underlying stock options held by Mr. Kendall.

(21) The total includes: (i) 6,006 shares of common stock issuable upon currently exercisable warrants held by Mr. Kessous, and (ii) 5,332 shares of common stock underlying stock options held by Mr. Kessous.

(22) The total includes 55,586 shares of common stock issuable upon currently exercisable warrants held by Mr. Kest. An aggregate of 6,600 of the offered shares are subject to certain agreements Mr. Kest has with our company that at no time will he beneficially own more than 4.99% of our outstanding common stock. Mr. Kest disclaims beneficial ownership of these shares, subject to such agreements.

(23) The total includes: (i) 22,234 shares of common stock issuable upon currently exercisable warrants held by Mr. Kornstein, and (ii) 8,000 shares of common stock underlying stock options held by Mr. Kornstein.

(24) The total consists of 760 shares of common stock issuable upon currently exercisable warrants held by Laconia Capital Corp.

(25) The total includes: (i) 20,114 shares of common stock issuable upon currently exercisable warrants held by Mr. Lieppe, and (ii) 34,958 shares of common stock underlying stock options held by Mr. Lieppe. Does not include 45,292 additional shares underlying stock options, which vest over a period of three (3) years. Mr. Lieppe is the Co-Chairman of our Board of Directors.

(26) The total includes: (i) 155,979 shares of common stock issuable upon currently exercisable warrants held by Little Wing, L.P., and (ii) 130,769 shares of common stock underlying shares of Series A convertible preferred stock held by Little Wing, L.P. Little Wing, L.P. is currently the beneficial owner of more than 5% of our common stock.

(27) The total includes (i) 153,846 shares of common stock underlying shares of Series B convertible preferred stock held by Mr. Lowy, (ii) 44,756 shares of common stock issuable upon currently exercisable warrants held by Mr. Lowy, and
(iii) 6,400 shares of common stock underlying stock options held by Mr. Lowy.

(28) The total includes: (i) 22,789 shares of common stock issuable upon currently exercisable warrants held by Mr. Maloul, and (ii) 9,600 shares of common stock underlying stock options held by Mr. Maloul.

(29) The total consists of 65,046 shares of common stock issuable upon currently exercisable warrants held by Maot Group Partners, Ltd.

(30) The total consists of 608 shares of common stock issuable upon currently exercisable warrants held by Mathers Associates.

(31) The total consists of 3,846 shares of common stock issuable upon currently exercisable warrants held by Mohawk Management Company, Inc.

(32) The total consists of 48,077 shares of common stock issuable upon currently exercisable warrants held by Nite Capital, L.P.

(33) The total includes: (i) 88,936 shares of common stock issuable upon currently exercisable warrants held by NY Holdings, Ltd., and (ii) 10,668 shares of common stock underlying stock options held by NY Holdings, Ltd. An aggregate of 64,685 of the offered shares are subject to certain agreements NY Holdings, Ltd. has with our company that at no time will it beneficially own more than 4.99% of our outstanding common stock. NY Holdings, Ltd. disclaims beneficial ownership of these shares, subject to such agreements.

(34) The total includes 1,737 shares of common stock issuable upon currently exercisable warrants held by Mr. Okun.

(35) The total includes: (i) 27,665 shares of common stock issuable upon currently exercisable warrants held by Mr. Palmer, and (ii) 38,462 shares of common stock underlying shares of Series A convertible preferred stock held by Mr. Palmer. Mr. Palmer was a director of ours through December 14, 2004.

(36) The total includes 174 shares of common stock issuable upon currently exercisable warrants held by Paul Avery Jr. Revocable Trust.

(37) The total consists of 4,559 shares of common stock issuable upon currently exercisable warrants held by Mr. Pensley. Mr. Pensley was the former President of Utix prior to the November 13, 2003 share exchange, described elsewhere in this prospectus.

(38) The total includes 19,231 shares of common stock issuable upon currently exercisable warrants held by Ms. Quillan.

(39) The total consists of: (i) 4,100 shares of common stock issuable upon currently exercisable warrants held by Mr. Quillan, and (ii) 11,000 shares of common stock underlying stock options held by Mr. Quillan.

(40) The total includes 220 shares of common stock issuable upon currently exercisable warrants held by Mr. Roth. Mr. Roth was a director of ours through January 25, 2006.

(41) The total includes 52,175 shares of common stock underlying stock options held by Mr. Roth. Does not include 122,175 additional shares underlying options which vest over a period of four (4) years. Mr. Roth is our President and Chief Executive Officer and a director of ours.

(42) The total includes 55,951 shares of common stock issuable upon currently exercisable warrants held by Rubin Family Irrevocable Trust.

(43) The total consists of 15,385 shares of common stock issuable upon currently exercisable warrants held by Sage Capital Investments, Ltd.

(44) The total includes: (i) 5,349 shares of common stock issuable upon currently exercisable warrants held by Mr. Schwenk, and (ii) 2,500 shares of common stock underlying stock options held by Mr. Schwenk.

(45) The total includes 6,839 shares of common stock issuable upon currently exercisable warrants held by SD Partners, LLC.

(46) The total includes 22,234 shares of common stock issuable upon currently exercisable warrants held by Shaykin Family Foundation.

(47) The total includes 86 shares of common stock issuable upon currently exercisable warrants held by Mr. Singh.

(48) The total includes 86 shares of common stock issuable upon currently exercisable warrants held by Mr. Singh.

(49) The total includes: (i) 14,242 shares of common stock issuable upon currently exercisable warrants held by Mr. St. Germain, and (ii) 17,500 shares of common stock underlying stock options held by Mr. St. Germain.

(50) The total includes: (i) 100,000 shares of common stock issuable upon currently exercisable warrants held by Summit Trading Limited, and (ii) 100,000 shares of common stock underlying stock options held by Summit Trading Limited.

(51) The total includes: (i) 29,145 shares of common stock issuable upon currently exercisable warrants held by Tradewinds Fund, Ltd., and (ii) 23,077 shares of common stock underlying shares of Series A convertible preferred stock held by Tradewinds Fund, Ltd. Quilcap International Corp. is the general partner of Tradewinds Fund, Ltd., and has sole voting and investment power over the shares owned by Tradewinds Fund, Ltd. Parker L. Quillen is the President of Quilcap International Corp. Mr. Quillen and Quilcap International Corp. disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(52) The total includes 24,040 shares of common stock issuable upon currently exercisable warrants held by Dr. Waksal.

(53) The total includes 45,164 shares of common stock issuable upon currently exercisable warrants held by Mr. Warshaw. Mr. Warshaw is currently the beneficial owner of more than 5% of our common stock.

(54) The total includes: (i) 10,000 shares of common stock issuable upon currently exercisable warrants held by Mr. Weiss, and (ii) 167 shares of common stock underlying stock options held by Mr. Weiss. Does not include 83 additional shares underlying stock options, which vest over a period of three (3) years.

(55) The total includes: (i) 229,115 shares of common stock held by Mr. Winfield, (ii) 229,115 shares of common stock held by The InterGroup Corporation, (iii) 168,547 shares of common stock issuable upon currently exercisable warrants held by Mr. Winfield, (iv) 156,389 shares of common stock issuable upon currently exercisable warrants held by The InterGroup Corporation, and (v) 667 shares of common stock underlying stock options held by Mr. Winfield. Does not include 333 additional shares underlying stock options, which vest over a period of three (3) years. Mr. Winfield has voting control and investment power over The InterGroup Corporation. An aggregate of 313,084 of the offered shares are subject to certain agreements Mr. Winfield and The InterGroup Corporation have with our company that at no time will Mr. Winfield and/or The InterGroup Corporation beneficially own more than 9.99% of our outstanding common stock. Mr. Winfield and The InterGroup Corporation disclaim beneficial ownership of these shares, subject to such agreements.

(56) The total includes 9,615 shares of common stock issuable upon currently exercisable warrants held by Wolverine Investments, Inc.


                              PLAN OF DISTRIBUTION

      The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

      The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

      o     a combination of any such methods of sale.

      The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

      In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

      The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

      The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

      To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

      In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

      We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

      We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

                                 LEGAL MATTERS


      Hodgson Russ LLP, 1540 Broadway, 24th Floor, New York, New York, will opine upon the validity of the common stock offered by this prospectus.


                                    EXPERTS


      The consolidated financial statements of Utix Group, Inc. as of and for the years ended September 30, 2006 and 2005 appearing in this prospectus have been audited by Vitale, Caturano & Company, Ltd., Independent Registered Public Accountants, as set forth in their report thereon appearing elsewhere herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt with respect to Utix Group, Inc.'s ability to continue as a going concern), and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file reports, proxy statements, and other information with the Securities and Exchange Commission, or SEC. We have also filed a registration statement on Form SB-2 (Commission file No. 333-132165), including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. You may read and copy the registration statement and our other filed reports, proxy statements, and other information at the SEC's Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of the materials filed with the SEC can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

      For further information about us and the securities being offered under this prospectus, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

ITEM 7.       FINANCIAL STATEMENTS.



                                UTIX GROUP, INC.


                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------




================================================================================


                                    CONTENTS


                                                                            PAGE

MARCH 31, 2007 FINANCIAL STATEMENTS (UNAUDITED)

    Consolidated Balance Sheets as of March 31, 2007 (Unaudited)
        and September 30, 2006.............................................  F-2

    Consolidated Statements of Operations for the Six Months ended
        March 31, 2007 and 2006 (Unaudited)................................  F-3

    Consolidated Statements of Cash Flows for the Six Months ended
        March 31, 2007 and 2006 (Unaudited)................................  F-4

    Consolidated Statements of Stockholders' Deficit for the Six Months
        ended March 31, 2007 (Unaudited)...................................  F-5

    Notes to Consolidated Unaudited Financial Statements...................  F-6

SEPTEMBER 30, 2006 FINANCIAL STATEMENTS

    Report of Independent Registered Public Accounting Firm................ F-24

    Consolidated Balance Sheets as of September 30, 2006 and 2005.......... F-25

    Consolidated Statements of Operations for the Years Ended September
        31, 2006 and 2005.................................................. F-26

    Consolidated Statements of Cash Flows for the Years Ended September
        30, 2006 and 2005.................................................. F-27

    Consolidated Statements of Stockholders' deficit for the Years Ended
        September 30, 2006 and 2005........................................ F-28

    Notes to Consolidated Financial Statements............................. F-29

                         PART I - FINANCIAL INFORMATION


ITEM 1.     FINANCIAL STATEMENTS.


UTIX GROUP, INC.
CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------------------------------

                                                                         MARCH 31,      SEPTEMBER 30,
ASSETS                                                                      2007            2006
                                                                       -------------    -------------
                                                                        (UNAUDITED)
Current Assets:
    Cash and cash equivalents                                          $     724,027    $     642,757
    Short-term investments                                                   450,000          526,767
    Restricted cash                                                        1,073,877          967,627
    Accounts receivable, net                                                  95,300           19,506
    Inventory, net                                                           339,075          116,601
    Prepaid expenses and other current assets                                177,039          113,546
                                                                       -------------    -------------
        Total current assets                                               2,859,318        2,386,804
                                                                       -------------    -------------

Property and equipment:
    Equipment and software                                                   477,885          382,054
    Furniture and fixtures                                                    70,122           56,849
                                                                       -------------    -------------
                                                                             548,007          438,903
    Less - accumulated depreciation                                          319,059          285,207
                                                                       -------------    -------------
Property and equipment, net                                                  228,948          153,696

Other assets                                                                  28,453           28,453

                                                                       -------------    -------------
TOTAL ASSETS                                                           $   3,116,719    $   2,568,953
                                                                       =============    =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Current maturities of capital lease obligations                    $      10,132    $      15,953
    Accounts payable                                                         369,390          689,348
    Accrued expenses                                                       1,859,799          952,314
    Liability associated with warrants                                            --          294,127
    Customer deposits                                                        857,110          770,672
    Deferred revenue                                                       1,321,572          592,993
                                                                       -------------    -------------
        Total current liabilities                                          4,418,003        3,315,407
                                                                       -------------    -------------

Long-term liabilities:
    Capital lease obligations - less current maturities                           --            3,353
                                                                       -------------    -------------
        Total long-term liabilities                                               --            3,353
                                                                       -------------    -------------

Series A convertible preferred stock, $0.001 par value,
    25,000,000 shares authorized; 1,071 shares issued
    and outstanding at September 30, 2006                                         --        5,355,000

Stockholders' deficit:
    Preferred stock, $0.001 par value, 25,000,000 shares authorized;
      Series A convertible, 1,063 shares issued and outstanding at
        March 31, 2007 (liquidation preference of $5,315,000)                      1               --
      Series B convertible, 2,769,615 shares issued and outstanding
        at March 31, 2007 (liquidation preference of $3,600,500)               2,770               --
    Common stock, $0.001 par value, 375,000,000 shares authorized;
      2,041,741 and 1,896,444 shares issued and outstanding at
      March 31, 2007 and September 30, 2006, respectively                      2,042            1,896
    Additional paid in capital                                            28,233,732       19,418,507
    Deferred compensation                                                         --         (336,813)
    Accumulated deficit                                                  (29,539,829)     (25,188,397)
                                                                       -------------    -------------
       Total stockholders' deficit                                        (1,301,284)      (6,104,807)

                                                                       -------------    -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                            $   3,116,719    $   2,568,953
                                                                       =============    =============

              The accompanying notes are an integral part of these
                  consolidated unaudited financial statements.

UTIX GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------------------------------------------------------


                                                                   FOR THE THREE MONTHS                 FOR THE SIX MONTHS
                                                                      ENDED MARCH 31,                     ENDED MARCH 31,
                                                                   2007            2006                2007            2006
                                                               ------------    ------------        ------------    ------------
                                                                (UNAUDITED)     (UNAUDITED)         (UNAUDITED)     (UNAUDITED)
Net revenues                                                   $    686,892    $    448,513        $    867,537    $    885,125

Cost of revenues                                                    864,449         464,487           1,115,124         680,684
Provision for inventory write-down                                   83,296              --              83,296              --
                                                               ------------    ------------        ------------    ------------

       Gross (loss) profit                                         (260,853)        (15,974)           (330,883)        204,441

Selling and administrative expenses                               1,701,757       1,510,725           3,276,052       2,278,433
                                                               ------------    ------------        ------------    ------------

       Loss from operations                                      (1,962,610)     (1,526,699)         (3,606,935)     (2,073,992)
                                                               ------------    ------------        ------------    ------------

Other income (expense):
  Investment income, net                                             16,027           8,598              23,301          10,506
  Interest expense                                                     (504)         (1,363)             (1,186)       (125,544)
  Other expense and non-cash interest                              (451,423)        (21,646)           (690,598)       (155,793)
                                                               ------------    ------------        ------------    ------------
                                                                   (435,900)        (14,411)           (668,483)       (270,831)
                                                               ------------    ------------        ------------    ------------

       Loss before provision (benefit) for income taxes          (2,398,510)     (1,541,110)         (4,275,418)     (2,344,823)

Provision (benefit) for income taxes                                     --              --                  --              --
                                                               ------------    ------------        ------------    ------------

       Net loss                                                $ (2,398,510)   $ (1,541,110)       $ (4,275,418)   $ (2,344,823)
                                                               ============    ============        ============    ============

       Series A preferred stock deemed dividend                $         --    $ (1,311,286)       $ (5,632,530)   $ (1,311,286)
       Series B preferred stock deemed dividend                     (31,209)             --            (284,982)             --
                                                               ------------    ------------        ------------    ------------

       Loss applicable to common shareholders                  $ (2,429,719)   $ (2,852,396)       $(10,192,930)   $ (3,656,109)
                                                               ============    ============        ============    ============

Net loss per common share applicable to common shareholders:
  Basic and diluted                                            $      (1.20)   $      (7.63)       $      (5.13)   $      (9.80)
                                                               ============    ============        ============    ============

Weighted average number of common shares outstanding:
  Basic and diluted                                               2,026,027         373,683           1,988,048         373,141
                                                               ============    ============        ============    ============

              The accompanying notes are an integral part of these
                  consolidated unaudited financial statements.

UTIX GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------------------------------------------
                                                                                    FOR THE SIX MONTHS
                                                                                      ENDED MARCH 31,
                                                                                   2007           2006
                                                                               ------------   ------------
                                                                                (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
    Net loss                                                                   $ (4,275,418)  $ (2,344,823)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
        Depreciation and amortization                                                45,085         68,904
        Loss on disposal of property and equipment                                    3,613             --
        Provision for inventory writedown                                            83,296             --
        Stock-based compensation                                                    357,332        176,120
        Common stock granted in lieu of cash                                         26,461             --
        Non-cash interest and other expense                                         690,598        124,461
        Non-cash operating income                                                      (397)       (20,374)
        Amortization of financing costs and other placement fees                         --         31,332
        Changes in assets and liabilities
            (Increase) decrease in:
                Accounts receivable                                                 (75,794)       (27,591)
                Inventory                                                          (305,770)       (32,422)
                Prepaid expenses                                                    (63,493)        73,173
                Other assets                                                         26,767         15,550
            Increase (decrease) in:
                Accounts payable                                                   (319,958)       (57,939)
                Accrued expenses                                                    154,060       (109,538)
                Deferred revenue                                                    728,579        (56,089)
                Customer deposits                                                    86,438         67,348
                                                                               ------------   ------------
            Net cash used in operating activities                                (2,838,601)    (2,091,888)
                                                                               ------------   ------------

Cash flows from investing activities:
    Purchase of short-term investments                                             (450,000)            --
    Proceeds from redemption of short-term investments                              500,000             --
    Purchases of property and equipment                                            (127,400)       (14,214)
                                                                               ------------   ------------
            Net cash used in investing activities                                   (77,400)       (14,214)
                                                                               ------------   ------------

Cash flows from financing activities:
    Proceeds from notes payable                                                          --        146,000
    Repayment of notes payable                                                           --       (200,000)
    Restricted cash                                                                (106,250)        38,580
    Proceeds from warrant exercise                                                       --            125
    Proceeds from disposal of property and equipment                                  3,450             --
    Proceeds from sale of preferred stock, net                                    3,109,245      4,893,996
    Repurchase of common shares                                                          --        (25,000)
    Payments on capital lease obligations                                            (9,174)       (12,923)
                                                                               ------------   ------------
            Net cash provided by financing activities                             2,997,271      4,840,778
                                                                               ------------   ------------

Net increase in cash and cash equivalents                                            81,270      2,734,676


Cash and cash equivalents, beginning of period                                      642,757        748,586
                                                                               ------------   ------------

Cash and cash equivalents, end of period                                       $    724,027   $  3,483,262
                                                                               ============   ============

Supplemental disclosure of cash flow information:
    Cash paid for interest                                                     $      1,186   $    216,410
                                                                               ============   ============

Supplemental disclosure of noncash investing and financing activities:
    Warrants issued for services                                               $     47,067   $         --
                                                                               ============   ============
    Conversion of preferred stock to common stock                              $     40,000   $         --
                                                                               ============   ============
    Non-cash dividends to preferred stockholders of Series A preferred
    stock arising from beneficial conversion feature                           $  5,632,530   $  1,311,286
                                                                               ============   ============
    Non-cash dividends to preferred stockholders of Series B preferred stock
    arising from beneficial conversion feature                                 $    284,982   $         --
                                                                               ============   ============

                                                                               ============   ============
    Warrants issued in connection with Series B convertible preferred stock    $    142,491   $         --
                                                                               ============   ============
    Warrants issued in connection with Series A convertible preferred stock    $         --   $    370,141
                                                                               ============   ============

              The accompanying notes are an integral part of these
                  consolidated unaudited financial statements.

UTIX GROUP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
------------------------------------------------------------------------------------------------------------------------------------

                              Series A           Series B
                             Convertible        Convertible                       Additional   Deferred                   Total
                           Preferred Stock   Preferred Stock      Common Stock      Paid in     Compen-   Accumulated  Stockholders'
                            Shares  Amount   Shares    Amount   Shares    Amount    Capital     sation      Deficit       Deficit
                           -------- ------  ---------  ------  ---------  ------  -----------  ---------  ------------  -----------
Balance, September 30, 2006     --  $   --         --  $   --  1,896,444  $1,896  $19,418,507  $(336,813) $(25,188,397) $(6,104,807)
                            ------  ------  ---------  ------  ---------  ------  -----------  ---------  ------------  -----------
Net Loss                        --      --         --      --         --      --           --         --    (4,275,418) $(4,275,418)

Reduction of compensation
  expense for non-employee
  stock option grants           --      --         --      --         --      --         (397)        --            --  $      (397)
Compensation expense
  for employee stock
  option grants                 --      --         --      --         --      --      176,498         --            --  $   176,498
Reclassification of
  deferred compensation         --      --         --      --         --      --     (336,813)   336,813            --  $        --
Reclassification of
  Series A convertible
  preferred stock (Note 3)   1,071       1         --      --         --      --    5,354,999         --            --  $ 5,355,000
Reclassification of
  warrant liability
  (Note 5)                      --      --         --      --         --      --      370,141         --       (76,014) $   294,127
Issuance of Series B
  convertible preferred
  stock and warrants, net       --      --  2,769,615   2,770         --      --    3,054,662         --            --  $ 3,057,432
Conversion of Series A
  convertible preferred
  stock into common stock       (8)     --         --      --     30,769      31          (31)        --            --  $        --
Issuance of common stock
  and warrants in
  exchange for services         --      --         --      --    100,000     100      180,200         --            --  $   180,300
Issuance of common stock
  in lieu of cash               --      --         --      --     14,528      15       15,966         --            --  $    15,981

                            ------  ------  ---------  ------  ---------  ------  -----------  ---------  ------------  -----------
Balance, March 31, 2007
  (unaudited)                1,063  $    1  2,769,615  $2,770  2,041,741  $2,042  $28,233,732  $      --  $(29,539,829) $(1,301,284)
                            ======  ======  =========  ======  =========  ======  ===========  =========  ============  ===========

              The accompanying notes are an integral part of these
                  consolidated unaudited financial statements.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

1.    NATURE OF THE BUSINESS AND GOING CONCERN

      Utix Group, Inc. and its wholly owned subsidiary Corporate Sports Incentives, Inc. (together, "the Company") primarily provide prepaid experiences to consumers by offering gift tickets that are redeemable at golf courses, ski resorts, spas, movie theaters, bowling centers and other venues nationwide.

      The Company's products are offered through two distinct distribution channels including (1) sales of prepaid manual and magnetic strip plastic gift tickets to corporations and other business users (corporate) and (2) sales of prepaid magnetic strip gift tickets to retail consumers that purchase products at mass merchandise retail chains (retail) and the internet.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the Company has suffered recurring losses from operations and has a net working capital deficit and a net stockholders' deficit, that raise substantial doubt about its ability to continue as a going concern.

      On November 15, 2006, the Company closed on an agreement to sell Series B Convertible Preferred Stock for gross proceeds of $3,000,500. On January 23, 2007, the Company sold additional shares of Series B convertible preferred stock, and warrants for an aggregate purchase price of approximately $600,000. As a result of the Initial Series B Offering and Subsequent Series B Offering, the Company believes that it will have sufficient capital to fund its operations. However, until such time as the Company generates sufficient revenues from operations, it will continue to be dependent on raising substantial amounts of additional capital through any one of a combination of debt offerings or equity offerings. There is no assurance that the Company will be able to raise additional capital when necessary. Our inability to derive sufficient revenues from the sale of our products, or obtain additional financing when needed, would have a material adverse effect on the Company, requiring us to curtail or cease operations. In addition, any equity financing may involve substantial dilution to our then current stockholders.

      There can be no assurance that the Company's operating plans will be successful and if so required that the Company will be successful in obtaining the capital necessary to continue ongoing operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation
      ---------------------

      The consolidated financial statements include the accounts of Utix Group, Inc. and its wholly owned subsidiary Corporate Sports Incentives, Inc. All inter-company accounts and transactions have been eliminated in consolidation.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      Basis of Presentation (continued)
      ---------------------------------

      The financial information as of March 31, 2007 and for the three and six months ended March 31, 2007 and 2006 is unaudited and includes all adjustments consisting only of normal recurring accruals, that management considers necessary for a fair presentation of its financial position, operating results and cash flows. Results for the three and six months ended March 31, 2007 are not necessarily indicative of results to be expected for the full fiscal year ended September 30, 2007 or for any future periods.

      These financial statements do not include all disclosures associated with annual financial statements, and accordingly should be read in conjunction with the Company's financial statements and related footnotes as of, and for the period ended September 30, 2006, together with the auditors' report, included in the Company's Form 10-KSB, as filed with the Securities and Exchange Commission.

      Use of Estimates
      ----------------

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's estimates include the valuation allowance for deferred income taxes, certain revenue related reserves, reserves for excess and obsolete inventories and assumptions used for valuing equity investments. Actual results could differ from those estimates.

      Revenue Recognition
      -------------------

      The Company defers revenue recognition until a ticket is either redeemed or expires. Revenue on unused tickets is recorded following ticket expiration which is generally ten months from date of activation for golf, ski and spa, six months for bowling, and three or six months from date of activation for movie. The life of a non-magnetic strip ski ticket ranges from six to seventeen months, depending upon date of purchase.

      Short-term Investments
      ----------------------

      The Company maintains various short-term investments in certificate of deposits. As of September 30, 2006, the Company had $526,767 in a 9-month certificate of deposit maturing on October 26, 2006. As of March 31, 2007, the Company had $450,000 in a 9-month certificate of deposit maturing on August 27, 2007.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      Restricted Cash
      ---------------

      The Company had cash of $254,061 and $251,842 in escrow at Discover Bank, at March 31, 2007 and September 30, 2006, respectively and $819,816 and $715,785 at 5 Star Bank to fund up to 85% and 100% of the maximum redemption amount on all activated magnetic strip tickets, at March 31, 2007 and September 30, 2006, respectively. In accordance with the Company's agreement with Discover, up to 85% of the maximum redemption amount on each activated magnetic strip ticket must be funded in the depository account (at 5 Star Bank, Discover and Cambridge Savings Bank (certificate of deposit account)) until the ticket has been redeemed or has expired. If the ticket is redeemed, the redemption and settlement costs are automatically withdrawn from the 5 Star Bank account to reimburse Discover for settling the redemption with the venue/merchant. The cash held in escrow at Discover Bank is fixed at $250,000. Interest on the funds held in escrow is remitted to the Company quarterly.

      Inventory
      ---------

      Inventory consists of non-activated tickets, directories, holograms, booklets, golf balls and accessories valued at the lower of cost or market. The Company periodically reviews the carrying value of its inventory to determine if any adjustments are needed to its carrying value. The Company recorded an $83,296 provision on its inventory to reduce excess inventories in the six months ended March 31, 2007. The Company recorded no provision on its inventory in the six months ended March 31, 2006.

      Income Taxes
      ------------

      The Company accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statements and income tax basis of assets and liabilities, and net operating loss carryforwards, using the enacted tax rates. Deferred income tax expense or benefit is based on changes in the asset or liability from period to period.

      Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      Reverse Stock Split
      -------------------

      The Company effected a 100-for-one reverse stock split for its common shares on April 7, 2006. All share and per share amounts presented herein give effect to the reverse stock split.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      Stock-Based Compensation
      ------------------------

      On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), SHARE BASED PAYMENT (SFAS 123(R)) which is a revision of SFAS 123. SFAS 123(R) supersedes APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES AND AMENDS FASB STATEMENT NO. 95, STATEMENT OF CASH FLOWS. Generally, the approach in SFAS 123(R) is similar to the approach described in SFAS 123. However, SFAS 123(R) requires that all share-based payments to employees, including grants of stock options, be recognized in the statements of operations, based on their fair values. SFAS 123(R) eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS 123.

      In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and clarifies some of SFAS 123(R)'s implementation challenges for registrants.

      On October 1, 2006 (the first day of the Company's 2007 fiscal year), the Company adopted SFAS 123(R) and SAB 107. The Company adopted SFAS 123(R) using the modified prospective application method, as permitted under SFAS 123(R). Accordingly, prior period amounts have not been restated. Under this approach, the Company is required to record compensation cost for all share-based awards granted after the date of adoption and for the unvested portion of previously granted stock-based awards at the date of adoption.

      Under the provisions of SFAS 123(R), the Company recognizes the fair value of stock compensation cost, over the requisite service period of the individual awards, which generally equals the vesting period. All of the Company's stock compensation awards are accounted for as equity instruments and there have been no liability awards granted.

      Prior to the adoption of SFAS 123(R), the Company applied the intrinsic value method under APB 25 to account for stock-based awards. The following table illustrates the effect on earnings and earnings per share had compensation cost for the employee stock-based awards been recorded in the three and six months ended March 31, 2006 based on the fair value method under SFAS 123(R):

                                                    Three Months    Six Months
                                                       Ended           Ended
                                                     March 31,       March 31,
                                                        2006           2006
                                                    -----------     -----------
      Loss applicable to common shareholders,
          as reported                               $(2,852,396)    $(3,656,109)
      Add: stock compensation included in
          net loss                                       12,156          12,156
      Deduct: compensation expense, determined
          under fair value for all awards               (78,488)       (128,197)
                                                    -----------     -----------
      Pro forma net loss                            $(2,918,728)    $(3,772,150)
                                                    ===========     ===========
      Net loss per common share (basic
        and diluted)                                $     (7.63)    $     (9.80)
                                                    ===========     ===========
      Pro forma net loss per common share
        (basic and diluted)                         $     (7.81)    $    (10.11)
                                                    ===========     ===========

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      Stock-Based Compensation (continued)
      ------------------------------------

      Beginning with the 2007 fiscal year, with the adoption of SFAS 123(R), the Company recorded stock-based compensation expense for the fair value of stock options. Stock-based compensation expense for the three and six months ended March 31, 2007 was $85,719 and $176,498, respectively, recorded in selling and administrative expenses. The adoption of SFAS 123(R) resulted in incremental stock-based compensation expense of $57,191 and $119,443 for the three and six months ended March 31, 2007, respectively, which caused the Company's net loss to increase by the same amount and its net loss per share available to common shareholders to increase by $0.03 and $0.06 per share for the three and six months ended March 31, 2007, respectively. The adoption had no impact on cash used in operating activities or cash provided by financing activities.

      The Company's stock compensation plans provide for the granting of restricted shares and either incentive or nonqualified stock options to employees and non-employee directors. Options are subject to terms and conditions determined by the Board of Directors, and generally vest over a three or four year period beginning on the first year anniversary from date of grant and expire ten years from date of grant.

      The Company uses the Black-Scholes option-pricing model to calculate the fair value of options. The key assumptions for this valuation method include the expected life of the option, stock price volatility, risk-free interest rate, dividend yield, exercise price and forfeiture rate. The weighted-average fair values of the options granted under the stock options plans for the six months ended March 31, 2007 and 2006 was $0.60 and $1.88, respectively.

      Many of these assumptions are judgmental and highly sensitive in the determination of compensation expense. The table below indicates the weighted-average key assumptions used in the option valuation calculations for options granted for the six months ended March 31, 2007 and 2006.

                                           For the Six Months Ended March 31,
                                                   2007          2006
                                                ----------   ------------
            Risk-free interest rate                  4.57%          4.64%
            Expected lives                      6.25 years   5 - 10 years
            Expected volatility                        50%            50%
            Dividend yield                              0%             0%

      The dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends. Expected volatilities are based on a combination of both historical and current implied volatilities of the underlying stock which are obtained from public data sources. The risk-free interest rate is the U.S. Treasury bill rate with constant maturities with a remaining term equal to the expected life of the option. The expected life is based on the simplified method for estimating expected option life, which qualify as "plain vanilla" options. Based on the Company's historical unvested forfeitures/cancellations, an

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      Stock-Based Compensation (continued)
      ------------------------------------

      estimated forfeiture rate of 5.93% has been used in calculating the estimated cost. Additional expense will be recorded if the actual forfeiture rate is lower than estimated, and a recovery of prior expense will be recorded if the actual forfeiture is higher than estimated. Compensation expense is recognized on a straight-line basis over the stock option vesting period.

      Options outstanding and options exercisable at March 31, 2007 had no aggregate intrinsic value. Aggregate intrinsic value represents the difference between the Company's closing stock price on the last trading day of the period, which was $0.90 as of March 31, 2007, and the exercise price multiplied by the number of options outstanding. No options were exercised in the six months ended March 31, 2007 and 2006.

      Following is a summary of the activity for the Company's stock options for the six months ended March 31, 2007.

                                                                           Weighted
                                                             Weighted      Average
                                                             Average      Remaining      Aggregate
                            Number of                        Exercise    Contractual     Intrinsic
                             Shares        Price Range        Price          Life          Value
      -----------------------------------------------------------------------------------------------
      Outstanding at
      September 30, 2006     730,164    $ 1.35 - $50.00      $ 5.62
                           --------------------------------------------------------------------------
            Granted           35,000    $ 1.10 - $ 1.10      $ 1.10
            Forfeited/
            Cancelled       (17,200)    $ 2.00 - $50.00      $ 6.63
            Exercised              -    $ 0.00 - $ 0.00      $ 0.00
                           --------------------------------------------------------------------------
      Outstanding at
      March 31, 2007         747,964    $ 1.10 - $50.00      $ 5.38        8.8 years       $   --
                           ==========================================================================
      Exercisable at
      March 31, 2007         387,035    $ 2.00 - $50.00      $ 6.61        8.7 years       $   --
                           ==========================================================================

      The Company had 2,036 shares available for grant at March 31, 2007.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

3.    PREFERRED STOCK OFFERING

      During January 2006, the Company closed a Purchase Agreement with Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., Palisades Master Fund LP, SCG Capital, LLC, Trade Winds Fund Ltd., Little Wing LP, Gary Palmer and Richard Shanley (collectively, the "Investors"). Pursuant to such agreement, the Company sold 1,093 shares of its Series A Convertible Preferred Stock, $.001 par value ("Series A Preferred Stock"), and warrants ("Warrants") to purchase up to 683,125 shares, subject to anti-dilution provisions discussed below, of the Company's common stock, $.001 par value ("Common Stock") to accredited investors pursuant to
      Section 4(2) of the Securities Act of 1933, as amended, and Rule 506, promulgated thereunder (the "Offering"). The Company sold the Series A Preferred Stock for a per share purchase price of $5,000, for aggregate gross proceeds of $5,465,000 (net proceeds of $4,843,996). For each share of Series A Preferred Stock purchased investors received five year warrants to purchase 625 shares of Common Stock with an exercise price of $4.00 per share.

      The Company has the right to call the Warrants if, after the effective date of a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants, the closing price of the Common Stock for each of 20 consecutive trading days exceeds $12.00 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock). At any given time, the Company may not call more than the lesser of (i) 20% of the aggregate amount of Warrants initially issued or (ii) the number of remaining Warrants held by the holders thereof.

      The stated value of the Series A Preferred Stock is $5,000 (the "Stated Value"). Upon liquidation, dissolution or winding up of the Company, the Series A Preferred Stock ranks senior to the Common Stock and all other equity or equity equivalent securities of the Company other than those securities that are explicitly senior in rights or liquidation preference to the Series A Preferred Stock and each holder shall be entitled to be paid an amount per share equal to the Stated Value plus any accrued and unpaid dividends (the "Liquidation Preference").

      The Series A Preferred Stockholders have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors). Each share of Series A Preferred Stock is entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock. The Series A Preferred Stock is convertible at any time at the holders' option into that number of shares of Common Stock equal to the number of shares of Common Stock obtained by multiplying the number of shares of Series A Preferred Stock to be converted by the Liquidation Preference per share and dividing the result by $2.00, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

3.    PREFERRED STOCK OFFERING (CONTINUED)

      In connection with the issuance of the Series A Preferred Stock, the Company recorded a beneficial conversion feature of $370,141. A beneficial conversion feature is recorded when the consideration allocated to the convertible security, divided by the number of common shares into which the security converts, is below the fair value of the common stock into which the Series A Preferred Stock can convert at the date of issuance. As the Series A Preferred Stock was immediately convertible, the Company recorded the combined discount that resulted from the warrants, beneficial conversion feature and the approximately $571,000 in third party fees associated with the offering, or a total of approximately $1,311,000, as a deemed dividend and as a component of loss applicable to common shareholders as of March 31, 2006.

      On July 19, 2006, the Company entered into an agreement finalizing its relationship with a financial consultant who originally assisted the Company in securing financing opportunities. In consideration for its services, the Company made a payment of $100,000 and issued a warrant for the purchase of 175,000 shares of common stock, at an exercise price of $4.00 per share. The warrant will expire in July 2011. The warrants were valued at $48,109 using the Black-Scholes model.

      The Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock. If such registration statement is not filed on or before 45 days after the closing of the Offering then the Company must pay to each investor as liquidated damages and not as a penalty, an amount equal to 1.5% of the aggregate amount invested by such Investor under the purchase agreement for each 30-day period or pro rata for any portion thereof following the filing deadline for which no registration statement is filed or effective by the 120th day following the initial closing date with respect to the registerable securities. The Series A Preferred Stock was initially classified as temporary equity in accordance with EITF Topic No. D-98, CLASSIFICATION AND MEASUREMENT OF REDEEMABLE SECURITIES, primarily because of the provisions of the registration rights agreement described above.

      The Company prepared and filed with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants. This registration statement became effective on May 9, 2006.

      On October 1, 2006, the Company adopted the provisions of Emerging Issues Task Force (EITF) 00-19-2, ACCOUNTING FOR REGISTRATION PAYMENT ARRANGEMENTS and accordingly, reassessed the classification of the Series A Convertible Preferred Stock. As of October 1, 2006, the carrying value of the Series A Convertible Preferred Stock was reclassified into permanent equity.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

3.    PREFERRED STOCK OFFERING (CONTINUED)

      On November 15, 2006, the Company amended its articles of incorporation to designate 2,692,308 shares out of the total authorized number of
      25,000,000 shares of its preferred stock, as Series B Convertible Preferred Stock and closed a Purchase Agreement with Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., Crown Investment Partners, L.P., The Crown Advisors #5, MicroCapital Fund, LTD, MicroCapital Fund LP, Crescent International, LTD and Allen Lowy (collectively, the "Investors"). Pursuant to such agreement, the Company issued 2,308,077 shares of its Series B Convertible Preferred Stock, $.001 par value ("Series B Preferred Stock"), and warrants ("Warrants") to purchase up to 346,212 shares of the Company's common stock, $.001 par value ("Common Stock") to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506, promulgated thereunder (the "Offering"). The Company issued the Series B Preferred Stock for a per share purchase price of $1.30, for aggregate gross proceeds of $3,000,500. For each share of Series B Preferred Stock purchased investors received five year warrants to purchase 0.15 shares of Common Stock with an exercise price of $2.60 per share. The Series B Preferred Stock has the same liquidation preference rights as the Series A Preferred Stock. The Company remitted $243,255 and issued 106,177 five year warrants to purchase Common Stock with an exercise price of $2.60 per share, to a third party as compensation for assisting in the financing event which was recorded against the proceeds. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The fair value of the warrants was approximately $40,660.

      The Company has the right to call the Warrants if, after the effective date of a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants, the closing price of the Common Stock for each of 20 consecutive trading days exceeds $5.20 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock). At any given time, the Company may not call more than the lesser of (i) 20% of the aggregate amount of Warrants initially issued or (ii) the number of remaining Warrants held by the holders thereof.

      The stated value of the Series B Preferred Stock is $1.30 (the "Stated Value"). Upon liquidation, dissolution or winding up of the Company, the Series B Preferred Stock ranks senior to the Common Stock and all other equity or equity equivalent securities of the Company other than those securities that are explicitly senior in rights or liquidation preference to the Series B Preferred Stock and each holder shall be entitled to be paid an amount per share equal to the Stated Value plus any accrued and unpaid dividends (the "Liquidation Preference").

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

3.    PREFERRED STOCK OFFERING (CONTINUED)

      The Series B Preferred Stockholders have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors). Each share of Series B Preferred Stock is entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series B Preferred Stock. The Series B Preferred Stock is convertible at any time at the holders' option into that number of shares of Common Stock equal to the number of shares of Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock to be converted by the Liquidation Preference per share and dividing the result by $1.30, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events.

      In connection with the issuance of the Series B Convertible Preferred Stock, the Company recorded a beneficial conversion feature of $126,886. A beneficial conversion feature is recorded when the consideration allocated to the convertible security, divided by the number of common shares into which the security converts, is below the fair value of the common stock into which the Series B Preferred Stock can convert at the date of issuance. As the Series B Preferred Stock was immediately convertible, the Company recorded the combined value of the beneficial conversion feature and warrants (Note 5) of $253,773 as a deemed dividend on Series B
      Preferred Stock and as a component of loss applicable to common shareholders as of March 31, 2007.

      The Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants no later than 45 days after the closing of the Offering. If such registration statement is not filed on or before 45 days after the closing of the Offering then the Company must pay to each investor as liquidated damages and not as a penalty, an amount equal to 1.5% percent of the aggregate amount invested by such Investor under the purchase agreement for each 30-day period or pro rata for any portion thereof following the filing deadline for which no registration statement is filed or effective by the 120th day following the initial closing date with respect to the registerable securities. The registration statement was not filed timely in accordance with the registration agreement and in accordance with EITF 00-19-2 the Company has allocated approximately $45,000 against the proceeds of the Series B Convertible Preferred Stock and recorded a corresponding liability for the liquidated damages. During the three months ended March 31, 2007, $153,000 was recorded to other expense and non-cash interest for additional anticipated liquidated damages.

      The terms of the Company's then outstanding Common Stock warrants and Series A Convertible Preferred Stock require an adjustment to the then-existing strike price and conversion price, respectively should the Company issue or sell (subject to certain exclusions) or deemed to have issued or sold (subject to certain exclusion) any additional shares of common stock or securities convertible into common stock for no consideration or for a consideration per share less than the strike/conversion price in effect immediately prior to the time of such issue or sale. Upon such event, the then-existing strike/conversion price of the applicable security shall be reduced, as of the close of business on the effective date of such issuance, to the lowest price per share at which any share of common stock, or security convertible into common stock, was issued or sold or

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

3.    PREFERRED STOCK OFFERING (CONTINUED)

      deemed to be issued or sold, provided that in no event that the warrant price after giving effect to such event is greater than the strike/conversion price in effect prior to such event. The sale of the Series B Convertible Preferred Stock at $1.30 per share triggered their anti-dilution provisions in accordance with the following table:

                                      Common Shares            Conversion Price/
      Equity Instrument               Underlying Instrument    Strike Price
      -----------------               ---------------------    -----------------
      Series A Preferred Stock
            Initial                         2,677,500               $2.00
            After Series B offering         4,119,231               $1.30

      Warrants
            Initial                           991,315               $4.00
            After Series B offering         3,050,200               $1.30

      Warrants
            Initial                           172,171               $4.00
            After Series B offering           209,325               $3.29


      Included in the table above are warrants to purchase 683,125 shares of the Company's common stock at $4.00 that were issued with the Series A Convertible Preferred Stock. As a result of the issuance of the Series B
      Convertible Preferred Stock, the exercise price was reduced to $1.30 and the shares were increased to 2,101,923. The anti-dilution adjustments also resulted in an increase in the number of shares of common stock underlying the Series A Convertible Preferred Stock. These adjustments resulted in the recording of a non-cash Series A Preferred Stock deemed dividend equal to $5,632,530, which is reflected as a component of loss applicable to common shareholders as of March 31, 2007.

      Also included above are warrants issued during fiscal year 2006. The Company had issued warrants to purchase an aggregate of 480,361 shares of the Company's common stock at the exercise price of $4.00 per share for a period of five years. As a result of the issuance of the Series B Convertible Preferred Stock, the exercise price for certain of these warrants was reduced to $1.30 and the shares issuable were increased to 948,277 and for the remaining warrants, the exercise price was reduced to $3.29 and the shares issuable were increased to 209,325.

      The registration statement related to the additional shares issuable as a result of the anti-dilution adjustment described above, was not filed timely in accordance with the registration agreement and the Company has recorded charges for the anticipated liquidated damages in the amount of approximately $298,000 and $537,000 as other expense and non-cash interest during the three and six months ended March 31, 2007, respectively.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

3.    PREFERRED STOCK OFFERING (CONTINUED)

      On January 16, 2007, the Company entered into a Purchase Agreement (the "Subsequent Series B Purchase Agreement") with Dolphin Offshore Partners, L.P. (the "Additional Series B Investor"). Pursuant to the Subsequent Series B Purchase Agreement, as of January 23, 2007 (the "Subsequent Closing Date"), the Company sold to the Additional Series B Investor a total of (i) 461,538 shares of its Series B Preferred Stock, which are convertible at a rate of $1.30 per share, into an equal number of shares of our common stock, and (ii) Series B Warrants to purchase up to 69,231 shares of its common stock, at an exercise price of $2.60 per share, for an aggregate purchase price of approximately $600,000 (the "Subsequent Series B Offering"). The Company remitted $48,000 and issued 27,692 five year warrants to purchase Common Stock with an exercise price of $2.60 per share, to a third party as compensation for assisting in the financing event. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The fair value of the warrants was approximately $6,400. In addition, the Company granted to the third party the right to "piggyback" the shares of its common stock issuable upon exercise of its warrants on each Registration Statement the Company files on behalf of the Additional Series B Investor, so long as the registration form to be used is suitable for the registration of such shares.

      In connection with the issuance of the additional Series B Convertible Preferred Stock, the Company recorded a beneficial conversion feature of $15,604. A beneficial conversion feature is recorded when the consideration allocated to the convertible security, divided by the number of common shares into which the security converts, is below the fair value of the common stock into which the Series B Preferred Stock can convert at the date of issuance. As the Series B Preferred Stock was immediately convertible, the Company recorded the combined value of the beneficial conversion feature and warrants (Note 5) of $31,209 as a deemed dividend on Series B Preferred Stock and as a component of loss applicable to common shareholders as of March 31, 2007.

      The Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants no later than 45 days after the closing of the Offering. If such registration statement is not filed on or before 45 days after the closing of the Offering then the Company must pay to each investor as liquidated damages and not as a penalty, an amount equal to 1.5% percent of the aggregate amount invested by such Investor under the purchase agreement for each 30-day period or pro rata for any portion thereof following the filing deadline for which no registration statement is filed or effective by the 120th day following the initial closing date with respect to the registerable securities. The registration statement was not filed timely in accordance with the registration agreement and in accordance with EITF 00-19-2 the Company has allocated approximately $7,000 against the proceeds of the Series B Convertible Preferred Stock and recorded a corresponding liability for the liquidated damages.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

4.    OTHER AGREEMENTS

      PGA Agreement
      -------------

      On July 17, 2006, the Company entered into a binding letter of intent with PGA TOUR, Inc. regarding the exclusive use, subject to certain approval rights, of the PGA TOUR brand and/or logo throughout the United States in connection with the development, marketing and sale of prepaid golf experience ticket products. The Company is required to remit to the PGA TOUR certain minimum guaranteed license fees, which are recoupable against actual earned royalties, and non-refundable equity consideration. The Company is responsible for (i) development, marketing, distribution, fulfillment and sale of the Licensed Products, and (ii) manufacturing, distribution, operations, customer service and venue management. The agreement runs through July 31, 2011, unless otherwise terminated pursuant to the agreement. The Company recorded approximately $31,000 and $111,000 as a component of cost of revenues during the three and six months ended March 31, 2007, respectively, for compensation related to this agreement.

      Investor Relation Firm Agreement
      --------------------------------

      In consideration for certain investor relations and public relations services provided to the Company pursuant to a consulting agreement, during the year ended September 30, 2006 the Company issued to an investor relation firm 75,000 shares of common stock, which were valued at an aggregate of $150,000. In addition, the Company granted the investor relation firm stock options to purchase an additional 100,000 shares of our common stock, at an exercise price of $2.00 per share. At the date of issuance, the fair value of the options of $75,490 was calculated using the Black-Scholes option pricing model. The value allocated to the options were amortized to non-cash operating expense over the term of the agreement. The options vested automatically upon their grant, and expire on November 1, 2011, unless otherwise terminated in accordance with the agreement. The Company subsequently agreed to pay additional consideration and issued an additional 75,000 shares of common stock, which were valued at an aggregate of $81,000 and were expensed during the quarter ended March 31, 2007. The Company also granted additional warrants to purchase an additional 100,000 shares of common stock, at an exercise price of $1.30 per share. The warrants were exercisable immediately upon their grant, and shall expire on April, 2012. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The fair value of the warrants was approximately $47,000 and were expensed during the quarter ended March 31, 2007.

      Professional Services Agreement
      -------------------------------

      On January 31, 2007, in consideration for professional fees and investment advice valued at an aggregate of approximately $27,500, the Company issued 25,000 shares of common stock to a former advisor. In addition, as of such date, the Company granted warrants to purchase an additional 10,000 shares of common stock, at an exercise price of $2.60 per share, subject to certain anti-dilution provisions. At the date of issuance, the fair value of the warrants of $2,800 was calculated using the Black-Scholes option pricing model. The warrants will expire on January 2012.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

4.    OTHER AGREEMENTS (CONTINUED)

      Settlement Agreement and Release
      --------------------------------

      On February 13, 2007, in order to resolve a dispute, the Company entered into a Settlement Agreement and Release with investors. In consideration for a general release the investors provided to the Company, the Company issued 14,528 shares of common stock and agreed to issue an additional 9,528 shares of common stock. The aggregate value of the shares was approximately $26,000 and was recorded as expense in the six months ended March 31, 2007.

5.    WARRANTS

      In connection with the Series A preferred stock offering discussed above, the Company issued detachable warrants allowing for the purchase of 683,125 shares, subject to anti-dilution adjustments discussed above, of the Company's common stock at an exercise price of $4.00. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The original value allocated to the warrants of $370,141 was recorded as a liability in accordance with EITF 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN, A COMPANY'S OWN STOCK." Subsequent changes in the fair value of the warrants in fiscal 2006 were reflected in the
      Consolidated Statement of Operations. The Company reassessed the classification of the warrants under the provisions of EITF 00-19-2 and on October 1, 2006, the Company reclassified the initial fair value allocated to the warrants of $370,141 into permanent equity and recorded a charge of approximately $76,000 to retained earnings.

      In connection with the Series B convertible preferred stock offering discussed in Note 3, the Company issued detachable five year warrants allowing for the purchase of 346,212 shares of the Company's common stock at an exercise price of $2.60. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The proceeds of the Series B convertible preferred stock were allocated to the preferred stock and warrants based on their relative fair values. The fair value allocated to the warrants was $126,886. The Company also issued five year warrants to purchase 106,177 shares of the Company's common stock with an exercise price of $2.60 per share, to a third party as compensation for assisting in the financing event. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The fair value of the warrants was approximately $40,660.

      In connection with the subsequent Series B convertible preferred stock offering discussed in Note 3, the Company issued detachable five year warrants allowing for the purchase of 69,231 shares of the Company's common stock at an exercise price of $2.60. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The proceeds of the additional Series B convertible preferred stock were allocated to the preferred stock and warrants based on their relative fair values. The fair value allocated to the warrants was $15,605. The Company also issued five year warrants to purchase 27,692 shares of the Company's common stock with an exercise price of $2.60 per share, to a third party as compensation for assisting in the financing event. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The fair value of the warrants was approximately $6,400.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

5.    WARRANTS (CONTINUED)

      Warrants granted during the six months ended March 31, 2007 and 2006 have been valued using the Black-Scholes option pricing model prescribed by SFAS No. 123. The assumptions used were as follows.

                                              For The Six Months Ended March 31,
                                                     2007           2006
                                                 ------------   ------------
            Risk-free interest rates             4.62 - 4.82%   4.31 - 4.45%
            Expected lives                          5 years     2 - 5 years
            Expected volatility                     50%            50%
            Dividend yield                          0%             0%
            Weighted-average fair value of grants   $0.37          $2.00

      The following is a summary of warrants outstanding as of March 31, 2007.

                                       Issued in         Exercise   Expiration
         Number  Issue Date         Connection with       Price       Date
      ---------  ------------   ------------------------ --------- ------------
        948,277  January 2006   Financial Restructuring    $ 1.30  January 2011
        209,325  January 2006   Financial Restructuring    $ 3.29  January 2011
      2,101,923  January 2006   Preferred stock offering   $ 1.30  January 2011
        175,000  July 2006      Preferred stock offering   $ 4.00  July 2011
        452,389  November 2006  Preferred stock offering   $ 2.60  November 2011
         96,923  January 2007   Preferred stock offering   $ 2.60  January 2012
         10,000  January 2007   Professional Services      $ 2.60  January 2012
      ---------
      3,993,837
      =========

6.    STOCK COMPENSATION AND OPTION PLAN

      On November 13, 2003, the Company's Board of Directors approved a stock-based equity incentive plan (the Plan) under which certain employees, directors and consultants, who significantly contribute to the success of the Company, may be granted options (incentive and nonstatutory) to purchase the Company's common stock. The Plan is administered by the Compensation Committee of the Board of Directors, which will select participants and determine the terms and conditions of the awards.

      Under the Plan, the options generally vest ratably over periods ranging from 36 to 48 months (or automatically upon a change in control, as defined). In February 2006, the Board of Directors approved (and shareholders subsequently ratified) an increase in the number of options that may be granted by the Company under the Plan from 126,000 to 750,000. During the six months ended March 31, 2007 35,000 options were granted to employees and directors. During the six months ended March 31, 2006, 448,250 options were granted, 357,750 of which were to employees and directors.

      On September 8, 2004, 14,450 options were granted to non-employees in exchange for services. These options were granted at an exercise price of $35.00 per share, have a 10 year term and vest over 3 years. In accordance with SFAS No. 123(R) and EITF 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING OR IN CONJUNCTION WITH SELLING GOODS OR SERVICES, the Company measured the fair value of the option grants using the Black

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

6.    STOCK COMPENSATION AND OPTION PLAN (CONTINUED)

      Scholes option pricing model along with risk-free interest rates of 4.18% and 50% volatility. The fair value of the grants was initially calculated as $331,937. The Company remeasured the fair value of the unearned options and recorded approximately $400 and $20,400 as a reduction to selling and administrative expenses for the six months ended March 31, 2007 and March 31, 2006, respectively.

      On February 24, 2006, 90,500 options were granted to non-employees in exchange for services rendered. These options were granted at an exercise price of $2.00, have a 10 year term and vest immediately. The Company measured the fair value of the option grants using the Black Scholes option pricing model using risk-free interest rates of 4.64% and 50% volatility, the fair value of the grants was calculated as $163,965 which was charged to non cash operating expense in the six months ended March 31, 2006.

7.    LOSS PER COMMON SHARE

      Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for all periods presented. Diluted net loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For the periods ended March 31, 2007 and 2006, potentially dilutive shares, representing an aggregate of 11,599,879 and 4,460,861 shares of common stock, respectively, were excluded from the calculation of diluted loss per common share because of their anti-dilutive effect.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

7.    LOSS PER COMMON SHARE (CONTINUED)

      The following table is the computation of basic earnings per common share and diluted earnings per common share:

                                                  Three Months Ended                      Six Months Ended
                                              March 31,          March 31,          March 31,          March 31,
                                                 2007              2006               2007               2006
                                            -------------      -------------      -------------      -------------
      Loss applicable to common
      shareholders                          $  (2,429,719)     $  (2,852,396)     $ (10,192,930)     $  (3,656,109)
                                            =============      =============      =============      =============
      Weighted-average common shares
         and equivalents outstanding -
         basic and diluted                      2,026,027            373,683          1,988,048            373,141
                                            =============      =============      =============      =============
      Basic and diluted net loss per
         common share                       $       (1.20)     $       (7.63)     $       (5.13)     $       (9.80)
                                            =============      =============      =============      =============
      Number of shares underlying
         warrants excluded in
         calculation of diluted
         earnings per common share due
         to anti-dilutive effects               3,993,837          1,027,471          3,993,837          1,027,471
                                            =============      =============      =============      =============
      Number of shares underlying
         Series A convertible
         preferred excluded in
         calculation of diluted
         earnings per common share due
         to anti-dilutive effects               4,088,463          2,732,500          4,088,463          2,732,500
                                            =============      =============      =============      =============
      Number of shares underlying
         Series B convertible
         preferred excluded in
         calculation of diluted
         earnings per common share due
         to anti-dilutive effects               2,769,615                 --          2,769,615                 --
                                            =============      =============      =============      =============
      Number of shares underlying
         convertible debt  excluded in
         calculation of diluted
         earnings per common share due
         to anti-dilutive effects                      --            178,520                 --            178,520
                                            =============      =============      =============      =============
      Number of shares underlying
         options excluded in
         calculation of diluted
         earnings per common share due
         to anti-dilutive effects                 747,964            522,370            747,964            522,370
                                            =============      =============      =============      =============
-------------------------------------------------------------------------------------------------------------------

UTIX GROUP, INC.
Notes to Consolidated Financial Statements

================================================================================

8.    RETIREMENT PLAN

      The Company adopted a 401(K) plan covering substantially all employees beginning in March 2006. The plan allows participants to elect to defer up to 90% of their compensation to a maximum of the amount legally allowed. The Company matches 50% of participant deferrals, up to 3% of their salary. The employer's contribution for the three and six months ended March 31, 2007 was $11,193 and $25,737, respectively.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------



To the Board of Directors and Stockholders of Utix Group, Inc.
Burlington, Massachusetts

We have audited the accompanying consolidated balance sheets of Utix Group, Inc. and subsidiary (the Company) (a Delaware corporation) as of September 30, 2006 and 2005, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a net working capital deficit and a net stockholders' deficit, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


VITALE, CATURANO & COMPANY, LTD.

December 28, 2006
Boston, Massachusetts

UTIX GROUP, INC.
CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                SEPTEMBER 30,       SEPTEMBER 30,
ASSETS                                                                                              2006                2005
                                                                                              ------------------------------------
Current Assets:
      Cash and cash equivalents                                                               $    642,757          $    748,586
      Short-term investments                                                                       526,767                    --
      Restricted cash                                                                              967,627             1,155,602
      Accounts receivable, net                                                                      19,506                 9,139
      Inventory, net                                                                               116,601                37,035
      Prepaid expenses and other current assets                                                    113,546               200,195
                                                                                              ------------------------------------
            Total current assets                                                                 2,386,804             2,150,557
                                                                                              ------------------------------------

Property and equipment, net                                                                        153,696               182,638

Other assets                                                                                        28,453               246,039

                                                                                              ------------------------------------
TOTAL ASSETS                                                                                  $  2,568,953          $  2,579,234
                                                                                              ====================================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
      Current maturities of notes payable                                                     $         --          $  3,235,000
      Current maturities of notes payable to related parties                                            --               150,000
      Current maturities of capital lease obligations                                               15,953                24,108
      Accounts payable                                                                             689,348               221,603
      Accrued expenses                                                                             952,314               938,638
      Liability associated with warrants                                                           294,127                    --
      Customer deposits                                                                            770,672               719,476
      Deferred revenue                                                                             592,993               784,600
                                                                                              ------------------------------------
          Total current liabilities                                                              3,315,407             6,073,425
                                                                                              ------------------------------------

Long-term liabilities:
      Notes payable - less current maturities                                                           --             1,600,000
      Capital lease obligations - less current maturities                                            3,353                19,306
                                                                                              ------------------------------------
          Total long-term liabilities                                                                3,353             1,619,306
                                                                                              ------------------------------------

Series A convertible preferred stock, $0.001 par value, 25,000,000 shares authorized;
      1,071 shares issued and outstanding at September 30, 2006                                  5,355,000                    --

Stockholders' deficit:
      Common stock, $0.001 par value, 375,000,000 shares authorized; 1,896,444 and 372,135 shares issued and outstanding at
          September 30, 2006 and September 30, 2005, respectively                                    1,896                   372
      Additional paid in capital                                                                19,418,507            10,426,503
      Deferred compensation                                                                       (336,813)                   --
      Accumulated deficit                                                                      (25,188,397)          (15,540,372)
                                                                                              ------------------------------------
          Total stockholders' deficit                                                           (6,104,807)           (5,113,497)

                                                                                              ------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                   $  2,568,953          $  2,579,234
                                                                                              ====================================

The accompanying notes are an integral part of these consolidated financial statements.

UTIX GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------


                                                                       FOR THE YEAR ENDED SEPTEMBER 30,
                                                                          2006                  2005
                                                                    -------------------------------------

Net revenues                                                         $  1,444,435          $  6,901,494

Cost of revenues                                                        1,285,318             6,740,821
Provision for inventory write-down                                        134,297               872,682
                                                                    -------------------------------------

         Gross profit (loss)                                               24,820              (712,009)

Selling and administrative expenses                                     5,029,217             5,373,246
Non-cash operating expenses                                               925,032               881,913
                                                                    -------------------------------------

         Loss from operations                                          (5,929,429)           (6,967,168)
                                                                    -------------------------------------

Other income (expense):
    Investment income, net                                                 56,781               149,203
    Interest expense                                                     (127,480)             (397,466)
    Non-cash interest and other expense                                (3,647,897)           (2,745,154)
                                                                    -------------------------------------
                                                                       (3,718,596)           (2,993,417)
                                                                    -------------------------------------

         Loss before provision (benefit) for income taxes              (9,648,025)           (9,960,585)

Provision (benefit) for income taxes                                           --                    --
                                                                    -------------------------------------

         Net loss                                                    $ (9,648,025)         $ (9,960,585)
                                                                    =====================================

         Series A preferred stock deemed dividend                      (1,311,286)                   --
                                                                    -------------------------------------

         Loss applicable to common shareholders                      $(10,959,311)         $ (9,960,585)
                                                                    =====================================

Net loss per common share applicable to common shareholders:
    Basic and diluted                                                $     (12.61)         $     (27.26)
                                                                    =====================================

Weighted average number of common shares outstanding:
    Basic and diluted                                                     869,245               365,393
                                                                    =====================================


The accompanying notes are an integral part of these consolidated financial statements.

UTIX GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------

                                                                                      FOR THE TWELVE MONTHS
                                                                                       ENDED SEPTEMBER 30,
                                                                                   2006                 2005
                                                                              -----------------------------------
Cash flows from operating activities:
       Net loss                                                                $(9,648,025)         $(9,960,585)
       Adjustments to reconcile net loss to net cash provided by
         (used in) operating activities:
            Depreciation and amortization                                           78,952              136,995
            Loss on disposal of property and equipment                                  --                  (83)
            Fixed asset impairment charge                                               --              143,838
            Provision for inventory writedown                                      134,297              872,682
            Non-cash interest and other expense                                  3,445,864            2,493,517
            Non-cash operating expenses                                            925,032              881,913
            Non-cash issuance of common stock                                        9,751                   --
            Amortization of financing costs and other placement fees               202,033              251,637
            Changes in assets and liabilities
                (Increase) decrease in:
                      Accounts receivable                                          (10,367)              33,848
                      Inventory                                                   (213,863)            (213,761)
                      Prepaid expenses                                              86,649               47,688
                      Other assets                                                 (11,216)              (1,390)
                Increase (decrease) in:
                      Accounts payable                                             467,745             (409,478)
                      Accrued expenses                                             188,675              130,334
                      Deferred revenue                                            (191,605)            (128,473)
                      Customer deposits                                             51,196             (295,865)
                                                                              -----------------------------------
                Net cash used in operating activities                           (4,484,882)          (6,017,183)
                                                                              -----------------------------------

Cash flows from investing activities:
       Purchase of short-term investments                                       (2,000,000)                  --
       Proceeds from redemption of short-term investments                        1,500,000
       Purchases of property and equipment                                         (50,010)            (120,261)
                                                                              -----------------------------------
                Net cash used in investing activities                             (550,010)            (120,261)
                                                                              -----------------------------------

Cash flows from financing activities:
       Proceeds from notes payable                                                 146,000            2,910,500
       Repayment of notes payable                                                 (200,000)            (220,000)
       Restricted cash                                                             187,975             (442,627)
       Proceeds from warrant exercise                                                  200                   10
       Proceeds from disposal of property and equipment                                 --                1,400
       Proceeds from sale of common stock                                               --            2,369,431
       Proceeds from sale of preferred stock, net                                4,843,996                   --
       Payment of financing costs                                                       --             (397,859)
       Repurchase of common shares                                                 (25,000)              (1,500)
       Payments on capital lease obligations                                       (24,108)             (20,667)
                                                                              -----------------------------------
                Net cash provided by financing activities                        4,929,063            4,198,688
                                                                              -----------------------------------

Net decrease in cash and cash equivalents                                         (105,829)          (1,938,756)


Cash and cash equivalents, beginning of period                                     748,586            2,687,342
                                                                              -----------------------------------

Cash and cash equivalents, end of period                                       $   642,757          $   748,586
                                                                              ===================================
                                                                                                       (105,829)

Supplemental disclosure of cash flow information:
       Cash paid for interest                                                  $   217,958          $   368,819
                                                                              ===================================

Supplemental disclosure of noncash investing and financing activities:
       Equipment acquired under capital lease obligation                       $        --          $    20,194
                                                                              ===================================
       Conversion of notes to common stock                                     $ 4,931,000          $ 1,901,520
                                                                              ===================================
       Warrants issued in connection with preferred stock                      $   370,141          $   778,017
                                                                              ===================================
       Non-cash dividends to preferred stockholders arising from
         beneficial conversion feature                                         $ 1,311,286          $        --
                                                                              ===================================
       Warrants issued for services                                            $    48,109          $        --
                                                                              ===================================
       Conversion of preferred stock to common stock                           $   110,000          $        --
                                                                              ===================================
       Forgiveness of accrued liability in exchange for stock grant            $   412,500          $        --
                                                                              ===================================


The accompanying notes are an integral part of these consolidated financial statements.

UTIX GROUP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                     Additional
                                                                                        Common Stock                  Paid in
                                                                                   Shares           Amount            Capital
                                                                                ---------------------------------------------------

Balance, September 30, 2004                                                        259,996       $        260       $  3,302,820

Net Loss                                                                                --                 --                 --

Issuance of common stock in connection with conversion of
  notes and accrued interest                                                        54,330                 54          1,984,265
Sale of common stock, net of cash issuance costs of $270,424                        59,916                 60          2,343,247
Compensation expense for non-employee stock option grants                               --                 --             67,332
Compensation expense for warrant modification                                           --                 --            107,433
Repurchase and retirement of common shares                                         (15,000)               (15)            38,420
Exercise of warrants                                                                   100                 --                 10
Issuance of common stock warrants in connection with notes and financing                --                 --            857,452
Issuance of warrants in exchange for services                                           --                 --          1,180,716
Issuance of common stock in connection with note financing                           1,543                  2             38,569
Issuance of common stock in exchange for services                                   11,250                 11            506,239
                                                                                ---------------------------------------------------

Balance, September 30, 2005                                                        372,135       $        372       $ 10,426,503
                                                                                ---------------------------------------------------

Net Loss                                                                                --                 --                 --

Reduction of compensation expense for non-employee stock option grants                  --                 --            (22,280)
Repurchase and retirement of common shares                                            (625)                (1)                 1
Conversion of notes payable into common stock                                    1,429,990              1,430          8,338,948
Exchange of warrants                                                                    --                 --            206,438
Compensation expense for non-employee stock option grants                               --                 --            518,529
Compensation expense for employee stock option grants                                   --                 --            406,023
Issuance of common stock                                                            37,944                 38            425,347
Conversion of Series A preferred stock                                              55,000                 55            109,945
Accretion of preferred stock to face value                                              --                 --         (1,039,254)
Exercise of warrants                                                                 2,000                  2                198
Issuance of warrants in exchange for services                                           --                 --             48,109

                                                                                ---------------------------------------------------


Balance, September 30, 2006                                                      1,896,444       $      1,896       $ 19,418,507
                                                                                ===================================================

UTIX GROUP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                          Total
                                                                             Deferred             Accumulated          Stockholders'
                                                                           Compensation             Deficit              Deficit
                                                                          ---------------------------------------------------------

Balance, September 30, 2004                                                 $         --         $ (5,539,882)        $ (2,236,802)

Net Loss                                                                              --           (9,960,585)        $ (9,960,585)

Issuance of common stock in connection with conversion of
  notes and accrued interest                                                          --                   --         $  1,984,319
Sale of common stock, net of cash issuance costs of $270,424                          --                   --         $  2,343,307
Compensation expense for non-employee stock option grants                             --                   --         $     67,332
Compensation expense for warrant modification                                         --                   --         $    107,433
Repurchase and retirement of common shares                                            --              (39,905)        $     (1,500)
Exercise of warrants                                                                  --                   --         $         10
Issuance of common stock warrants in connection with notes and financing              --                   --         $    857,452
Issuance of warrants in exchange for services                                         --                   --         $  1,180,716
Issuance of common stock in connection with note financing                            --                   --         $     38,571
Issuance of common stock in exchange for services                                     --                   --         $    506,250
                                                                          ---------------------------------------------------------

Balance, September 30, 2005                                                 $         --         $(15,540,372)        $ (5,113,497)
                                                                          ---------------------------------------------------------

Net Loss                                                                              --           (9,648,025)        $ (9,648,025)

Reduction of compensation expense for non-employee stock option grants                --                   --         $    (22,280)
Repurchase and retirement of common shares                                            --                   --         $         --
Conversion of notes payable into common stock                                         --                   --         $  8,340,378
Exchange of warrants                                                                  --                   --         $    206,438
Compensation expense for non-employee stock option grants                             --                   --         $    518,529
Compensation expense for employee stock option grants                           (336,813)                  --         $     69,210
Issuance of common stock                                                              --                   --         $    425,385
Conversion of Series A preferred stock                                                --                   --         $    110,000
Accretion of preferred stock to face value                                            --                   --         $ (1,039,254)
Exercise of warrants                                                                  --                   --         $        200
Issuance of warrants in exchange for services                                         --                   --         $     48,109

                                                                          ---------------------------------------------------------


Balance, September 30, 2006                                                 $   (336,813)        $(25,188,397)        $ (6,104,807)
                                                                          =========================================================

The accompanying notes are an integral part of these consolidated financial statements.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

1.       NATURE OF THE BUSINESS AND GOING CONCERN

         Utix Group, Inc. and its wholly owned subsidiary Corporate Sports Incentives, Inc. (together, "the Company") primarily provide prepaid experiences to consumers by offering gift tickets that are redeemable at golf courses, ski resorts, spas, movie theaters, bowling centers and other venues nationwide.

         The Company's products are offered through two distinct distribution channels including (1) sales of prepaid manual and magnetic strip plastic gift tickets to corporations and other business users (corporate) and (2) sales of prepaid magnetic strip gift tickets to retail consumers that purchase products at mass merchandise retail chains (retail).

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the Company has suffered recurring losses from operations and has a net working capital deficit and a net stockholders' deficit, that raise substantial doubt about its ability to continue as a going concern.

         On January 21, 2006, the Company closed on an agreement to sell Series A Convertible Preferred Stock, for gross proceeds of $5,465,000, to convert all existing debt into common stock and warrants (subject to certain shareholder ownership limitations), and to exchange existing warrants for new warrants (see Note 6). Subsequent to its fiscal year end, on November 15, 2006, the Company closed on an agreement to sell Series B Convertible Preferred Stock for gross proceeds of $3,000,500. The Company's plan indicates that no additional financing is required to achieve positive cash flow, however should the Company's plans require modification additional financing may be required in the next twelve months.

         There can be no assurance that the Company's operating plans will be successful and if so required that the Company will be successful in obtaining the capital necessary to continue ongoing operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The consolidated financial statements include the accounts of Utix Group, Inc. and its wholly owned subsidiary Corporate Sports Incentives, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         USE OF ESTIMATES (CONTINUED)
         reporting period. The Company's estimates include the valuation allowance for deferred income taxes, certain revenue related reserves, reserves for excess and obsolete inventories and assumptions used for valuing equity investments. Actual results could differ from those estimates.

         REVENUE RECOGNITION

         The Company defers revenue recognition until a ticket is either redeemed or expires. Revenue on unused tickets is recorded following ticket expiration which is generally ten months from date of activation for golf, ski and spa, six months for bowling, and three or six months from date of activation for movie. The life of a non-magnetic strip ski ticket ranges from six to seventeen months, depending upon date of purchase.

         In order to expand its business and accommodate large volume national contracts, the Company has entered into strategic relationships with eFunds/WildCard Systems, Inc. and Discover Network to enhance and maintain its magnetic strip product line. eFunds/WildCard Systems provides product coding, processing and other services. These services include coordination of ticket manufacture, customer service (via interactive voice recognition, live agent support, and web site), data tracking and daily reporting. eFunds/WildCard is reimbursed for the ticket manufacturing as well as per ticket processing fees ranging from $0.50 to $1.50, depending on the services provided and new subprogram set-up fees. Discover provides a flexible payment system at the merchant level. Discover is paid a license fee on each ticket number issued and receives redemption fees for each ticket authorized and settled by its payment network. Discover also receives an annual license fee for each product category (i.e., golf, spa, etc.). eFunds/Wildcard and Discover fees amounted to $145,383 and $939,608 for the years ended September 30, 2006 and 2005, respectively, and are recorded as a component of cost of revenues.

         SIGNIFICANT CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

         Revenues from one customer represented approximately 36% of net revenues for the year ended September 30, 2006. Revenues from a different customer for the year ended September 30, 2005 represented 74% of total net revenues.

         Financial instruments that subject the Company to credit risk concentrations consist of cash and cash equivalents, short-term investments and accounts receivable. The Company's cash and cash equivalents and short-term investments are held at financial institutions which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash. The Company's trade receivables result from ticket sales and reflect a broad customer base. The Company generally requires payment up-front, or a deposit on account, prior to shipping product. For those few accounts with terms, the Company routinely assesses the financial strength of its customers and has not experienced significant losses related to accounts receivable of individual customers or groups of customers in any particular industry or geographic area. As a consequence, concentrations of credit risk are limited.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         Financial instruments held or used by the Company consist of cash and cash equivalents, certificates of deposit, accounts receivable, accounts payable, and notes payable. Management believes due to the short term nature that their carrying value approximates fair value for all financial instruments at September 30, 2006 and September 30, 2005.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity date of 90 days or less to be cash equivalents. Cash and cash equivalents are deposited in various area banks, which at times may exceed federally insured limits.

         SHORT-TERM INVESTMENTS

         The Company maintains various short term investments in certificate of deposits. As of September 30, 2006, the Company had $526,767 in a 9-month certificate of deposit maturing on October 26, 2006.

         RESTRICTED CASH

         The Company had cash of $251,842 and $250,612 in escrow at Discover Bank, at September 30, 2006 and 2005, respectively and $715,785 and $904,990 at 5 Star Bank to fund the maximum redemption amount on all activated magnetic strip tickets, at September 30, 2006 and 2005, respectively. In accordance with the Company's agreement with Discover, the maximum redemption amount on each activated magnetic strip ticket must be funded in the depository account (at 5 Star Bank) until the ticket has been redeemed or has expired. If the ticket is redeemed, the redemption and settlement costs are automatically withdrawn from the account to reimburse Discover for settling the redemption with the venue/merchant. The cash held in escrow at Discover Bank is fixed at $250,000. Interest on the funds held in escrow is remitted to the Company quarterly.

         ACCOUNTS RECEIVABLE

         Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for that portion of accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation of outstanding accounts receivable at the end of the year. Bad debts are written off against the allowance when identified. The allowance for doubtful accounts at September 30, 2005 was $5,000. Based upon the analysis and estimates of the uncollectibility of its accounts receivable, it was determined that no allowance for doubtful accounts was necessary at September 30, 2006.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         INVENTORY

         Inventory consists of non-activated tickets, directories, holograms, booklets, golf balls and accessories valued at the lower of cost or market. In the year ended September 30, 2005, the Company recorded an $872,682 provision on its inventory given a later than anticipated entry into the holiday retail market and management's decision to redesign its retail packaging to improve its functionality. In the year ended September 30, 2006, the Company recorded a $134,297 provision on its inventory to reduce excess inventories.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost and depreciated over the estimated useful lives of the assets using the straight-line method. The estimated useful lives are as follows:

                  Equipment and Software    the lesser of lease term, or useful
                                            life of asset (3 -5 years)

                  Furniture and Fixtures    5 - 10 years

         The Company evaluates long-lived assets such as property and equipment under Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS (SFAS 144). This statement requires that long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. SFAS 144 requires (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. In accordance with SFAS 144, the Company performed an impairment test on its long-lived assets and estimated the market value of its equipment, software and furniture and recorded a non-cash charge of approximately $144,000 in the year ended September 30, 2005 to write-down its assets to estimated fair value. No impairment charge was recorded in the year ended September 30, 2006.

         OTHER ASSETS

         Included in other assets at September, 30, 2006 are deposits, deferred financing costs and other deferred costs associated with fulfillment of tickets.

         INCOME TAXES

         The Company accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statements and income tax basis of assets and liabilities, and net operating loss carryforwards, using the enacted tax rates. Deferred income tax expense or benefit is based on changes in the asset or liability from period to period.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         INCOME TAXES (CONTINUED)

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         REVERSE STOCK SPLIT

         The Company effected a 100-for-one reverse stock split for its common shares on April 7, 2006. All share and per share amounts presented herein give effect to the reverse stock split.

         EARNINGS (LOSS) PER COMMON SHARE

         Basic earnings (loss) per common share is computed by dividing income
         (loss) available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted earnings per common share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the year plus the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.

         STOCK-BASED COMPENSATION
         ------------------------

         In accordance with SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS NO.123) (as amended by SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION -TRANSITION AND DISCLOSURE), the Company has elected to account for stock-based compensation under the intrinsic value method with disclosure of the effects of fair value accounting on net income and earnings per common share on a pro forma basis. The Company's stock-based compensation plan is described more fully in Note
         13. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations (APB 25).

         The assumptions used for options granted or valued are as follows:

                                                         2006             2005
                                                         ----             ----
                  Risk-free interest rate        3.18 - 4.69%     3.94 - 4.17%
                  Expected lives                     5 years          5 years
                  Expected volatility                     50%              50%
                  Dividend yield                           0%               0%
                  Weighted-average
                    fair value of grants                $1.76           $19.36

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         STOCK-BASED COMPENSATION (CONTINUED)

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost been recorded in accordance with SFAS 123, the Company's net loss and net loss per common share based upon the fair value at the grant date for stock options awarded in the years ended September 30, 2006 and 2005 would have increased the pro-forma net loss as indicated below.

                                                                                    For the Years Ended September 30,
                                                                                       2006                    2005
                                                                                       ----                   -----
         Loss applicable to common shareholders, as reported                    $   (10,959,311)      $     (9,960,585)
         Add: employee stock compensation
                  included in net loss                                                   69,210                     --
         Deduct: employee stock compensation expense,
                 determined under fair value method for all awards                     (334,340)              (179,849)
                                                                                ---------------       ----------------
         Pro forma loss applicable to common shareholders                       $   (11,224,441)      $    (10,140,434)
                                                                                ===============       ================
         Loss per common share (basic and diluted)                              $        (12.61)      $         (27.26)
                                                                                ===============       ================
         Pro forma net loss per common share (basic and diluted)                $        (12.91)      $         (27.75)
                                                                                ===============       ================

         On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), SHARE BASED PAYMENT (SFAS
         123R) which is a revision of SFAS 123. SFAS 123R supersedes APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES AND AMENDS FASB STATEMENT NO. 95, STATEMENT OF CASH FLOWS. Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123. However, SFAS 123R requires that all share-based payments to employees, including grants of stock options, be recognized in the statements of operations, based on their fair values. Pro forma disclosure will no longer be an alternative.

         Under SFAS 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at the date of adoption. The transition alternatives include modified retrospective and modified prospective adoption methods. Under the modified retrospective method, prior periods may be restated based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either for all periods presented or as of the beginning of the year of adoption.

         The modified prospective method requires that compensation expense be recognized beginning with the effective date, based on the requirements of SFAS 123R, for all share-based payments granted after the effective date, and based on the requirements of SFAS 123, for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         STOCK-BASED COMPENSATION (CONTINUED)

         The provisions of the statement are effective for Small Business Filers as of the beginning of the first annual reporting period that begins after December 15, 2005. The Company will implement SFAS 123R in the first quarter of 2007 and intends to use the modified prospective method. The pro forma presentation included in "Stock-based Compensation" above approximates what the impact of SFAS 123R would have been on the 2006 and 2005 results presented. Based upon unvested, outstanding options at September 30, 2006, the Company estimates it will record approximately $400,000 in 2007 as compensation expense.

         In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123R and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123R's implementation challenges for registrants and enhance the information investors receive.

         ADVERTISING

         The Company expenses advertising costs as incurred. Advertising expense was $126,167 and $291,680 for the years ended September 30, 2006 and 2005, respectively.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In August 2005, the FASB issued Statement No. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS ("SFAS No. 154"). This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The Company is currently evaluating the impact this statement will have on its financial position and results of operations.

         In July 2006, the FASB issued Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES-AN INTERPRETATION OF FASB STATEMENT NO.109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES (SFAS 109). This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact this statement will have on its financial position and results of operations.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

         In September 2006, the SEC issued Staff Accounting Bulletin No. 108, CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS (SAB 108). SAB 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in the current year financial statements. The SAB requires registrants to quantify misstatements using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 does not change the guidance in SAB 99, MATERIALITY, when evaluating the materiality of misstatements. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company is currently evaluating the impact this statement will have on its financial position and results of operations.

         In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value under other accounting pronouncements that permit or require fair value measurements, changes the methods used to measure fair value and expands disclosures about fair value measurements. In particular, disclosures are required to provide information on the extent to which fair value is used to measure assets and liabilities; the inputs used to develop measurements; and the effect of certain of the measurements on earnings (or changes in net assets). SFAS 157 also nullifies the specific guidance in EITF Issue No. 02-3, ISSUES INVOLVED IN ACCOUNTING FOR DERIVATIVE CONTRACTS HELD FOR TRADING PURPOSES AND CONTRACTS INVOLVED IN ENERGY TRADING AND RISK MANAGEMENT ACTIVITIES which prohibited the recognition of gains and losses at the inception of a derivative transaction in the absence of observable market data. SFAS 157 eliminates the use of a blockage factor for fair value measurements of financial instruments trading in an active market. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Early adoption, as of the beginning of an entity's fiscal year, is also permitted, provided interim financial statements have not yet been issued. The Company is currently evaluating the impact this statement will have on its financial position and results of operations.

         RECLASSIFICATION

         Certain prior period amounts have been reclassified to conform to the current year presentation.

3.       PROPERTY AND EQUIPMENT

         Property and equipment at September 30, 2006 and 2005 consisted of the following:

                                                           September 30,
                                                      2006              2005
                                                  ------------------------------
         Computer equipment and software          $    382,054      $    337,345
         Furniture and fixtures                         56,849            51,548
                                                  ------------      ------------
                                                       438,903           388,893
         Less - accumulated depreciation               285,207           206,255
                                                  ------------      ------------
         Property and equipment, net              $    153,696      $    182,638
                                                  ============      ============

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

3.       PROPERTY AND EQUIPMENT (CONTINUED)

         Depreciation expense for the years ended September 30, 2006 and 2005 was $78,952 and $136,995, respectively.

4.       NOTES PAYABLE TO RELATED PARTIES

         On April 7, 2006, the Company effected a Financial Restructuring whereby all of their outstanding notes payable were exchanged for a combination of common stock and warrants. Refer to Notes 6 and 7 for a complete discussion.

         Notes payable to related parties including certain officers, members of the Board of Directors and an employee of the Company are conducted at arms-length with terms consistent with prevailing third party terms. Notes payable to related parties consisted of the following at September 30, 2006 and 2005:

                                                         September 30,
                                                    2006              2005
                                                 -----------       ----------

         Notes payable (7% Convertible
         Notes), face value of $100,000
         at September 30, 2005. Interest
         payable quarterly at 7%,
         outstanding principal and
         accrued interest payable on
         demand. The notes were
         originally convertible at
         $43.00 per common share, at the
         holders request between July
         15, 2004 and July 15, 2006.             $        --       $  100,000

         Notes payable (12% Notes), face
         value of $50,000 at September
         30, 2005. Interest payable
         quarterly at 12%, outstanding
         principal and accrued interest
         payable on demand.                               --           50,000
                                                 -----------       ----------
                                                          --          150,000
         Less - current maturities                        --          150,000
                                                 -----------       ----------

         Notes payable to related
         parties - less current
         maturities                              $        --       $       --
                                                 ===========       ==========

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

5.       NOTES PAYABLE

         On April 7, 2006, the Company effected a Financial Restructuring whereby all of their outstanding notes payable were exchanged for a combination of common stock and warrants. Refer to Notes 6 and 7 for a complete discussion.

         Notes payable at September 30, 2006 and 2005 consisted of the following:

                                                         September 30,
                                                    2006              2005
                                                 -----------       ----------

         Notes payable (7% Notes), face
         value of $300,000 at September
         30, 2005. Interest payable
         quarterly at 7%, outstanding
         principal and accrued interest
         which was originally due at
         maturity, November 30, 2005.            $        --       $   300,000

         Notes payable (15% Notes), face
         value of $1,250,000 at
         September 30, 2005. Interest
         payable quarterly at 15%,
         outstanding principal and
         accrued interest originally due
         at maturity, November 30, 2005.                  --         1,250,000

         Notes payable (12% Notes), face
         value of $125,000 at and
         September 30, 2005. Interest
         payable quarterly at 12%,
         outstanding principal and
         accrued interest due at
         maturity, through December 31,
         2005.                                            --           125,000

         Notes payable ($350K Notes),
         face value of $250,000 at
         September 30, 2005. Interest
         payable semi-annually at 7%,
         outstanding principal and
         accrued interest originally due
         at maturity, November 30, 2005.                  --           250,000

         Notes payable (5% Convertible
         Notes), face value of
         $1,600,000 at September 30,
         2005. Interest payable is at
         5%, outstanding principal and
         accrued interest which is due
         at maturity, February 11, 2008.
         The notes were convertible at
         $40.00 per common share.                         --         1,600,000

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

5.       NOTES PAYABLE (CONTINUED)

                                                         September 30,
                                                    2006              2005
                                                 -----------       ----------

         Notes payable (12% Convertible
         Notes), issued in July 2005,
         face value of $1,310,000 at
         September 30, 2005. Interest
         payable is at 12%, outstanding
         principal and accrued interest
         which was originally due at
         maturity, September 19, 2005.
         The notes were originally
         convertible at $12.50 per
         common share.                           $        --       $1,310,000

                                                 -----------       ----------
                                                          --        4,835,000
         Less - current maturities                        --        3,235,000
                                                 -----------       ----------

         Notes payable - less current
         maturities                              $        --       $1,600,000
                                                 ===========       ==========


         In October 2004, the holders of $125,000 of 7% Convertible Notes to related parties converted to 3,571 shares at $35.00 per common share. The original conversion price was $43.00 per common share. Accordingly, the Company recorded a charge of $23,256 during the year ended September 30, 2005 for the difference between the fair value of the securities issuable upon the revised conversion terms and the fair value of the securities issuable upon the original terms at the date of conversion. The remaining $100,000 was initially converted to a demand note, which was ultimately converted into common stock and warrants in connection with the Financial Restructuring described in Notes 6 and 7.

         In June 2004, the Company offered the holders of the 7% Notes the option to add a conversion feature to their notes in order to extend the maturity date of the notes to October 1, 2005. In October 2004, holders of $230,000 ($20,000 related party) converted their notes to 6,571 shares at $35.00 per common share. Although these notes were not originally convertible, there was no difference between the fair value of the securities issued upon conversion and the carrying value of the debt. Thus, the Company did not record a charge upon conversion. Also during fiscal 2005, the Company repaid $70,000 of these notes, $50,000 of which was to a related party.

         In consideration for extending the maturity date to November 30, 2005 (see Note 6) on the remaining $300,000 7% Notes to unrelated parties, the Company granted additional 5-year warrants to purchase 8,571 common shares at $35.00 per common share. All of the holders of the remaining $300,000 notes to unrelated parties accepted the terms of the extension. The fair value of the warrants was valued at $210,870 using the Black-Scholes Model and charged to non-cash interest and other expense during the year ended September 30, 2005.

         In October, 2004, the holders of $285,000 of the 15% Notes to unrelated parties converted to common stock of the Company at $35.00 per common share. As these notes were not originally convertible, the Company recorded a charge to non-cash interest and other expense of $24,606 for the difference between the fair value of the securities issued upon conversion and the carrying

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

5.       NOTES PAYABLE (CONTINUED)

         value of the debt upon conversion. In January 2005, the holders of the remaining $1,250,000 of 15% Notes to unrelated parties agreed to extend maturities of these notes to November 30, 2005 and eliminate the requirements to prepay the 15% Notes out of proceeds from equity financing. In return, the Company agreed to grant five-year warrants to purchase 26,042 shares at $48.00 per common share, subject to anti-dilution provisions, and agreed to eliminate any right to repurchase or cancel the original 35,714 warrants exercisable at $35.00 per common share, issued in May 2004. The warrants were valued at $537,003 using the Black-Scholes model and were charged to non-cash interest and other expense during the year ended September 30, 2005. The Company was required to file a registration statement on February 11, 2005 to register the new warrants, the original warrants and the potential conversion of the revised notes (a total of 97,500 shares). As of December 31, 2005, the Company had registered the shares underlying the warrants but had not registered the shares underlying potential conversion of the note, and accordingly had accrued the applicable penalty. As consideration for this penalty, the Company agreed to issue 33,000 shares of common stock (or common stock equivalents) subject to share ownership limitations (see Note 6).

         In October 2004, the Company repaid $100,000 of the $350K Notes and offered the remaining $250,000 unrelated party note holders new 5-year warrants to purchase 7,143 shares of common stock at $35.00 per common share in exchange for extending the maturity date of the notes to November 30, 2005 (see Note 6). The fair value of the warrants was valued at $175,725 using the Black-Scholes Model and charged to non-cash interest and other expense during the year ended September 30, 2005.

         Two 12% Note holders converted their notes, aggregating $80,000, to 2,286 shares at $35.00 per share in October 2004 and another converted $125,000 in notes to 3,571 shares in December 2004. As these notes were not originally convertible, the Company recorded a charge to non-cash interest and other expense of $36,424 for the difference between the fair value of the securities issued upon conversion and the carrying value of the debt upon conversion. The holder of $100,000 of 12% Notes to related parties was converted to a demand note; $50,000 was repaid on March 31, 2005 and $50,000 remains outstanding at September 30, 2005 (see Note 6). The holder of the remaining $125,000 of 12% Notes to unrelated parties agreed to extend this note to December 31, 2005 (see
         Note 6).

         In February 2005, the Company closed on a $1.6 million, 5% Convertible Note, with principal and interest due at maturity, February 2008 (see
         Note 6). Principal and interest may be converted at any time at the option of the holder to common stock at $40.00 per common share (see
         Note 6). The Company paid $188,000 in fees related to this debt financing which is being recorded to interest expense over the life of the note. For the year ended September 30, 2005, approximately $42,000 of this deferred financing cost has been expensed. For the year ended September 30, 2006, approximately $146,000 of this deferred financing cost has been expensed to non-cash interest and other expense.

         In December 2005, the Company raised $146,000 through the issuance of 12% Convertible Bridge Notes. These notes were convertible into common stock at $12.50 per common share and were to mature on March 31, 2006 (see Note 6). The notes were accompanied by warrants to

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

5.       NOTES PAYABLE (CONTINUED)

         purchase 5,840 shares at $12.50 per common share. The warrants were to expire in December 2007 (see Note 6). The fair value of these warrants was nominal therefore the Company did not allocate any value to the warrants.

         As of September 30, 2005, the Company was in default on the 12% Convertible Notes. During the year ended September 30, 2006, the Company repaid $200,000 plus a portion of the accrued interest. The holders of $810,000 in notes have agreed to extend the maturity of their notes and to convert principal and interest into the next equity round of financing which closed in January 2006 (see Note 6). To defer demand on $300,000 of these notes, the Company issued additional warrants to purchase 67,000 common shares at an exercise price of $12.50 per common share. The fair value of the warrants was nominal. These warrants were to expire in December 2007 (see Note 6).

6.       PREFERRED STOCK OFFERING

         During January 2006, the Company closed a Purchase Agreement with Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., Palisades Master Fund LP, SCG Capital, LLC, Trade Winds Fund Ltd., Little Wing LP, Gary Palmer and Richard Shanley (collectively, the "Investors"). Pursuant to such agreement, the Company sold 1,093 shares of its Series A Convertible Preferred Stock, $.001 par value ("Series A Preferred Stock"), and warrants ("Warrants") to purchase up to 683,125 shares of the Company's common stock, $.001 par value ("Common Stock") to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506, promulgated thereunder (the "Offering"). The Company sold the Series A Preferred Stock for a per share purchase price of $5,000, for aggregate gross proceeds of $5,465,000 (net proceeds of $4,843,996). For each share of Series A Preferred Stock purchased investors received five year warrants to purchase 625 shares of Common Stock with an exercise price of $4.00 per share.

         The Company has the right to call the Warrants if, after the effective date of a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants, the closing price of the Common Stock for each of 20 consecutive trading days exceeds $12.00 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock). At any given time, the Company may not call more than the lesser of (i) 20% of the aggregate amount of Warrants initially issued or (ii) the number of remaining Warrants held by the holders thereof.

         The stated value of the Series A Preferred Stock is $5,000 (the "Stated Value"). Upon liquidation, dissolution or winding up of the Company, the Series A Preferred Stock ranks senior to the Common Stock and all other equity or equity equivalent securities of the Company other than those securities that are explicitly senior in rights or liquidation preference to the Series A Preferred Stock and each holder shall be entitled to be paid an amount per share equal to the Stated Value plus any accrued and unpaid dividends (the "Liquidation Preference").

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

6.       PREFERRED STOCK OFFERING (CONTINUED)

         The Series A Preferred Stockholders have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors). Each share of Series A Preferred Stock is entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock. The Series A Preferred Stock is convertible at any time at the holders' option into that number of shares of Common Stock equal to the number of shares of Common Stock as is obtained by multiplying the number of shares of Series A Preferred Stock to be converted by the Liquidation Preference per share and dividing the result by $2.00, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events.

         The Company prepared and filed with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants.

         In accordance with Emerging Issues Task Force (EITF) 00-19, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN A COMPANY'S OWN STOCK, (EITF 00-19), derivative financial instruments, including warrants, are recorded at fair value as a liability and subsequent changes in fair value are reflected in the statement of operations if such instruments can be potentially net cash settled. The Company has concluded that the Registration Rights Agreement liquidated damages provision applicable to the Warrant Shares meets the definition of net cash settlement under EITF 00-19.

         In accordance with EITF 00-19, the initial fair value of the warrants of $370,141 was accounted for as a liability, and any subsequent changes in the fair value of the warrants at each balance sheet date are to be reflected in the Consolidated Statement of Operations as non-cash interest and other expense. In accordance with the provisions of EITF Topic No. D-98, obtaining a declaration of a registration statement's effectiveness and maintaining such effectiveness is not solely in the control of the Company. Thus, the Series A Preferred Stock is classified as temporary equity.

         In connection with the issuance of the Series A Preferred Stock, the Company recorded a beneficial conversion feature of $370,141. A beneficial conversion feature is recorded when the consideration allocated to the convertible security, divided by the number of common shares into which the security converts, is below the fair value of the common stock into which the Series A Preferred Stock can convert at the date of issuance. As the Series A Preferred Stock was immediately convertible, the Company recorded the combined discount that resulted from the warrants, beneficial conversion feature and the approximately $571,000 in third party fees associated with the offering, or a total of approximately $1,311,000, as a deemed dividend and as a component of loss applicable to common shareholders on the accompanying Consolidated Statement of Operations.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

6.       PREFERRED STOCK OFFERING (CONTINUED)

         As a condition to the Investors agreeing to the terms of the Offering, the Company was required to restructure its outstanding debt and warrants as follows: (i) all of the Company's outstanding debt (the "Outstanding Debt") as of January 13, 2006 shall be paid in full to the debtholders of record (the "Debtholders") as of January 13, 2006 by (A) converting fifty (50%) percent of the principal amount of the Outstanding Debt into approximately 1,232,750 shares of Common Stock at the conversion rate of $2.00 per share; and (B) converting the remaining fifty (50%) percent of the principal amount of the Outstanding Debt into approximately 197,240 shares of Common Stock at the conversion rate of $12.50; and (C) issuing warrants (the "Debtholder Warrants") to purchase an aggregate of 308,188 shares of Common Stock at the exercise price of $4.00 per share for a period of five (5) years; and (ii) all of the holders (the "Warrantholders") of the Company's outstanding warrants (the "Original Warrants") as of January 13, 2006 shall receive amended and restated warrants (the "Restated Warrants") whereby the Warrantholders will have the right to purchase approximately 172,173 or fifty (50%) percent of the number of shares of Common Stock each Warrantholder can purchase under the Original Warrants at the exercise price of $4.00 per share for a period of five (5) years ((i) and (ii) above collectively referred to herein as the "Financial Restructuring"). As a result of the Financial Restructuring, the Company issued an aggregate of 1,429,990 shares of its Common Stock and warrants to purchase 308,188 shares of its Common Stock in satisfaction of its Outstanding Debt and agreed to issue warrants to purchase an aggregate of 172,173 shares of Common Stock in satisfaction of restating of the Original Warrants. As of January 13, 2006, the Company had obtained the consent of all debt and warrant holders as to the terms of the Financial Restructuring.

         As of January 13, 2006, the Company did not currently have a sufficient number of authorized shares of Common Stock available to issue the shares of Common Stock that the Company is required to issue pursuant to the terms of the Financial Restructuring or the Offering. The Company filed its Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock. The Company is authorized to issue to 375,000,000 (the "Amendment") and effect a 1-for-100 reverse split of the Common Stock (the "Reverse Split") as of April 7, 2006. The Reverse Split was approved on February 22, 2006 by written consent of stockholders representing a majority of the Company's common shareholders (including shares of common stock issuable upon conversion of certain shares of the Company's Series A preferred stock). The par value of the Common Stock was not affected by the Reverse Split. As a result of the reverse stock split, each one-hundred outstanding shares of common stock automatically converted into one share of Common Stock, with cash being paid in lieu of fractional shares. All per share amounts and outstanding shares, including all Common Stock equivalents (stock options and warrants), have been effected for all periods presented to reflect the Reverse Split.

         The Reverse Split and increased number of authorized shares allow the Company to complete the recapitalization described above. Upon the April 7, 2006 effective date, the Company executed the steps necessary to complete the Financial Restructuring.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

7.       FINANCIAL RESTRUCTURING

         Upon the effectiveness of the Amendment, the Company began execution of the Restructuring. The $4,206,000 in originally convertible notes was to be converted under revised conversion terms. The Company recorded a $3,447,761 charge to non-cash interest and other expense in the year ended September 30, 2006, representing the difference between the fair value of the securities issued as compared to the fair value of securities under the original conversion terms (which ranged from $12.50 to $43 per common share). The fair value of the securities issued in connection with the remaining $725,000 notes (not originally convertible) as compared to the carrying value of the notes on the date of conversion, resulted in a $38,383 reduction to non-cash interest and other expense in the year ended September 30, 2006. The fair value of the Original Warrants immediately before they were modified as compared to the fair value of the Restated Warrants, resulted in a $206,438 charge to non-cash interest and other expense in the year ended September 30, 2006. The fair value of the warrants was calculated using the Black Scholes model and assuming a risk-free interest rate of 4.92% and volatility of 50%. In total, non-cash charges related to the Financial Restructuring were $3,615,816.

8.       OTHER AGREEMENTS

         ADVISORY AGREEMENT

         During the year ended September 30, 2005, the Company terminated their Advisory Agreement with an unrelated third party (Advisory Agreement). The Company sold to the third party for $0.10 per common share, or $1,125, a total of 11,250 shares; issued additional five year warrants to purchase up to 11,250 shares of common stock at $48.00 per common share, subject to anti-dilution provisions; registered all of these shares by February 12, 2005; and paid the third party a fee of $125,000 in consideration of terminating the Advisory Agreement which was expensed as a component of selling and administrative expenses during the year ended September 30, 2005. The fair value of the non-cash consideration, or approximately $736,000, was expensed as a component of non-cash operating expenses during the year ended September 30, 2005.

         PGA AGREEMENT

         On July 17, 2006, the Company entered into a binding letter of intent with PGA TOUR, Inc. regarding the exclusive use, subject to certain approval rights, of the PGA TOUR brand and/or logo throughout the United States in connection with the development, marketing and sale of prepaid golf experience ticket products. The Company is required to remit to the PGA TOUR certain minimum guaranteed license fees, which are recoupable against actual earned royalties, and non-refundable equity consideration. The Company is responsible for (i) development, marketing, distribution, fulfillment and sale of the Licensed Products, and (ii) manufacturing, distribution, operations, customer service and venue management. The agreement runs through July 31, 2011, unless terminated pursuant to the agreement. The Company recorded approximately $139,000 as a component of cost of revenues during the year ended September 30, 2006.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

8.       OTHER AGREEMENTS (CONTINUED)

         INVESTOR RELATION FIRM AGREEMENT

         In consideration for certain investor relations and public relations services provided to the Company pursuant to a consulting agreement, during the year ended September 30, 2006 the Company issued to an investor relations firm 75,000 shares of common stock, which were valued at an aggregate of $150,000. In addition, the Company granted the investor relation firm stock options to purchase an additional 100,000 shares of our common stock, at an exercise price of $2.00 per share. At the date of issuance, the fair value of the options of $75,490 was calculated using the Black-Scholes option pricing model. The value allocated to the options were amortized to non-cash operating expense over the term of the agreement. The options vested automatically upon their grant, and expire on November 1, 2011, unless otherwise terminated in accordance with the agreement.

         SETTLEMENT AGREEMENT

         In December 2006, the Company entered into an agreement with certain parties who had alleged that the Company breached certain contractual obligations. The Company has expensed payments in the amount of $175,000 pursuant to this agreement as of the balance sheet date.

9.       WARRANTS

         On April 7, 2006, the Company affected a Financial Restructuring whereby all outstanding warrants were exchanged for new warrants. Refer to Notes 6 and 7 for a complete discussion.

         In connection with the 7% Notes and the 7% Convertible Notes described above, the Company issued detachable warrants allowing for the purchase of 8,250 shares of the Company's common stock at an exercise price of $0.10. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The proceeds of the subordinated debt agreement were allocated to the debt and the warrants based on their relative fair values. The value of the warrants of $146,566 created original issue discount in the related notes payable which was amortized to non-cash interest and other expense over the life of the respective debt instrument. The discount was fully amortized as of September 30, 2005. The Company recorded charges to non-cash interest and other expense of $41,769 for the year ended September 30, 2005. These warrants were exercised during fiscal 2004. In addition, the holders of 7% Convertible Notes, were issued detachable warrants allowing for the purchase of 1,089 additional shares of the Company's common stock at an exercise price of $21.00 per common share. These warrants were to expire on November 13, 2008 (see
         Note 6). The amount of proceeds received allocated to the warrant based on the fair value of the warrants on the date of issue was nominal.

         In connection with the $350K Notes described above, the Company issued detachable warrants allowing for the purchase of 3,500 shares of the Company's common stock at $10.00 per common share, subject to anti-dilution provisions. The warrants were to expire in February 2009 (see Note 6). The warrants were subject to contingent repurchase rights held by the Company. At the date of issuance, the fair value of the warrants of $35,853 was calculated using the Black-Scholes option pricing model. The proceeds were allocated to the debt and the warrants based on

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

9.       WARRANTS (CONTINUED)

         their relative fair values. The value allocated to the warrants created original issue discounts in the related notes payable which was amortized to non-cash interest and other expense over the life of the respective debt instrument. The discount was fully amortized through charges to non-cash interest and other expense of $23,657 during the year ended September 30, 2005.

         In connection with the 15% Notes described above, the Company issued detachable warrants granting the lender the right to purchase 43,857 shares of common stock at $35.00 per common share. The warrants were to expire in June 2009 (see Note 6). The warrants were subject to contingent repurchase rights held by the Company. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The proceeds were allocated to the debt and the warrants based on their relative fair values. The value attributed to the warrants of approximately $359,500 created original issuance discounts in the related notes payable which was amortized to non-cash interest and other expense over the life of the respective debt instrument. Additionally, in connection with the issuance, the Company paid a fee to an unrelated party of $114,000, issued warrants to a different unrelated party, granting the holder the right to purchase 5,000 shares of common stock at $15.00 per common share, and granted 1,543 shares of stock to other unrelated parties. At the date the financing was consummated, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The total consideration was approximately $255,000 of which approximately $81,000 was expensed to non-cash operating expense during the year ended September 30, 2005 and approximately $174,000 was amortized over the (one year) life of the note. During the year ended September 30, 2005, $102,000 was amortized and included as non-cash operating expense. As of September 30, 2005 the entire amount had been amortized to expense.

         In exchange for services performed by the underwriter in connection with the December 2004 stock offering, the Company issued warrants allowing for the purchase of 4,576 shares of the Company's common stock at $49.50 per common share. At the date of grant, the warrants were valued at approximately $92,200 using the Black-Scholes option pricing model. The warrants were to expire in December 2009 (see Note 6).

         In exchange for services performed by the underwriters in connection with the February 2005 $1.6 million debt and $0.5 million equity raise, the Company issued warrants allowing for the purchase of 5,250 shares of the Company's common stock at $44.00. The warrants were to expire in February 2010. The warrants were valued at $94,185 using the Black-Scholes model. Approximately $72,000 of the value was associated with the debt and was included in deferred costs which was being amortized over the life of the debt, or 36 months. Upon conversion of this debt, the remaining deferred costs were expensed. For the years ending September 30, 2006 and 2005, $56,053 and $15,947, respectively was amortized to non-cash interest and other expense.

         In exchange for business development services provided, the Company issued warrants to an unrelated party allowing for the purchase of 20,000 shares of the Company's common stock at $55.00 per common share. The warrants were to expire in March 2006 (Note 6). The warrants were valued at $79,435 using the Black-Scholes model and were recorded as non-cash interest and other expense during the year ended September 30, 2005.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

9.       WARRANTS (CONTINUED)

         In exchange for consulting services provided, the Company issued warrants to unrelated parties allowing for the purchase of 2,100 shares of the Company's common stock at $0.10 per common share. The warrants were to expire in May 2010. The warrants were valued at $26,065 using the Black-Scholes model and were recorded as non-cash interest and other expense during the year ended September 30, 2005. In June 2005, 100 of these warrants were exercised. The remaining four warrant holders exercised their warrants for 2,000 common shares at $0.10 per common share during the year ended September 30, 2006.

         During the year ended September 30, 2005, the Company repurchased and retired 15,000 shares of common stock from an unrelated third party. In exchange, the Company issued a warrant for the purchase of 7,500 shares of common stock exercisable at $15.00 per common share. The warrants were to expire in May 2010. The warrants were valued at approximately $39,900 using the Black-Scholes model and were recorded as a charge to retained earnings during the year ended September 30, 2005.

         In connection with the 12% Convertible Bridge Notes issued in July 2005 described above, the Company issued detachable warrants allowing for the purchase of 104,800 shares of the Company's common stock at an exercise price of $12.50 per common share. The warrants were to expire in July 2007. The warrants were valued at approximately $305,906 using the Black-Scholes model. The proceeds were allocated to the debt and the warrants based on their relative fair values. The value of the warrants created original issuance discount in the related notes payable which was amortized to non-cash interest and other expense over the life of the respective debt instrument. Therefore, in accordance with EITF Issue No. 98-5, ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION FEATURES, and EITF Issue No. 00-27, APPLICATION OF ISSUE 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS, the Company recorded a beneficial conversion feature in the form of an additional discount to the notes payable. This discount was amortized as additional non-cash interest expense over the life of the notes. The amortized discount related to the beneficial conversion feature resulted in additional non-cash interest expense of $305,906 during the year ended September 30, 2005.

         In connection with the preferred stock offering discussed in Note 6, the Company issued detachable warrants allowing for the purchase of 683,125 shares of the Company's common stock at an exercise price of $4.00. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The original value allocated to the warrants of $370,141 was recorded as a liability in accordance with EITF 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN, A COMPANY'S OWN STOCK." See Note 6. Subsequent changes in the fair value of the warrants are reflected in the Consolidated Statement of Operations. The value of the warrants at September 30, 2006 was calculated at $294,127 and the resulting $76,014 reduction in value was recorded against non-cash interest and other expense.

         On July 19, 2006, the Company entered into an agreement finalizing its relationship with a financial consultant who originally assisted the Company in securing financing opportunities. In consideration for its services, the Company made a payment of $100,000 and issued a warrant for

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

9.       WARRANTS (CONTINUED)

         the purchase of 175,000 shares of common stock, at an exercise price of $4.00 per share. The warrant will expire in July 2011. The warrants were valued at $48,109 using the Black-Scholes model.

         Warrants granted during the years ended September 30, 2006 and 2005 have been valued using the Black-Scholes option pricing model prescribed by SFAS No. 123. The assumptions used are as follows.

                                                                         For The Years Ended September 30,
                                                                           2006                    2005
                                                                           ----                    ----
                  Risk-free interest rates                             4.31 - 5.10%              2.96-4.03%
                  Expected lives                                       2 - 5 years               1 - 5 years
                  Expected volatility                                  50%                       50%
                  Dividend yield                                       0%                        0%
                  Weighted-average fair value of grants                $0.72                     $9.76

         The following is a summary of warrants outstanding as of September 30, 2006.

               NUMBER            ISSUE DATE         ISSUED IN CONNECTION WITH       EXERCISE PRICE     EXPIRATION DATE
               ------            ----------         -------------------------       --------------     ---------------
              480,362           January 2006        Restructuring (see Note 15)         $ 4.00           January 2011
              683,125           January 2006        Preferred stock offering            $ 4.00           January 2011
              175,000           July 2006           Preferred stock offering            $ 4.00           July 2011
              -------
            1,338,487
            =========

10.      INCOME TAXES

         The Company's effective income tax provision (benefit) differed from the U.S. federal statutory income tax provision (benefit) as set forth below:

                                                                              September 30,         September 30,
                                                                                   2006                 2005
                                                                             --------------        -------------
              Federal income tax benefit computed
                 at the statutory rate                                       $  (3,280,329)          $(3,386,599)
              State income tax benefit, net of
                 federal benefit                                                  (578,882)             (597,635)
              Restructuring charges                                              1,372,957                    --
              Other                                                                (37,244)              (75,124)
              Change in valuation allowance                                      2,523,498             4,059,358
                                                                             -------------         -------------
              Income tax provision (benefit)                                 $          --         $          --
                                                                             =============         =============

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

10.      INCOME TAXES (CONTINUED)

         Significant components of the Company's deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at September 30, 2006 and 2005 are as follows:

                                                                                  2006                  2005
                                                                             -------------         -------------
              Deferred tax assets:
                 Deferred revenue                                            $      79,477         $      93,450
                 Net operating loss carryforwards                                7,454,318             4,980,035
                 Inventory reserve and accrued expenses                            113,498               472,106
                 Non-cash interest and other expenses                              988,586               609,913
                 Depreciation and amortization                                     138,211                95,088
                                                                              ------------         -------------
                 Total deferred tax assets                                       8,774,090            6,250,592
                 Less - valuation allowance                                    (8,774,090)           (6,250,592)
                                                                             -------------          ------------
                 Net deferred tax asset                                      $          --         $          --
                                                                             =============         =============

         For tax return purposes, the Company had approximately $18,512,200 federal and $18,363,000 state net operating loss carryforwards as of September 30, 2006, which expire in the years 2010 through 2026 and 2007 through 2011, respectively. Pursuant to the Tax Reform Act of 1986, the utilization of net operating loss carryforwards for tax purposes may be subject to an annual limitation if a cumulative change of ownership of more than 50% occurs over a three-year period. As a result of the transactions described in Notes 1, 6 and 7 and subsequent equity transactions, it is likely that the Company has triggered significant limitations on the utilization of net operating loss carryforwards. In the event that the Company has had a change in ownership, as defined, the utilization of substantially all of the Company's net operating loss carryforwards will be significantly restricted or eliminated. The Company is currently estimating the impact of such transactions on their net operating loss carryforwards.

         The Company recorded a valuation allowance against deferred tax assets as it is more likely than not that they will not be realized.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

11.      CAPITAL LEASE OBLIGATIONS

         The Company has entered into three lease arrangements (2003 Lease, 2004 Lease, 2005 Lease) with an unrelated third-party for computer equipment. The Company accounts for the leases as capital leases over a 3-year term with payments through May 2006, May 2007, and January 2008, respectively. The leases are payable in monthly installments ranging from $695 to $1,031 including interest at rates from 14.5% to 16.8%. The leases are collateralized by certain hardware and software and are personally guaranteed by the President of the Company. As of September 30, 2006 and 2005, the amount of assets acquired under the lease totaled $75,389, and $75,389, respectively. Accumulated amortization related to these assets total $46,431 and $33,017 at September 30, 2006 and 2005, respectively. Amortization expense was $13,414 and $16,862 for the year ended September 30, 2006 and 2005, respectively. Amortization of assets held under capital leases is included in depreciation expense.

         Future minimum lease payments for the years ending September 30, are as follows:

                  2007                                           $     17,612
                  2008                                                  3,467
                                                                 -------------
                  Net minimum lease payments under leases              21,079
                  Less - amount representing interest                   1,773
                                                                 ------------

                  Present value of net minimum lease payments    $     19,306
                                                                 ============


12.      LEASE COMMITMENT

         The Company leased office space from an unrelated party under an operating lease expiring on September 30, 2005. The Company entered into another operating lease for additional office space in September 2004 expiring on May 31, 2010. Total rent expense for these leases was approximately $129,000 and $139,000 for the years ended September 30, 2006 and 2005, respectively.

         Future minimum lease payments for the years ending September 30, are as follows:

                  2007                                    $    131,266
                  2008                                         131,266
                  2009                                         131,266
                  2010                                          87,511
                                                          ------------
                                                          $    481,309
                                                          ============

13.      STOCK COMPENSATION AND OPTION PLAN

         On November 13, 2003, the Company's Board of Directors approved a stock-based equity incentive plan (the Plan) under which certain employees, directors and consultants, who significantly contribute to the success of the Company, may be granted options (incentive and nonstatutory) to purchase the Company's common stock. The Plan is administered by the

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

13.      STOCK COMPENSATION AND OPTION PLAN (CONTINUED)

         Compensation Committee of the Board of Directors, which will select participants and determine the terms and conditions of the awards.

         Under the Plan, the options generally vest ratably over periods ranging from 36 to 48 months (or automatically upon a change in control, as defined). In fiscal 2005, the Board of Directors approved and the shareholders ratified an amendment to increase the number of options that may be granted by the Company under the Plan from 100,000 to 126,000. During the year ended September 30, 2005, 12,300 options were granted, of which 11,300 were to employees and directors. In February 2006, the Board of Directors approved (and shareholders subsequently ratified) an increase in the number of options that may be granted by the Company under the Plan from 126,000 to 750,000. During the year ended September 30, 2006, 424,544 options were granted to employees and directors.

         The options granted to employees and directors in the year ended September 30, 2006 had an exercise price that is less than the market price of the Company's stock at date of grant. The Company has elected to account for stock options granted to employees and directors under the provisions of APB 25, using the intrinsic value method. Accordingly, the Company recorded $406,023 as deferred compensation, which will be expensed over the vesting period of the options (generally 3 to 4 years). For the year ended September 30, 2006, $69,210 was amortized to non-cash operating expenses.

         On September 8, 2004, 14,450 options were granted to non-employees in exchange for services. These options were granted at an exercise price of $35.00, have a 10 year term and vest over 3 years. In accordance with SFAS No. 123 and EITF 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING OR IN CONJUNCTION WITH SELLING GOODS OR SERVICES, the Company measured the fair value of the option grants using the Black Scholes option pricing model along with risk-free interest rates of 4.18% and 50% volatility. The fair value of the grants was calculated as $331,937. The Company remeasured the fair value of the unearned options and recorded $40,800 as expense for the year ended September 30, 2005. The Company remeasured the fair value of the unearned options at September 30, 2006 resulting in an approximately $22,280 reduction to non cash operating expenses for the year ended September 30, 2006.

         In April 2005, the Company issued 1,000 options to a non-employee in exchange for services rendered. The Company recorded a charge of approximately $26,000 to non-cash interest and other expense for the fair value of the option grant in the year ended September 30, 2005.

         In the year ended September 30, 2006, 233,500 options were granted to non-employees in exchange for services. These options were granted at an exercise price of $2.00, have a 10 year term and vested immediately. The Company measured the fair value of the option grants using the Black Scholes option pricing model using a risk-free interest rates of 4.64% and volatility of 50%, the fair value of the grants of $518,529 was charged to non-cash operating expense in the year ended September 30, 2006.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

13.      STOCK COMPENSATION AND OPTION PLAN (CONTINUED)

         Following is a summary of the activity for the Company's stock options for the two years ended September 30, 2006 and 2005.

                                                                                                         Weighted
                                                                                                          Average
                                                           Number of                                     Exercise
                                                             Shares                 Price Range            Price
         ------------------------------------------------------------------------------------------------------------

         Outstanding at September 30, 2004                       78,420   $       35.00 -  $      50.00  $   38.26
               Granted                                           12,300   $       40.00 -  $      40.00  $   40.00
               Forfeited/cancelled                               13,950   $       35.00 -  $      50.00  $   36.58
               Exercised                                              0   $        0.00 -  $       0.00  $    0.00
                                                         ------------------------------------------------------------
         Outstanding at September 30, 2005                       76,770   $       35.00 -  $      50.00  $   38.83
                                                         ------------------------------------------------------------
               Granted                                          658,044   $        1.35 -  $       2.00  $    1.98
               Forfeited/cancelled                               (4,650)  $       35.00 -  $      50.00  $   39.52
               Exercised                                              0   $        0.00 -  $       0.00  $    0.00
                                                         ------------------------------------------------------------
         Outstanding at September 30, 2006                      730,164   $        1.35 -  $      50.00  $    5.62
                                                         ============================================================
         Exercisable at September 30, 2006                      273,093   $        2.00 -  $      50.00  $    7.27
                                                         ============================================================
         Exercisable at September 30, 2005                       19,650   $       35.00 -  $      50.00  $   38.29
                                                         ============================================================

         The Company had 19,836 and 49,230 shares available for grant at September 30, 2006 and 2005, respectively.


14.      LOSS PER COMMON SHARE

         Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for all periods presented. Diluted net loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For the periods ended September 30, 2006 and 2005, potentially dilutive shares, representing an aggregate of 4,746,151 and 497,402 shares of common stock, respectively, were excluded from the calculation of diluted loss per common share because of their anti-dilutive effect.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

14.      LOSS PER COMMON SHARE (CONTINUED)

         The following table is the computation of basic earnings per common share and diluted earnings per common share:

                                                          Year Ended
                                               September 30,       September 30,
                                                   2006                2005

         Loss applicable to common
         shareholders                         $(10,959,311)         $(9,960,585)
                                              ============          ===========
         Weighted-average common
           shares and equivalents
           outstanding - basic and
           diluted                                 869,245              365,393
                                              ============          ===========
         Basic and diluted net loss
           per common share                   $     (12.61)         $    (27.26)
                                              ============          ===========
         Number of shares underlying
           warrants excluded in
           calculation of diluted
           earnings per common share
           due to anti-dilutive
           effects                               1,338,487              273,506
                                              ============          ===========

         Number of shares underlying
           Series A convertible
           preferred excluded in
           calculation of diluted
           earnings per common
           share due to anti-dilutive
           effects                               2,677,500                   --
                                              ============          ===========
         Number of shares underlying
           convertible debt excluded
           in calculation of diluted
           earnings per common share
           due to anti-dilutive
           effects                                      --              147,126
                                              ============          ===========
         Number of shares underlying
           options excluded in
           calculation of diluted
           earnings per common share
           due to anti-dilutive
           effects                                 730,164               76,770
                                              ============          ===========
--------------------------------------------------------------------------------


15.      RETIREMENT PLAN

         The Company adopted a 401(K) plan covering substantially all employees beginning in March 2006. The plan allows participants to elect to defer up to 90% of their compensation to a maximum of the amount legally allowed. The Company matches 50% of participant deferrals, up to 3% of their salary. The employer's contribution for the year ended September 30, 2006 was $18,687.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

16.      SUBSEQUENT EVENT

         On November 15, 2006, the Company amended its articles of incorporation to designate 2,692,308 shares out of the total authorized number of 25,000,000 shares of its preferred stock, as Series B Convertible Preferred Stock and closed a Purchase Agreement with Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., Crown Investment Partners, L.P., The Crown Advisors #5, MicroCapital Fund, LTD, MicroCapital Fund LP, Crescent International, LTD and Allen Lowy (collectively, the "Investors"). Pursuant to such agreement, the Company offered up to 2,308,077 shares of its Series B Convertible Preferred Stock, $.001 par value ("Series B Preferred Stock"), and warrants ("Warrants") to purchase up to 346,212 shares of the Company's common stock, $.001 par value ("Common Stock") to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506, promulgated thereunder (the "Offering"). The Company offered the Series B Preferred Stock for a per share purchase price of $1.30, for aggregate gross proceeds of $3,000,500. For each share of Series B Preferred Stock purchased investors will receive five year warrants to purchase 0.15 shares of Common Stock with an exercise price of $2.60 per share. The Series B Preferred Stock have the same liquidation preference rights to the Series A Preferred Stock. The Company remitted $184,040 and issued 106,177 five year warrants to purchase Common Stock with an exercise price of $2.60 per share, to a third party as compensation for assisting in the financing event.

         The Company has the right to call the Warrants if, after the effective date of a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants, the closing price of the Common Stock for each of 20 consecutive trading days exceeds $5.20 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock). At any given time, the Company may not call more than the lesser of (i) 20% of the aggregate amount of Warrants initially issued or (ii) the number of remaining Warrants held by the holders thereof.

         The stated value of the Series B Preferred Stock is $1.30 (the "Stated Value"). Upon liquidation, dissolution or winding up of the Company, the Series B Preferred Stock ranks senior to the Common Stock and all other equity or equity equivalent securities of the Company other than those securities that are explicitly senior in rights or liquidation preference to the Series B Preferred Stock and each holder shall be entitled to be paid an amount per share equal to the Stated Value plus any accrued and unpaid dividends (the "Liquidation Preference"). The Series B Preferred Stock have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors). Each share of Series B Preferred Stock is entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series B Preferred Stock. The Series B Preferred Stock is convertible at any time at the holders' option into that number of shares of Common Stock equal to the number of shares of Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock to be converted by the Liquidation Preference per share and dividing the result by $1.30, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events.

UTIX GROUP, INC.
Notes to Consolidated Financial Statements
Years Ended September 30, 2006 and 2005

--------------------------------------------------------------------------------

16.      SUBSEQUENT EVENT (CONTINUED)

         The Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants no later than 45 days after the closing of the Offering. If such registration statement is not filed on or before 45 days after the closing of the Offering then the Company must pay to each investor as liquidated damages and not as a penalty, an amount equal to 1.5% percent of the aggregate amount invested by such Investor under the purchase agreement for each 30-day period or pro rata for any portion thereof following the filing deadline for which no registration statement is filed with respect to the reegistrable securities.

         The terms of the Company's then outstanding Common Stock warrants and Series A Convertible Preferred Stock require an adjustment to the then-existing strike price and conversion price, respectively should the Company issue or sell (subject to certain exclusions) or deemed to have issued or sold (subject to certain exclusion) any additional shares of common stock or securities convertible into common stock for no consideration or for a consideration per share less than the strike/conversion price in effect immediately prior to the time of such issue or sale. Upon such event, the then-existing strike/conversion price of the applicable security shall be reduced, as of the close of business on the effective date of such issuance, to the lowest price per share at which any share of common stock, or security convertible into common stock, was issued or sold or deemed to be issued or sold, provided that in no event that the warrant price after giving effect to such event is greater than the strike/conversion price in effect prior to such event. The sale of the Series B Convertible Preferred Stock at $1.30 per share triggered their anti-dilution provisions in accordance with the following table:

                                      Common Shares            Conversion Price/
         Equity Instrument            Underlying Instrument    Strike Price
         -----------------            ---------------------    -----------------
         Series A Preferred Stock
             Initial                        2,677,500              $2.00
             After Series B offering        4,119,231              $1.30

         Warrants
             Initial                          991,315              $4.00
             After Series B offering        3,050,200              $1.30

         Warrants
             Initial                          172,171              $4.00
             After Series B offering          209,325              $3.29

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

      Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

      With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

      Our Certificate of Incorporation contains a provision that eliminates the personal liability of our directors to us and our stockholders for monetary damages for breach of a director's fiduciary duty to us. This provision does not permit any limitation on, or elimination of the liability of a director for, disloyalty to us or our stockholders, for failing to acting good faith, for engaging in intentional misconduct or a knowing violation of law, for obtaining an improper personal benefit or for paying a dividend or approving a stock repurchase that would be illegal under the DGCL.

      Our Certificate of Incorporation requires us to indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in our right (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Moreover, the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

      Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the Common Stock being registered.

SEC registration fee                                                    $   476
Legal fees and expenses                                                 $30,000
Accountants' fees and expenses                                          $20,000
Printing expenses                                                       $ 5,000
Blue sky fees and expenses                                              $ 1,000
Transfer agent and registrar fees and expenses                          $ 5,000
Miscellaneous                                                           $ 5,000
                                                                       =========
   Total                                                                $66,476
                                                                       =========

      All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

      The following is a list of securities we have sold or issued during the past three years. We believe that each of these transactions was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as otherwise noted.


      In April and May 2004, we issued secured subordinated notes for an aggregate amount of $460,000 to six persons, including certain officers, directors and other affiliates, which were due December 31, 2004. The notes bore interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The notes were subject to mandatory prepayment if, prior to such maturity date, we completed an equity financing of at least $3.5 million. The notes were secured by a second priority security interest in all of our assets, and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the notes but excluding selective receivable financing on bundled retail products. Prior to the issuance of the 15% notes described below, each of the note holders agreed to fully subordinate his or her right to payment under the 10% note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall have occurred, the note holders were entitled to receive regularly scheduled payments of principal and interest under the 10% notes. Pursuant to an agreement in June 2004, the holders of $460,000 aggregate principal amount of these 10% notes converted their notes plus accrued interest into an aggregate of 13,626 shares of our common stock at a conversion price of $35 per share following effectiveness of our registration statement, the effective date of which was September 8, 2004.

      In May 2004, we issued secured 15% notes for an aggregate of $1,535,000 to eleven persons, some of whom are current shareholders of ours. The notes were originally due in May 2005 and bear interest at the rate of 15% per annum, payable quarterly. The notes were subject to mandatory prepayment prior to such maturity date out of 50% of the net proceeds, if any, in excess of $2.5 million that we may have derived from any one or more equity financings. The notes were secured by a priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, which was senior to an aggregate of $1,405,000 of the notes we issued between March 2003 and April 2004. The holders of $285,000 of these notes converted into shares of our common stock at $35 per share, leaving a balance of $1,250,000 of these 15% notes then outstanding.

      In connection with the issuance of the 15% notes in May 2004, we also issued to the lenders five year warrants entitling them to purchase 43,857 shares of our common stock at an exercise price of $35 per share, subject to anti-dilution provisions.


      As part of the sale of the 15% notes, we paid a $114,200 finders fee to Great Court Capital, LLC and issued warrants to purchase 5,000 of our shares at an exercise price of $15 per share to an unaffiliated third party in consideration for introducing us to Great Court Capital, LLC ("Great Court").


      We renegotiated the terms of the remaining $1,250,000 of 15% notes and accrued interest that were due in May 2005. In January 2005, we amended and restated the 15% notes to (a) eliminate the requirements to prepay the 15% notes out of proceeds of our public offering, and (b) extend the maturity date of all 15% notes to November 2005. In consideration for such financial accommodations, we issued to the remaining note holders additional warrants to purchase an aggregate of 26,042 shares of common stock exercisable at an exercise price of $48 per share (subject to anti-dilution provisions), agreed to eliminate any right to repurchase or cancel the original warrants to purchase an aggregate of 35,714 shares of common stock exercisable at $35 per share, issued to such investors in May 2004, and granted certain "cashless" exercise rights for the warrants. We also had the option to give the note holders the right to convert to shares of our common stock at $35 per share, and the note holders have 60 days to decide whether or not to convert. We also agreed to file a registration statement no later than February 11, 2005 to register shares underlying the new warrants, the original warrants, and the potential conversion of the revised notes (a total of 97,500 shares of common stock). This registration statement was declared effective by the Securities and Exchange Commission on March 8, 2005. It included the shares underlying the original and new warrants. As of June 30, 2005, we had not registered the shares underlying the potential conversion of these notes. We accrued the applicable penalty as of September 30, 2005 and are including the shares underlying potential conversion in this registration statement.

      In May 2004, we entered into a financial advisory agreement with Strategic Development Partners, LLC, an affiliate of Great Court. Under the terms of the advisory agreement, Strategic Development Partners agreed to assist us in connection with our marketing efforts and in introducing us to investment bankers and/or broker/dealers who may assist us in the sale of our securities in the United States and Europe. We agreed to issue to Strategic Development Partners, for $1,143, a total of 11,429 shares of our common stock and paid Strategic Development Partners $75,000. We had the right to cancel the agreement at any time after July 28, 2004 on 30 days notice.

      In conjunction with the renegotiation of the terms of the 15% notes, we renegotiated the Strategic Development Partners agreement under which we issued and sold to SD Partners for $1,125 a total of 11,250 shares of common stock and also issued five-year warrants to purchase up to 11,250 shares of common stock at $48 per share, subject to anti-dilution provisions. In addition, we agreed to register all of these shares by February 11, 2005 in the registration statement to be filed under the Great Court Agreement, which registration statement was declared effective on March 8, 2005. The shares underlying the original and new warrants were registered. The shares underlying the potential conversion of these notes have not been registered and we have accrued the applicable penalty. Finally, we agreed to pay SD Partners a fee of $125,000.

      In August 2004, we issued $430,000 of notes with interest at 12% to four individuals, with a sixty (60) day maturity date. The holders of $80,000 of these notes agreed to convert principal and accrued interest into common stock at $35 per share. The holder of $250,000 of these notes agreed to convert $125,000 of principal plus accrued interest into common stock at $35 per share and to extend $125,000 of these notes plus accrued interest to December 31, 2005. The remaining $100,000 note became a demand note, $50,000 of which was repaid in the quarter ending March 31, 2005.

      The Company filed an SB-2 Registration Statement with an effective date of September 8, 2004. On September 27, 2004, Gravitas, as a placement agent, completed $2,986,000 of financing at $35 per share. On December 7, 2004, Gravitas completed $990,225 of financing and $1,069,200 of financing both at $45 per share. The public offering was closed on December 7, 2004.

      On December 10, 2004, we closed a private sale of 2,222 shares of common stock at $45 per share.

      During the six months ended March 31, 2005, we closed on a sale of $1.6 million, three year, 5% convertible notes that were convertible to common stock at $40 per share, completed the private sale of $595,000 of common stock at $40 per share and the private sale of $19,485 of common stock at $45 per share, which were used to meet ongoing working capital requirements in 2005.

      In May 2005, we completed the private sale of 1,000 common shares at $40 per share.

      In February 2005, we raised $2,100,000 in a sale of our 5% convertible notes in the aggregate principal face amounts of $1,600,000 and raised $500,000 through the sale of 12,500 shares of our common stock at $40 per such share through Laconia Capital Corporation, a registered broker-dealer. The convertible notes were convertible at $40 per common share.

      In July 2005, we issued $1,310,000 of convertible notes to 12 individuals, some of whom were then shareholders of ours. The convertible notes were convertible at $12.50 per common share. In connection with the issuance of these notes, we also issued to the lenders two year warrants entitling them to purchase 104,800 shares of our common stock at an exercise price of $12.50 per share. The notes were originally due on September 18, 2005, and bore interest at the rate of 12% per annum, payable at maturity. In consideration for extending the maturities of these notes, we offered each note holder additional interest of 1%. The holders of $810,000 of these notes accepted the offer and agreed to convert their notes upon the next equity round. As of September 30, 2005, we were in default on $500,000 of these notes and accordingly the interest rate is now at 15% per annum. We repaid $200,000 plus interest in October 2005, leaving a principal balance of $300,000. In December 2005, we issued this note holder additional warrants to purchase 24,000 shares of common stock at $12.50 per share.

      In December 2005, we raised $146,000 through the issuance of 12% Convertible Notes to 5 individuals who were shareholders of ours. These notes were convertible at $12.50 per common share, and would mature on March 31, 2006. The notes were accompanied by warrants to purchase 5,840 shares at $12.50 per share. The warrants would have expired in December 2007.


      In January 2006, we issued and sold to certain investors (the "Series A Investors") an aggregate of (a) 1,093 shares of our Series A Convertible Preferred Stock, $0.001 par value ("Series A preferred stock"), and (b) warrants ("Series A Warrants") to purchase up to 683,125 shares of our common stock, $0.001 par value ("Common Stock"), for an aggregate purchase price of $5,465,000 (the "Series A Offering").

      The Series A Warrants were exercisable at a price of $4.00 per share, subject to normal and customary anti-dilution adjustments, or if we sell additional securities at a purchase price lower than such exercise price. The Series A Warrants expire, subject to certain limited exceptions, on January 20, 2011. The Series A Warrants may be exercised for cash or, if following the first anniversary of the date of their purchase the shares underlying the Series A Warrants may not then be freely sold to the public for any reason, pursuant to a cashless exercise feature. We have the right to call the Series A Warrants if the closing price of our common stock equals or exceeds $12.00 for each of 20 consecutive trading days and certain other conditions are met. At any given time, we may not call more than the lesser of (i) 20% of the aggregate amount of Series A Warrants initially issued or (ii) the number of remaining Series A Warrants held by the holders thereof.

      The Series A preferred stock will be entitled to such dividends as may be determined by our board of directors from time to time, provided that we may not pay cash dividends on the common stock without paying a dividend on the Series A preferred stock on an as-converted basis. Upon any liquidation, dissolution or winding up of our company, the Series A Investors will be entitled to a liquidation preference equal to the purchase price of the Series A preferred stock plus any accrued and unpaid dividends. The Series A preferred stock was convertible at any time at the holders' option at a conversion price of $2.00 per share, subject to adjustment in certain circumstances. Each share of Series A preferred stock was convertible into 2,500 shares of common stock. In addition to any other voting rights provided by law, the Series A preferred stock has the right to vote together with the holders of common stock as a single class on any matter on which the common stock is entitled to vote. Each share of Series A preferred stock is entitled to one vote for each share of common stock into which it is then convertible. As of the date hereof, 30 shares of our Series A preferred stock have been converted into 85,769 shares of our common stock.

      We filed with the Securities and Exchange Commission a registration statement covering the resale of the common stock issuable upon conversion of the Series A preferred stock and upon exercise of the Series A Warrants purchased in the Series A Offering, which became effective as of May 9, 2006. If we do not keep the registration statement effective until the date on which all of such shares covered by such registration statement may be sold pursuant to Rule 144(k), then we will have to pay to each Series A Investor liquidated damages equal to 1.5% percent of the aggregate subscription amount paid by the Series A Investors for each month that such event has not occurred.

      As a condition to the Series A Investors agreeing to the terms of the Series A Offering, we were required to restructure our outstanding debt and warrants as follows: (i) all of our outstanding debt (the "Outstanding Debt") as of January 13, 2006 had to be paid in full to the debtholders of record (the "Debtholders") as of January 13, 2006 by (A) converting 50% of the principal amount of the Outstanding Debt into approximately 1,232,750 shares of our common stock at the conversion rate of $2.00 per share; and (B) converting the remaining 50% of the principal amount of the Outstanding Debt into approximately 197,240 shares of our common stock at the conversion rate of $12.50 per share; and (C) issuing warrants (the "Debtholder Warrants") to purchase an aggregate of 308,188 shares of common stock at the exercise price of $4.00 per share for a period of five years; and (ii) all of the holders (the "Warrantholders") of our outstanding warrants (the "Original Warrants") as of January 13, 2006 received amended and restated warrants (the "Restated Warrants") whereby the Warrantholders have the right to purchase approximately 172,173 or 50% of the number of shares of our common stock each Warrantholder could have purchased under the Original Warrants at the exercise price of $4.00 per share for a period of five years ((i) and (ii) above collectively referred to herein as the "Restructuring"). As a result of the Restructuring, we have agreed to issue an aggregate of 1,429,990 shares of our common stock in satisfaction of our Outstanding Debt and agreed to issue warrants to purchase an aggregate of 480,361 shares of our common stock in satisfaction of Outstanding Debt and restating of the Original Warrants. As of January 13, 2006, we obtained the consent of all of the Debtholders and Warrantholders as to the terms of the Restructuring.


      In addition to the foregoing, as consideration for certain defaults related to our registration obligations, we issued an aggregate of 33,000 shares of common stock (or common stock equivalents) to the holders of the obligations.


      At the time of the Series A Offering, we did not have a sufficient number of authorized shares of common stock available to issue the shares of common stock that we were required to issue pursuant to the terms of the Restructuring or the Series A Offering. Effective April 7, 2006, we amended our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue to 375,000,000 (the "Amendment") and to effectuate a one-for-100 reverse split of the our common stock (the "Reverse Split"). As a result of the Amendment and Reverse Split, we had sufficient authorized shares of common stock available to issue, and reserve for issuance, all of the shares of common stock required to be issued, or reserved for issuance, pursuant to the Series A Offering and the Restructuring. As of the date hereof, all of such shares have been issued; provided, however, that 384,369 of such shares, which are being held in escrow subject to certain ownership limitations.

        As of July 19, 2006, in order to resolve a dispute, we entered into an Agreement and General Release and Waiver with Merriman, Curhan, Ford & Co. ("Merriman"). In partial consideration for a general release provided to us by Merriman, we issued Merriman warrants to purchase 175,000 shares of our common stock, at an exercise price of $4.00 per share.

        As of November 1, 2006, in consideration for certain investor relations and public relations services provided to us during fiscal 2006, pursuant to a Consulting Agreement and related Payment Agreement, we issued to Summit Trading Limited ("Summit") seventy-five thousand (75,000) shares of our common stock, which were valued at an aggregate of $150,000. In addition, as of such date, we granted Summit stock options to purchase an additional 100,000 shares of our common stock (the "Summit Options"), at an exercise price of $2.00 per share, pursuant to our 2003 Stock Option Plan. The Summit Options vested automatically upon their grant, and shall expire on November 1, 2011, or as otherwise set forth in the 2003 Stock Option Plan.

        On November 9, 2006, we entered into a Purchase Agreement (the "Initial Series B Purchase Agreement") with certain accredited investors (collectively, the "Series B Investors"). Pursuant to the Initial Series B Purchase Agreement, as of November 15, 2006 (the "Closing Date"), we sold to the Series B Investors an aggregate of (a) 2,308,077 shares of our Series B convertible preferred stock, $0.001 par value per share (the "Series B Preferred Stock") and (b) warrants ("Series B Warrants") to purchase up to 346,212 shares of our common stock, for an aggregate purchase price of $3,000,500 (the "Series b Purchase Price") (the "Initial Series B Offering").

        Pursuant to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, which we filed with the Delaware Secretary of State on October 31, 2006 (the "Series B Certificate of Designation") the stated value of the Series B Preferred Stock is $1.30 per share (the "Stated Value"). Upon our liquidation, dissolution or winding up, the Series B Preferred Stock ranks senior to our common stock, and each holder of Series B Preferred Stock shall be entitled to be paid an amount per share equal to the Stated Value, plus any accrued and unpaid dividends (the "Liquidation Preference"). In addition to any voting rights provided by law, the holders of our Series B Preferred Stock have the right to vote together with the holders of our common stock, and Series A Preferred Stock as a single class on any matter on which the common stock is entitled to vote. Each holder of Series B Preferred Stock shall be entitled to one vote for each share of common stock that would be issuable to such holder upon conversion of all shares of Series B Preferred Stock held by such holder. The Series B Preferred Stock is convertible at any time at the holders' option into that number of shares of common stock (the "Series B Conversion Shares") obtained by multiplying the number of shares of Series B Preferred Stock to be converted by the Liquidation Preference per share and dividing the result by $1.30, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events, or if we otherwise issue securities on preferential terms. In addition, without the prior consent of the holders of at least a majority of the outstanding Series B Preferred Stock, we may not (a) issue securities on preferential terms, (b) enter into certain corporate transactions, (c) incur indebtedness in excess of $500,000, (d) amend, alter or repeal our Amended and Restated Certificate of Incorporation or Amended By-laws, (e) pay any dividend, or (f) agree to do any of the foregoing. The Series B Preferred Stock is currently convertible into an aggregate of 2,308,077 shares of our common stock.

        The Series B Warrants may be exercised at any time on or prior to November 15, 2011, at a price of $2.60 per share, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events, or if we issue securities on preferential terms. From and after the first anniversary of the Closing Date, and so long as we are required under the Registration Rights Agreement to have effected the registration of the shares of common stock underlying the Series B Warrants (the "Series B Warrant Shares"), if the Series B Warrant Shares may not be freely sold to the public, then the warrantholder may effect a "cashless exercise" of the Series B Warrants. We have the right to call the Series B Warrants at a price equal to $0.01 per share if, after the effective date of the Series B Registration Statement (defined below), the closing price of our common stock for each of 20 consecutive trading days exceeds $5.20 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the common stock); provided, however, that at any given time, we may not call more than the lesser of (a) 20% of the aggregate amount of Series B Warrants initially issued, or (b) the number of remaining Series B Warrants held by the holders thereof.

        We entered into a Registration Rights Agreement with the Series B Investors, pursuant to which we agreed to prepare and file with the Securities and Exchange Commission ("SEC") a registration statement (the "Series B Registration Statement") covering the resale of the Series B Conversion Shares and Series B Warrant Shares (the "Series B Registrable Securities") no later than sixty (60) days after the Closing Date. Further, we agreed that, if the Series B Registration Statement (a) is not filed on or before sixty (60) days after the Closing Date, (b) is not declared effective by the SEC on or before 120 days after the Closing Date, or (c) is not kept continually effective for such period as to allow for all Series B Registrable Securities covered by such Series B Registration Statement to be sold (subject to certain exceptions), then we must pay to each Series B Investor liquidated damages equal to 1.5% percent of the aggregate subscription amount paid by such Series B Investor for each 30-day period that such event has not occurred. Notwithstanding the foregoing, in no event shall we be liable for liquidated damages (i) in the aggregate in excess of 1.5% of the aggregate amount invested by any Series B Investor for each 30-day period, or (ii) in excess of an aggregate of 24% of the aggregate Series B Purchase Price.

        In consideration for the introduction of certain of the Series B Investors to us by Axiom Capital Management ("Axiom"), a placement agent, as of November 15, 2006, Axiom received, among other things, five-year warrants to purchase 106,177 shares of our common stock, at an exercise price of $2.60 per share (the "Axiom Warrants"). We granted Axiom the right to "piggyback" the shares of our common stock issuable upon exercise of the Axiom Warrants on each Registration Statement we file on behalf of the Series B Investors, so long as the registration form to be used is suitable for the registration of such shares.

        As a result of the Initial Series B Offering, as of November 15, 2006, we (a) reduced the conversion rate of our 1,071 issued and outstanding shares of Series A Preferred Stock, from $2.60 per share to $1.30 per share, and (b) reduced the exercise price of (i) 991,315 of our outstanding warrants from $4.00 per share to $1.30 per share, and (ii) 172,171 of our outstanding warrants from $4.00 per share to $3.29 (the "Adjusted Warrants"). We are required to register 3,537,771 additional shares of our common stock as a result of these adjustments, pursuant to agreements we have with the holders of our Series A Preferred Stock and the Adjusted Warrants.

        On January 16, 2007, we entered into a Purchase Agreement (the "Subsequent Series B Purchase Agreement") with Dolphin Offshore Partners, L.P. (the "Additional Series B Investor"). Pursuant to the Subsequent Series B Purchase Agreement, as of January 23, 2007, we sold to the Additional Series B Investor a total of (i) 461,538 shares of our Series B Preferred Stock and (ii) Series B Warrants to purchase up to 69,231 shares of our common stock, for an aggregate purchase price of $599,999.40 (the "Subsequent Series B Offering").

        It is our intention, and the intention of the Additional Series B Investor, that the Additional Series B Investor's rights and obligations shall be pari passu with the additional Series B Investors. In addition, we granted the Additional Series B Investor the right to "piggyback" the shares of common stock underlying the shares of Series B Preferred Stock and Series B Warrants it purchased on each Registration Statement we file on behalf of any of the purchasers in the Initial Series B Offering, so long as the registration form to be used is suitable for the registration of such securities.

        In consideration for the introduction of the Additional Series B Investor to us by Jesup & Lamont, an investment banking firm, as of January 23, 2007, Jesup & Lamont received, among other things, five-year warrants to purchase 27,692 shares of our Common Stock, at an exercise price of $2.60 per share (the "Jesup Warrants"). We granted Jesup & Lamont the right to "piggyback" the shares of our common stock issuable upon exercise of the Jesup Warrants on each Registration Statement we file on behalf of the Additional Series B Investor, so long as the registration form to be used is suitable for the registration of such shares.

        On January 31,2007, in consideration for accrued professional fees and investment advice valued at approximately $27,500, we issued 25,000 shares of our common stock to our former corporate counsel. In addition, as of such date, we granted him warrants to purchase an additional 10,000 shares of our common stock, at an exercise price of $2.30 per share, subject to certain anti-dilution provisions. The warrants were exercisable immediately upon their grant, and shall expire on January 31 2012. At the date of there issuance the fair value of the warrants was $2,800, calculated using the Black-Scholes option pricing model.

        On February 13,2007, in order to resolve a dispute, we entered into a Settlement Agreement and Release with an investor of ours. In consideration for a general release he provided to us, we issued him 14,528 shares of our common stock and agreed to issue an additional 9,528 shares of common stock. The aggregate value of the shares was approximately $26,000 and was recorded as an expense.

        As of April 2, 2007, we issued 25,000 shares of our common stock to a consultant, in consideration for certain consulting services he provided to us valued at approximately $22,500.

        As of April 19,2007, in consideration for certain investor relations and public relations services provided to us pursuant to a Consulting Agreement and related Payment Agreement, we issued to Summit Trading Limited ("Summit") 75,000 shares of our common stock, which were valued at an aggregate of $81,000. In addition, as of such date, we granted Summit warrants to purchase an additional 100,000 shares of our common stock (the "Summit Warrants"), at an exercise price of $1.30 per share. The Summit Warrants were exercisable immediately upon their grant, and shall expire on April 19, 2012. At the date of there issuance the fair value of the Summit Warrants was $47,034, calculated using the Black-Scholes option pricing model.

ITEM 27.  EXHIBITS

      The following exhibits are filed as part of this registration statement.


EXHIBIT NO.     DESCRIPTION
-----------     -----------

3.1 Amended and Restated Certificate of Incorporation of Chantal Skin Care Corporation -- incorporated by reference to Exhibit
                2.1 to Form 10-SB filed on February 12, 2004.

3.2 Certificate of Amendment to Certificate of Incorporation of Utix Group, Inc., dated January 21, 2005 -- incorporated by reference to Exhibit 3.1.2 to Registration 333-1222774 filed on February 11, 2005.

3.3 Certificate of Correction, dated March 9, 2006 -- incorporated by reference to Exhibit 3.4 to Registration 333-132165 filed on May 4, 2006.

3.4 Certificate of Amendment to Certificate of Incorporation of Utix Group, Inc., dated April 7, 2006 -- incorporated by reference to
                Exhibit 3.4 to Registration 333-132165 filed on May 4, 2006.

3.5 Amended and Restated Bylaws of Utix Group, Inc. -- incorporated by reference to Exhibit 2.2 to Form 10-SB filed on February 12, 2004.

4.1 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock--incorporated by reference to
                Exhibit 4.1 to Form 8-K filed on January 26, 2006.

4.2             Form of Series A Warrant -- incorporated by reference to Exhibit
                10.2 to Form 8-K filed on January 26, 2006.

4.3 Consent dated April 7, 2006, between Utix Group, Inc. and certain Investors waiving option rights under section 2(b) of Purchase Agreement dated January 13, 2006 -- incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 12, 2006.

4.4 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock--incorporated by referenced to
                Exhibit 4.1 to Form 8-K filed on November 7, 2006.

4.5             Form of Series B Warrant -- incorporated by reference to Exhibit
                10.1 to Form 8-K filed on November 7, 2006.

4.6             2003 Stock Option Plan -- incorporated by reference to Exhibit
                6.5 to Form 10-SB filed on February 12, 2004.

5.1 Opinion re legality of shares issued -- to be filed by amendment.

9.1 Voting Agreement, dated as of November 13, 2003, by and between the Rubin Family Irrevocable Stock Trust and Utix Group, Inc. -- incorporated by reference to Exhibit 3.4 to Form 10-SB filed on February 12, 2004.

9.2 Voting Agreement, dated as of November 13, 2003, by and between certain stockholders of Utix Group, Inc. and Utix Group, Inc. -- incorporated by reference to Exhibit 3.5 to Form 10-SB filed on February 12, 2004.

EXHIBIT NO.     DESCRIPTION
-----------     -----------

10.1 Convertible Loan Agreement, dated October 2003, by and among Utix Group, Inc., as Borrower, Corporate Sports Incentives, Inc., as Guarantor, and the lenders who are signatories thereto, for an aggregate amount of $225,000 -- incorporated by reference to Exhibit 3.1 to Form 10-SB filed on February 12, 2004. 10.2 Loan Agreement, dated October 2003, by and among Utix Group, Inc., as Borrower, Corporate Sports Incentives, Inc., as Guarantor, and the lenders who are signatories thereto, for an aggregate amount of $600,000 (collectively with Exhibit 3.1, the "November 2003" loan) -- incorporated by reference to Exhibit
                3.3 to Form 10-SB filed on February 12, 2004.

10.2 Lock-Up Agreement, dated as of November 13, 2003, by and among Utix Group, Inc. and each of the stockholders listed on Schedule A thereto -- incorporated by reference to Exhibit 3.3 to Form 10-SB filed on February 12, 2004.

10.3 Form of Warrant issued in connection with loan agreements -- incorporated by reference to Exhibit 3.6 to Form 10-SB filed on February 12, 2004.

10.4 Form of Loan Agreement, dated July 2003, and the replacement notes issued by Utix Group, Inc. pursuant to the Share Exchange Agreement (see Exhibit 10.14) -- incorporated by reference to
                Exhibit 3.7 to Form 10-SB filed on February 12, 2004.

10.5 Loan Agreement, dated February 12, 2004, by and among Utix Group, Inc., as Borrower, Corporate Sports Incentives, Inc., as Guarantor, and the lenders who are signatories thereto, for an aggregate amount of $350,000 -- incorporated by reference to
                Exhibit 3.8 to Form 10-SB/A filed on April 12, 2004.

10.6 Loan Agreement, dated April 2004, by and among Utix Group, Inc., as Borrower, Corporate Sports Incentives, Inc., as grantor of a security interest, and the lenders who are signatories thereto, for an aggregate amount of $300,000 -- incorporated by reference to Exhibit 3.9 to Form 10-SB/A filed on April 12, 2004.

10.7 Securities Purchase Agreement, dated 21, May 2004, by and among Utix Group, Inc., Great Court Capital LLC and the purchasers who are signatories thereto -- incorporated by reference to Exhibit
                3.10 to Form 10-SB/A filed on June 17, 2004.

10.8 Development Agreement, dated April 4, 2003, by and between eFunds Prepaid Solutions/WildCard Systems, Inc. and Corporate Sports Incentives, Inc. -- incorporated by reference to Exhibit
                6.1 to Form 10-SB filed on February 12, 2004.

10.9 Ticket Issuer Agreement, dated as of January 21, 2004, by and between Discover Financial Services, Inc. and Utix Group, Inc. -- incorporated by reference to Exhibit 6.3 to Form 10-SB filed on February 12, 2004.

10.10 Employment Agreement of Anthony G. Roth -- incorporated by reference to Exhibit 6.4 to Form 10-SB filed on February 12, 2004.

EXHIBIT NO.     DESCRIPTION
-----------     -----------

10.11 Share Exchange Agreement, dated as of October 31, 2003, by and among Utix Group, Inc. (fka Chantal Skin Care Corporation), Corporate Sports Incentives, Inc., Joel Pensley, an individual, and the stockholders of Corporate Sports Incentives, Inc. -- incorporated by reference to Exhibit 12 to Form 10-SB filed on February 12, 2004.

10.12 Lease for offices at New England Executive Park -- incorporated by reference to Exhibit 10.7 to Form 10-QSB filed on May 16, 2005.

10.13 Form of Restructuring Agreement, dated January 13, 2006, between Utix Group, Inc. and certain Investors -- incorporated by reference to Exhibit 10.4 to Form 8-K filed on January 26, 2006.

10.14 Form of Series A Preferred Stock Purchase Agreement, dated January 13, 2006, between Utix Group, Inc. and certain Investors -- incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 26, 2006.

10.15 Form of Series A Registration Rights Agreement, dated January 13, 2006, between Utix Group, Inc. and certain Investors -- incorporated by reference to Exhibit 10.3 to Form 8-K filed on January 26, 2006.

10.16 Employment Agreement of Mark L. Pover -- incorporated by reference to Exhibit 10.1 to Form 8-K filed on February 1, 2006.

10.17 Letter of Intent, dated July 17, 2006, by and between Utix Group, Inc. and PGA TOUR, Inc. -- incorporated by reference to
                Exhibit 10.1 to Form 8-K filed July 21, 2006 (confidential treatment has been requested with respect to this exhibit).

10.19 Form of Series B Preferred Stock Purchase Agreement, dated November 9, 2006, between Utix Group, Inc. and certain Investors -- incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 21, 2006.

10.20 Form of Series B Registration Rights Agreement, dated November 9, 2006, between Utix Group, Inc. and certain Investors -- incorporated by reference to Exhibit 10.2 to Form 8-K filed on November 21, 2006.

10.21 Employment Agreement of Steven Apesos -- incorporated by reference to Exhibit 10.6 to Form 10-KSB filed on May 21, 2007.

21.1            Subsidiaries of the Registrant -- incorporated by reference to
                Exhibit 21.1 to Registration No. 333-112745 filed on February 12, 2004.

23.1            Consent of Vitale, Caturano & Company, Ltd. -- filed herewith.

23.2 Consent of Hodgson Russ LLP -- contained in their Opinion filed as Exhibit 5.1.


ITEM 28.  UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaw, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

      (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

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


            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For the purpose of determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

      (3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

      (5) For determining any liability under the Securities Act, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


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

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended Registration Statement to be signed on its behalf by the undersigned, in the City of Burlington, State of Massachusetts, on May 31, 2007.


                                     UTIX GROUP, INC.


                                     By: /s/ Anthony G. Roth
                                         ---------------------------------------
                                         Anthony G. Roth
                                         President, Chief Executive Officer
                                         and Authorized Representative

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Name                         Title                               Date
----                         -----                               ----

/s/ Anthony G. Roth          President, Chief Executive       May 31, 2007
--------------------------   Officer and Director
Anthony G. Roth              (Principal Executive Officer)

             *               Chief Financial Officer          May 31, 2007
--------------------------   and Secretary (Principal
Mark L. Pover                Financial and Accounting
                             Officer)

             *               Co-Chairman of the Board         May 31, 2007
--------------------------   of Directors
Jonathan Adams

             *               Co-Chairman of the Board         May 31, 2007
--------------------------   of Directors
Charles A. Lieppe

             *               Director                         May 31, 2007
--------------------------
Robert Powers

             *               Director                         May 31, 2007
--------------------------
Robert J. Corliss



    *By: /s/ Anthony G. Roth
         -------------------
         Anthony G. Roth
         Attorney-in-fact


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